Exhibit 10.22

Execution Copy

AGREEMENT AND PLAN OF MERGER

DATED AS OF AUGUST 26, 2008

AMONG

TOUCHTUNES HOLDING CORPORATION,

NBM MERGER SUB, INC.

a Texas corporation and a wholly-owned subsidiary of TouchTunes Music Corporation

NATIONAL BROADCAST MEDIA CORP.,

a Texas corporation

AND

JAMES C. WEAVER, AS COMPANY SHAREHOLDERS’ REPRESENTATIVE

i

EXHIBITS:

EXHIBIT A	FORM OF ESCROW AGREEMENT
EXHIBIT B	FORM OF AMENDED INVESTORS’ RIGHTS AGREEMENT
EXHIBIT C	FORM OF AMENDED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
EXHIBIT D	FORM OF AMENDED VOTING AGREEMENT
EXHIBIT E	FORM OF EMPLOYMENT AGREEMENT FOR ROBERT WEINSCHENK
EXHIBIT F	CLOSING CONSIDERATION CERTIFICATE
EXHIBIT G	PARENT AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
EXHIBIT H	FORMS OF RELEASE
EXHIBIT I	FORM OF OPINION OF PHILLIPS & REITER LAW FIRM, PLLC
EXHIBIT J	FORM OF SHAREHOLDER WRITTEN CONSENT

SCHEDULES:

COMPANY DISCLOSURE SCHEDULES

PARENT DISCLOSURE SCHEDULES

INDEX OF DEFINED TERMS

368(a) Reorganization	36
Accounting Firm	9
Adjustment Amount	7
Affiliate	49
Agreement	1
Amended Investors’ Rights Agreement	2
Amended Right of First Refusal and Co-Sale Agreement	2
Amended Voting Agreement	2
Ancillary Agreements	3
Annual Financial Statements	16
Appraisal Shares	10
Appraisal Statute	10
Assets	16
Barfly Screen	49
Benefit Agreement	50
Budget and Operating Plan	34
Business Day	50
Capital Stock	50
Certificate	5
Closing	2
Closing Balance Sheet	6
Closing Consideration Certificate	3
Closing Date	2
Closing Date Net Working Capital	6
Closing Date Statement	6
COBRA	50
Code	50
Company	1
Company Common Shares	2
Company Disclosure Schedules	50
Company Intellectual Property	20
Company Material Adverse Effect	50
Company Preferred Shareholder	2
Company Preferred Shares	2
Company Products	19
Company Shareholder Approval	50
Company Shareholders	1
Company Shareholders’ Representative	57
Company Stock Plans	12
Company Transaction Expenses	50
Consideration Reduction	7
Constitutive Documents	50
Contract	51
Conversion Ratio	5
Copyrights	53
Credit Facility	58
Disclosure Statement	37
Disputed Items	7
Earn-Out	7
Earn-Out Amount	7
Earn-Out Notice of Objection	8
Earn-Out Period	51
Earn-Out Restricted Stock Award	12
Earn-Out Statement	8
Effective Time	3
Employee	51
Employee Benefit Plan	51
Employment Agreement	3
Environmental Law	51
Environmental Liability	51
Environmental Permits	52
ERISA	52
Escrow Agent	52
Escrow Agreement	2
Escrow Amount	52
Estimated Closing Date Net Working Capital	5
Extraordinary Transaction	9
Extraordinary Transaction Notice	9
Final Estimated Closing Date Net Working Capital	6
Financial Statements	16
GAAP	16
Governmental Entity	52
Hazardous Materials	52
Indebtedness	52
Indemnified Party	53
Indemnifying Party	53
Intellectual Property	53
Interim Financial Statements	16
Investors’ Rights Agreement	2
IP Proceeding	53
JAMS Rules	60
Knowledge	54
Law	54
Leased Property	16
Legal Restraints	40

Letter of Transmittal	10
Liability	54
Losses	54
Major Company Common Shareholder	2
Marks	53
Material Contract	21
Merger	1
Merger Sub	1
Monthly Financial Statements	38
Net Advertising Revenue	54
Net Working Capital	54
Nondisclosure Agreement	36
Notice of Objection	6
Open Source Materials	55
Option	55
Option Consideration	12
Option Holder	55
Order	55
Ordinary Course of Business	55
Outside Date	47
Parent	1, 5
Parent Common Stock	3
Parent Indemnified Party	43
Parent Material Adverse Effect	55
Parent Series D Preferred Stock	3
Parent Series E Preferred Stock	13
Parent Stock Value	55
Parties	1
Patents	53
Permit	23
Permitted Liens	55
Person	55
Pre-Closing Tax Period	55
Proceeding	56
Proprietary Information	56
Real Estate Asset	56
Release	38
Representative	56
Restricted Stock	56
Roll-Over Option Agreement	12
Roll-Over Options	12
Seller Indemnified Party	44
Seller Indemnity Threshold	43
Series E Closing	13
Series E Purchase Agreement	13
Series E Purchase Price	13
Series E Purchase Right	13
Share Consideration	4
Shrink-wrap Licenses	18
Software	56
Straddle Period	46
Subsidiary	56
Surviving Corporation	1
Tax	56
Tax Claim	46
Tax Return	57
TBOC	1
Texas Certificate of Merger	2
Texas Secretary of State	2
Third Party Claim	57
Transaction Agreements	57
Voting Company Debt	14
Written Consent	48

v

AGREEMENT AND PLAN OF MERGER dated as of August 26, 2008 (this “Agreement”), among TOUCHTUNES HOLDING CORPORATION, a company organized under the laws of the State of Delaware (“Parent”), NBM Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of TouchTunes Music Corporation (“Merger Sub”), NATIONAL BROADCAST MEDIA CORP., doing business as BARFLY INTERACTIVE NETWORKS, a Texas corporation (the “Company”), and JAMES C. WEAVER, as COMPANY SHAREHOLDERS’ REPRESENTATIVE.

INTRODUCTION

The Board of Directors of the Company, on the terms and subject to the conditions set forth in this Agreement, has (i) determined that the merger of Merger Sub with and into the Company (the “Merger”) is advisable and in the best interests of the Company and its shareholders (the “Company Shareholders”), (ii) approved and adopted in all respects this Agreement, the Merger and the transactions contemplated hereby and the other Transaction Agreements, and (iii) recommended approval and adoption by the Company Shareholders of this Agreement, the Merger and the transactions contemplated hereby and the other Transaction Agreements. As a result of the Merger, each issued and outstanding share of Capital Stock of the Company will be converted into the right to receive the consideration provided in this Agreement. Parent, Merger Sub, the Company and Company Shareholders’ Representative are sometimes referred to herein collectively as the “Parties.”

For U.S. federal income tax purposes, it is intended that (i) the Merger qualify as a reorganization under the provisions of Section 368 of the Code, and the rules and regulations promulgated thereunder and (ii) this Agreement shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-(2)(g).

The Boards of Directors of Parent and Merger Sub have approved this Agreement, the Merger and the transactions contemplated hereby and the other Transaction Agreements to which Parent or Merger Sub, as the case may be, is a party.

In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Organizations Code (the “TBOC”), at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). At the election of Parent, any direct or indirect wholly owned Subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the Parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

Section 1.2. Closing. The closing of the Merger (the “Closing”) shall be held at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York, at 10:00 a.m. on the date as soon as practicable, and in any event not later than two (2) Business Days, following satisfaction of all conditions and taking of all other actions (other than those that by their terms are to be satisfied or taken at the Closing, but subject to the satisfaction or taking thereof) set forth in Article 7 (or, to the extent permitted by Law, waived by the Parties entitled to the benefits thereof), or on such other date, and at such other time or place, as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”

Section 1.3. Actions at the Closing. At the Closing:

(a) the Parties shall cause articles of merger in customary form and executed in accordance with (i) the relevant provisions of the TBOC (the “Texas Articles of Merger”), and (ii) other appropriate documents to be filed in the office of the Secretary of State of the State of Texas (the “Texas Secretary of State”);

(b) Parent, Merger Sub and the Company shall make all other filings or recordings required under the TBOC and applicable Law to give effect to the Merger and the other transactions contemplated hereby;

(c) the Company shall deliver or cause to be delivered to Parent:

(i) the Escrow Agreement, substantially in the form of Exhibit A (the “Escrow Agreement”), duly executed by the Company and the Company Shareholders’ Representative;

(ii) the Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), between Parent and the parties listed therein, substantially in the form of Exhibit B (the “Amended Investors’ Rights Agreement”), duly executed by each holder (each a “Company Preferred Shareholder”) of shares of preferred stock, par value $0.001 per share, of the Company (the “Company Preferred Shares”) and holders (each a “Major Company Common Shareholder”) of more than 500,000 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Shares”), pursuant to which each of the Company Preferred Shareholders and Major Company Common Shareholders shall become a party to such agreement and a “Holder” (as defined in such agreement);

(iii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, between Parent and the parties listed therein, substantially in the form of Exhibit C (the “Amended Right of First Refusal and Co-Sale Agreement”), duly executed by each Company Preferred Shareholder and Major Company Common Shareholder, pursuant to which each of the Company Preferred Shareholders and Major Company Common Shareholders shall become a party to such agreement and a “Stockholder” (as defined in such agreement);

(iv) the Amended and Restated Voting Agreement, between Parent and the parties listed therein, substantially in the form of Exhibit D (the “Amended Voting Agreement”, and together with the Amended Investors’ Rights Agreement and the

Amended Right of First Refusal and Co-Sale Agreement, the “Ancillary Agreements”), duly executed by each Company Preferred Shareholder and Major Company Common Shareholder, pursuant to which each of the Company Preferred Shareholders and Major Company Common Shareholders shall become a party to such agreement and a “Stockholder” (as defined in such agreement);

(v) Employment agreement, substantially in the form of Exhibit E (the “Employment Agreement”), duly executed by Robert Weinschenk; and

(vi) a certificate (the “Closing Consideration Certificate”) of the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit F, setting forth, among other items, (A) the maximum Share Consideration to be paid to each Company Shareholder pursuant to Section 2.1(b) and the maximum Option Consideration to be paid to holders of Company Options pursuant to Section 2.9(a), (B) the Share Consideration and Option Consideration to be paid to each Company Shareholder and Option Holder, respectively, at the Closing, (C) the Share Consideration per Company Shareholder constituting the Escrow Amount and the maximum potential Earn-Out Amount, (D) the Option Consideration per Option Holder constituting the Escrow Amount and the Earn-Out Restricted Stock Award per Roll-Over Option holder under Section 2.9(c), and (E) the percentage of any negative Net Working Capital allocable to each Company Shareholder and Option Holder.

(d) Parent shall deliver or caused to be delivered to the Company (or the Company Shareholders’ Representative):

(i) each Ancillary Agreement, duly executed by Parent and, in the case of the Amended Investors’ Rights Agreement, by the holders of a majority of the Registrable Securities (as defined in the Investors’ Rights Agreement);

(ii) Employment Agreement with Robert Weinschenk, duly executed by Parent or one of its Subsidiaries.

(e) Parent shall issue in the name of the Escrow Agent, and place in escrow, certificates of common stock, par value $0.001 per share, of Parent (the “Parent Common Stock”) and certificates of Series D Preferred Stock, par value $0.001 per share, of Parent (the “Parent Series D Preferred Stock”), representing the aggregate Escrow Amount, in accordance with the Closing Consideration Certificate.

Section 1.4. Effective Time. The Merger shall become effective at such time (the “Effective Time”) as the Texas Articles of Merger are duly filed with the Texas Secretary of State or at such later time as Parent and the Company shall agree and specify in the Texas Articles of Merger.

Section 1.5. Effects of the Merger. The Merger shall have the effects set forth in Section 10.008 of the TBOC.

Section 1.6. Certificate of Formation and By-laws. The Certificate of Formation of the Surviving Corporation shall be amended and restated, as of the Effective Time, so as to read the same as the Certificate of Formation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company and any references therein to the incorporator and the initial directors shall be deleted, and, as so amended, such Amended and Restated Certificate of

Formation shall be the Certificate of Formation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. The By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended, except that the name of the corporation set forth therein shall be changed to the name of the Company.

Section 1.7. Directors and Officers of Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE 2

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;

EXCHANGE OF CERTIFICATES

Section 2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Capital Stock of the Company or any shares of Capital Stock of Merger Sub:

(a) Cancellation of Capital Stock of Merger Sub; Treasury Stock.

(i) Each share, if any, of Capital Stock of the Company that is held by the Company as treasury stock or owned by the Company shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(ii) Each issued and outstanding share of Capital Stock of Merger Sub shall be converted into and shall become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Conversion of the Company Shares. Subject to Sections 1.3(e), 2.2, 2.3 and 2.5, Company Shareholders shall be entitled to receive an aggregate of up to 7,596,168 shares of Parent Common Stock and an aggregate of up to 7,498,814 shares of Parent Series D Preferred Stock (collectively, the “Share Consideration”), pro rata among the holders of the respective applicable classes of Capital Stock of the Company in accordance with the provisions of clauses (b)(i) and (b)(ii) below. The Share Consideration which each such holder shall be entitled to receive shall be set forth opposite each such holder’s name on the Closing Consideration Certificate. To the extent that there is any discrepancy between any amount set forth on the Closing Consideration Certificate and any amount that might be determinable pursuant to the Conversion Ratio formulas set forth in this Section 2.1(b), the Closing Consideration Certificate shall control. The Share Consideration shall be subject to reduction based on negative Net Working Capital (including reductions for Company Transaction Expenses), if any, in accordance with Section 2.2 and the Escrow Amount in accordance with Section 8.1 and the Escrow Agreement.

(i) Each issued and outstanding Company Common Share held by a Company Shareholder shall be converted into and shall become, by virtue of the Merger and without any further action by the holder thereof, the right to receive the number of shares of Parent Common Stock determined by multiplying such Company Common Share by the Conversion Ratio. The “Conversion Ratio” shall be the number obtained by dividing (A) 162,044,407 by (B) the sum of (1) the shares of Company Common Stock outstanding immediately prior to the Effective Time, (2) the number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock outstanding immediately prior to the Effective Time, and (3) the number of shares of Company Common Stock issuable upon the exercise of Options, whether or not such Options are vested, outstanding immediately prior to the Effective Time (provided, that such number shall not include any such shares subject to Options that the Company terminates on or prior to the Effective Time under Section 2.9(a)(i)).

(ii) Each issued and outstanding Company Preferred Share held by a Company Shareholder shall be converted into and shall become, by virtue of the Merger and without any further action by the holder thereof, the right to receive the number of shares of Parent Series D Preferred Stock determined by multiplying such Company Preferred Share by the Conversion Ratio.

(iii) No fractional share shall be issued in the Merger, including as a result of an adjustment under Section 2.2(a). All fractional Parent Common Shares and shares of Parent Series D Preferred Stock to which a Company Shareholder would otherwise be entitled shall be cancelled and such Company Shareholder shall be entitled to receive cash in lieu thereof based upon the Parent Stock Value.

(iv) With respect to each Company Common Shareholder whose Company Common Shares are subject at the Effective Time to restrictions constituting a risk of forfeiture under Section 83 of the Code, the terms of such restrictions shall, as a condition to receipt of Parent Common Stock, be modified to provide for the same vesting restrictions on the Parent Common Stock received in the Merger as are set forth in such shareholder’s agreement with the Company.

(v) Prior to the Effective Time, Parent shall file an amended and restated certificate of incorporation (the “Parent Amended and Restated Certificate of Incorporation”), in substantially the form attached hereto as Exhibit G.

(c) Effect on Capital Stock. At the Effective Time, all shares of Capital Stock of the Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Share Consideration upon surrender of such Certificate in accordance with Section 2.1(b) or, in the case of Company Shareholders exercising their appraisal rights under the Appraisal Statute, the amount prescribed under Section 2.5 hereof.

Section 2.2. Estimated Adjustment Amount.

(a) The Share Consideration shall be reduced based on any negative Net Working Capital, which calculation shall include any unpaid liabilities related to Company Transaction Expenses. At least five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement setting forth its good faith estimate of the Net Working Capital as of the Closing Date (the “Estimated Closing Date Net Working Capital”). The Estimated Closing Date

Net Working Capital shall be determined in accordance with GAAP, using the same accounting principles, practices, methodologies and policies as were used in the preparation of the Company Financials (to the extent such accounting principles, practices, methodologies and policies are in conformity with GAAP), shall include liabilities related to Company Transaction Expenses, but shall not include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby. The Company shall provide Parent and its Representatives access to review and make copies of all working papers, schedules, books and records and personnel and shall provide to Parent information supporting such calculation of the Estimated Closing Date Net Working Capital in reasonable detail. If Parent disputes the Estimated Closing Date Net Working Capital amount (or any portion thereof) at any time prior to the Closing Date, then Parent and the Company will negotiate in good faith to resolve such dispute at or prior to the Closing Date. To the extent the Company and Parent cannot agree upon the Estimated Closing Date Net Working Capital prior to the Closing Date, then the Estimated Closing Date Net Working Capital shall be deemed to be equal to one-half of the sum of the Company’s and Parent’s calculation of the Estimated Closing Date Net Working Capital (the Estimated Closing Date New Working Capital as finally determined in accordance with this Section 2.2(a), the “Final Estimated Closing Date Net Working Capital”). The number of shares of Parent Common Stock and Parent Series D Preferred Stock issuable under Section 2.1(b) and the number of shares of Parent Common Stock subject to Roll-Over Options under Section 2.9(b) shall be reduced by a number of shares of Parent Common Stock or Parent Series D Preferred Stock, as the case may be, equal to the sum of, (A)(1)any amount by which the Final Estimated Closing Date Net Working Capital is negative plus (2) the amount of any Company Indebtedness at Closing, divided by (B) the Parent Stock Value, rounded down to the nearest whole share.

(b) Within 120 days following the Closing Date, Parent shall cause to be prepared and delivered to the Company Shareholders’ Representative (i) an unaudited consolidated balance sheet of the Company as at the Closing Date (the “Closing Balance Sheet”) and (ii) a statement prepared in accordance with this Section 2.2 (the “Closing Date Statement”) setting forth the calculation of Net Working Capital as derived from the Closing Balance Sheet (the “Closing Date Net Working Capital”). The Closing Balance Sheet shall be prepared, and the Closing Date Net Working Capital shall be determined in accordance with GAAP using the same accounting principles, practices, methodologies and policies as were used in the preparation of the Company Financials (to the extent such accounting principles, practices, methodologies and policies are in conformity with GAAP) and shall not include any changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby.

(c) Except for the consummation of the Closing and the other transactions contemplated hereby, Parent and the Company agree that on the Closing Date the business and operations of the Company shall be conducted in the ordinary course in a manner substantially consistent with past practice. Unless Company Shareholders’ Representative notifies Parent in writing within thirty (30) days after Parent’s delivery of the Closing Balance Sheet and the Closing Date Statement of any objection to the computation of the Closing Date Net Working Capital set forth therein (the “Notice of Objection”), the Closing Balance Sheet and the Closing Date Statement shall be final and binding for all purposes hereunder. During such 30-day period, the Company Shareholders’ Representative shall be permitted to have access to, to review and to make copies of all relevant working papers, schedules, memoranda and other documents prepared by Parent and its Representatives relating to the Closing Balance Sheet and the Closing Date Statement. Any Notice of Objection shall specify in reasonable detail the basis for the objections set forth therein. To be effective, any such Notice of Objection shall include a copy of the Closing Date Statement setting forth Parent’s determination of the Closing Date Net Working Capital marked to indicate those specific line items that are in dispute (the “Disputed Items”) and shall be accompanied by Company Shareholders’ Representative’s calculation of each of the Disputed Items and Company Shareholders’ Representative’s revised Closing Date Statement setting forth its determination of the Closing Date Net Working Capital. To the extent Company Shareholders’ Representative provides a Notice of Objection within such 30-day period, all items that are not Disputed Items shall be final and binding for all purposes hereunder. If the Company Shareholders’ Representative gives the Notice of Objection to Parent within such 30-day period, Parent and the Company Shareholders’ Representative will use commercially reasonable efforts to resolve any Disputed Items during the 30-day period commencing on the date Parent receives the Notice of Objection from the Company Shareholders’ Representative, in accordance with Section 2.4 below.

(d) “Adjustment Amount” (positive or negative) means (i) the Closing Date Net Working Capital as finally determined pursuant to Section 2.2(c) minus (ii) the Final Estimated Closing Date Net Working Capital.

(i) In the event that the Adjustment Amount as finally determined pursuant to Section 2.4 is negative, the Share Consideration shall be correspondingly reduced on a dollar-for-dollar basis, based on the Parent Stock Value (such reduction, if any, being the “Consideration Reduction”). The Escrow Amount shall be correspondingly reduced by the Consideration Reduction in accordance with the Escrow Agreement.

(ii) In the event that the Adjustment Amount as finally determined pursuant to Section 2.4 is positive, then (A) if both the Closing Date Net Working Capital and Final Estimated Closing Date Net Working Capital are negative, then the Share Consideration shall be correspondingly increased on a dollar-for-dollar basis, based on the Parent Stock Value and in accordance with the Closing Consideration Certificate, and (B) otherwise, there shall be no change to the Share Consideration.

Unless otherwise required by applicable Law, for purposes of all Taxes and Tax Returns the parties to this Agreement shall treat all payments made pursuant to this Section 2.2 as an adjustment to the aggregate Share Consideration for all purposes.

Section 2.3. Earn-Out.

(a) Subject to this Section 2.3, the Share Consideration to which the Company Shareholders are entitled under Section 2.1(b) and the consideration payable to holders of Options who receive Roll-Over Options (“Roll-Over Option Holders”) pursuant to Section 2.9(b) shall be increased (the “Earn-Out”) by up to 1,636,811 shares, in the aggregate (including the shares of Parent Common Stock subject to the Earn-Out Restricted Stock Awards to be issued under Section 2.9(c)), of Parent Common Stock and Parent Series D Preferred Stock, as applicable, representing one percent (1%) of the Fully Diluted Parent Stock immediately following the Effective Time (the “Earn-Out Amount”), if the Surviving Corporation achieves Net Advertising Revenue during the Earn-Out Period between $13,000,000 and $17,000,000. The increased consideration described in the preceding sentence shall be provided (i) to

Company Shareholders, if at all, in the form of Parent Common Stock or Parent Series D Preferred Stock delivered on the date described in 2.9(d), and (ii) to Roll-Over Option Holders in the form of restricted stock described in Section 2.9(c), which shall vest, if at all, at the time described in Section 2.9(c). No additional Earn-Out Amount will be payable (or, with respect to Roll-Over Option Holders, will vest) by Parent if Net Advertising Revenue exceeds $17,000,000. If the Surviving Corporation achieves Net Advertising Revenue of $17,000,000, then the entire Earn-Out Amount will be payable to the Company Shareholders (and vest, with respect to Roll-Over Option Holders) in accordance with this Section 2.3(a). If the Net Advertising Revenue is more than $13,000,000 but less than $17,000,000, then the Company Shareholders shall be entitled to (and, with respect to Roll-Over Option Holders, shall vest in) an aggregate number of shares of Parent Common Stock and Parent Series D Preferred Stock, as the case may be, equal to (A) the Earn-Out Amount multiplied by (B) the actual Net Advertising Revenue achieved in excess of $13,000,000, divided by (C) $4,000,000 (rounded up to the nearest whole number). The maximum potential allocations for each Company Shareholder and Roll-Over Option Holder of the Earn-Out Amount shall be set forth in the Closing Consideration Certificate.

(b) Within ninety (90) days of the end of the Earn-Out Period, Parent shall (i) prepare a statement (the “Earn-Out Statement”) setting forth the Net Advertising Revenue and (ii) deliver or cause to be delivered the Earn-Out Statement, together with a summary of the basis for the determination of the Net Advertising Revenue, to the Company Shareholders’ Representative.

(c) If the Company Shareholders’ Representative objects to the calculations set forth in the Earn-Out Statement, then within thirty (30) days after the delivery to the Company Shareholders’ Representative of the Earn-Out Statement, the Company Shareholders’ Representative shall deliver to the Company and Parent a written notice (the “Earn-Out Notice of Objection”) describing in reasonable detail the Company Shareholders’ Representative’s objections to the Earn-Out Statement and setting forth the calculation determined by the Company Shareholders’ Representative to be correct. Unless the Company Shareholders’ Representative delivers an Earn-Out Notice of Objection to Parent within thirty (30) days after Parent’s delivery of the Earn-Out Statement, the Earn-Out Statement shall be final and binding for all purposes hereunder. If the Company Shareholders’ Representative gives the Earn-Out Notice of Objection to the Company and Parent within such 30-day period, the Company and the Company Shareholders’ Representative will resolve such dispute in accordance with Section 2.4 below.

(d) Within ten (10) days of (i) the delivery by Parent of an Earn-Out Statement which provides that Net Advertising Revenue exceeds $13,000,000 and either (A) the Company Shareholders’ Representative’s written agreement to such statement or (B) the expiration of the period during which the Company Shareholders’ Representative may provide an Earn-Out Notice of Objection pursuant to Section 2.3(c) without his having providing such notice, or (ii) if the Company Shareholders’ Representative delivers an Earn-Out Notice of Objection, a resolution of any dispute regarding the calculation of Net Advertising Revenue in accordance with Section 2.4 below, and such resolution provides that Net Advertising Revenue exceeds $13,000,000, Parent shall deliver to the Company Shareholders’ Representative, for distribution to the Company Shareholders, stock certificates representing the shares of Parent Common Stock or Parent Series D Preferred Stock, as applicable, issuable to such Company Shareholders pursuant to this Section 2.3, allocated in accordance with the Closing Consideration Certificate.

In the event that, after the Effective Time but prior to the end of the Earn-Out Period, Parent proposes to engage in either (i) an underwritten public offering of Parent Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, or (ii) a Liquidation Event (as defined in the Parent Amended and Restated Certificate of Incorporation) (in each case, an “Extraordinary Transaction “), Parent may, at its sole option, notify the Company Shareholders’ Representative in writing of such Extraordinary Transaction and Parent’s intention to accelerate the payment of the Earn-Out Amount, if any, prior to such transaction (the “Extraordinary Transaction Notice”). The Extraordinary Transaction Notice shall set forth the expected Net Advertising Revenue, as determined by Parent. The Company Shareholders’ Representative shall have twenty (20) days after delivery of such notice to object to the Net Advertising Revenue set forth in such notice. If the Company Shareholders’ Representative disagrees with the amount of expected Net Advertising Revenue set forth in the Extraordinary Transaction Notice, Parent and the Company Shareholders’ Representative shall negotiate in good faith to agree upon the expected Net Advertising Revenue during the Earn-Out Period. If the parties are unable to agree on the expected Net Advertising Revenue within thirty (30) days after the date of Parent’s delivery of the Extraordinary Transaction Notice to the Company Shareholders’ Representative, Parent and the Company Shareholders’ Representative shall submit for arbitration the calculation of the expected Net Advertising Revenue to an Accounting Firm (as defined below), in accordance with Section 2.4(b).

Section 2.4. Dispute Resolution.

(a) During the 30-day period following the delivery of a Notice of Objection under Section 2.2(c) or an Earn-Out Notice of Objection under Section 2.3(c), the Company Shareholders’ Representative and Parent shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Objection or the Earn-Out Notice of Objection. At the end of such 30-day period, the Company Shareholders’ Representative and Parent shall submit for arbitration any and all matters that remain in dispute and which were properly included in the Notice of Objection or Earn-Out Notice of Objection, as applicable, to a nationally recognized independent accounting firm, selected and agreed to in writing by both parties (the “Accounting Firm”).

(b) The Company Shareholders’ Representative and Parent shall use their respective commercially reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within thirty (30) days following the submission thereof. An order may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 2.4(b) shall be borne by Parent, on the one hand, and the Company Shareholders and Option Holders (out of the Escrow Amount based on the Parent Stock Value as of the Closing Date), on the other hand in inverse proportion as each may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted.

Section 2.5. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Capital Stock of the Company issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares (the “Appraisal Shares”) pursuant to, and who complies in all respects with, Section 10.356 of the TBOC (the “Appraisal Statute”) and applicable Law shall not be converted into the right to receive the applicable Share Consideration as provided in Section 2.1, but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the Appraisal Statute. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Appraisal Statute. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Statute, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the Appraisal Statute, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under the Appraisal Statute shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become solely, the right to receive the Share Consideration as provided in Section 2.1. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Capital Stock of the Company, withdrawals of such demands and any other related instruments served pursuant to the TBOC and received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, nor shall the Company agree to or commit to making any such payment or settlement or admit to any liability with respect to such matters.

Section 2.6. Adjustments to Share Consideration. Notwithstanding any provision of this Article 2 to the contrary (but without in any way limiting the covenants in Section 5.1(b)), if between the date of this Agreement and the Effective Time the outstanding Company Common Shares, the shares of preferred stock, par value $0.001 per share, of the Company, or the Capital Stock of Parent shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the allocation of the Share Consideration, the Option Consideration, the Escrow Amount and the Earn-Out Amount, if any, shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

Section 2.7. Exchange Procedures.

(a) Prior to or as soon as practicable after the Closing, Parent shall provide to each holder of a Certificate (i) a letter of transmittal (a “Letter of Transmittal”) and (ii) instructions for effecting the surrender of such Certificate in exchange for the Share Consideration with respect to each of the shares of Capital Stock of the Company represented thereby. Following surrender of a Certificate to Parent together with such Letter of Transmittal duly executed and completed in accordance with the instructions thereto, a properly executed substitute Form W-9 or Form W-8BEN, if applicable, from such holder in form and substance acceptable to Parent, and such other documents as may reasonably be required by Parent or its exchange agent, the holder of such Certificate shall be entitled to receive in exchange therefor such number of shares of Parent Common Stock or Parent Series D Preferred Stock (rounded down to the nearest whole number) into which the shares of Capital Stock of the Company represented by such Certificate were converted pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, such Certificates shall upon and following the Effective Time represent solely the right to receive the allocation of the Share Consideration with respect to the shares of Capital Stock of the Company represented thereby.

(b) If any Certificate shall have been lost, stolen, mutilated, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, mutilated, defaced or destroyed, the holder of such Certificate shall be entitled to receive, subject to Section 2.2, in exchange for such lost, stolen, mutilated, defaced or destroyed Certificate a stock certificate representing Parent Common Stock or Parent Series D Preferred Stock, as applicable, in the amount of the Share Consideration with respect to the shares of Capital Stock of the Company represented by such lost, stolen, mutilated, defaced or destroyed Certificate, pursuant to Section 2.1; provided, however, that Parent may, in its discretion and as a condition precedent to the receipt of such amount by such holder, require the owner of such lost, stolen, mutilated, defaced or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen, mutilated, defaced or destroyed.

(c) Parent or the Surviving Corporation, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Capital Stock of the Company pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of tax Law.

(d) None of Parent, Merger Sub, the Company or the exchange agent shall be liable to any Person in respect of any Share Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which Share Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.8. No Further Ownership Rights. The Share Consideration paid in accordance with the terms of this Article 2 upon conversion of any shares of Capital Stock of the Company shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Capital Stock, subject, however, to the obligation to pay any further Share Consideration in accordance with the Escrow Agreement. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Capital Stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Capital Stock of the Company are presented to Parent or the exchange agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

Section 2.9. Options.

(a) Each Option held by a Person who will not be an employee or consultant of the Surviving Corporation immediately following the Merger and who is not an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, shall be cancelled immediately prior to the Effective Time in consideration for the payment by the Company in cash of an amount equal to the product of (i) the number of Company Common Shares subject to such Option that will be vested at the Effective Time, multiplied by (ii) the amount by which (x) $0.25 exceeds (y) the per share exercise price of the Option.

(b) Each Option held by a current employee or consultant of the Company who will be an employee or consultant of the Surviving Corporation immediately following the Merger shall be cancelled and there shall be substituted therefor an option (the “Option Consideration”) for Parent Common Stock (a “Roll-Over Option”), evidenced by a stock option agreement (a “Roll-Over Option Agreement”). Each Roll-Over Option Agreement shall be issued under Parent’s 2007 Long-Term Incentive Plan and shall (i) provide for the same vesting schedule as such holder’s terminated Option, (ii) cover a number of shares of Parent Common Stock determined by multiplying the number of Company Common Shares subject to such terminated Option by the Conversion Ratio (as may be adjusted pursuant to this Article 2), , and (iii) have an exercise price equal to (1) the aggregate exercise price of the existing Option, divided by (2) the number of shares determined under the foregoing clause (ii). The shares covered by the Roll-Over Options shall be subject to reduction based on Net Working Capital (including reductions for Company Transaction Expenses) and the Escrow Amount in accordance with Sections 2.2, 2.3, 1.3(e) and 8.1. Any such reduction will be applied first to vested shares and then to unvested shares. The number of shares of Parent Common Stock subject to each Roll-Over Option shall be set forth opposite each such Option holder’s name on the Closing Consideration Certificate. As soon as practicable following the Closing, Parent will deliver to each Option holder a Roll-Over Option Agreement. The options substitution described in this Subsection (c) shall be made with respect to nonqualified stock options in accordance with Treas. Reg. § 1.409A-1(b)(5)(v)(D) and with respect to incentive stock options in accordance with Treas. Reg. § 1.424-1.

(c) As soon as practicable following the Closing, Parent will deliver to each holder of a Roll-Over Option a restricted stock award (each, an “Earn-Out Restricted Stock Award”), representing the maximum number of shares of Parent Common Stock issuable to such holder pursuant to the Earn-Out as set forth on the Closing Consideration Certificate. The Earn-Out Restricted Stock Awards shall become vested, to the extent to which the Earn-Out Amount has been earned pursuant to Section 2.3, if at all, upon the later of (i) determination of such Earn-Out Amount in accordance with Section 2.3 (provided that such recipient of an Earn-Out Restricted Stock Award was still employed by, or providing consulting or advisory services to, the Company or the Parent through December 31, 2009 or such earlier date on which a Liquidation Event is consummated), and (ii) the first to occur of (A) the end of the lock-up period following the first underwritten public offering of Parent Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and (B) a Liquidation Event. The Closing Consideration Certificate shall set forth the maximum number of shares of Parent Common Stock to be subject to each Earn-Out Restricted Stock Award.

(d) The Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering any stock option plan or other stock or equity-related plan of the Company (the “Company Stock Plans”) shall adopt such resolutions or take such other actions (including obtaining any required consents but not including the payment of any cash or non-cash consideration other than as specified under Section 2.9(a)(i)) as may be required to effect the transactions described in this Section 2.9 as of the Effective Time. The Company shall terminate all Company Stock Plans at the Effective Time.

Section 2.10. Right to Purchase Parent Series E Preferred Stock

(a) The Company Preferred Shareholders shall have the right to purchase (the “Series E Purchase Right”) a number of shares of Series E Preferred Stock, par value $0.001 per share, of Parent (the “Parent Series E Preferred Stock”) with an aggregate purchase price of not less than $7,500,000 and no more than $15,000,000 (the “Series E Purchase Price”), upon the terms and subject to the conditions set forth in the Series E Preferred Stock Purchase Agreement as entered into by and among Parent and the other purchasers of Parent Series E Preferred Stock (the “Series E Purchase Agreement”), within fifteen (15) days after the Closing Date. Parent shall provide a copy of the Series E Purchase Agreement to the Company Preferred Shareholders at least five (5) business days prior to the Closing Date, or such date agreed upon by a majority of Company Preferred Shareholders. The Company Preferred Shareholders may exercise the Series E Purchase Right by providing written notice of such exercise to Parent within five (5) days after the Closing Date.

(b) The purchase and sale of any Parent Series E Preferred Stock (the “Series E Closing”) shall take place no later than fifteen (15) days after the Closing Date at a place to be mutually determined by the Company Shareholders’ Representative and Parent. At the Series E Closing, the Parent and the Company Preferred Shareholders participating as investors thereunder shall each deliver to the other party the documents, instruments and other deliverables required under the Series E Purchase Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedules delivered by the Company to Parent dated as of the date hereof, which Company Disclosure Schedules identifies the Section (or, if applicable, the subsection) to which such exception relates, the Company hereby represents and warrants to Parent and Merger Sub, as of the date of this Agreement and as of the Closing as follows:

Section 3.1. Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as currently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not be material. The Company is duly qualified and in good standing to do business as a foreign company in each jurisdiction in which its assets are located and wherever the conduct or nature of its business makes such qualification necessary. A list of the jurisdictions in which the Company is so qualified is set forth in Section 3.1 of the Company Disclosure Schedules. The Company has made available to Parent prior to the date hereof true and complete copies of the Company’s Constitutive Documents, in each case as amended through the date of this Agreement. The minute books of the Company, which have been provided to Parent prior to the date hereof, are true and complete in all material respects.

Section 3.2. Capital Stock; Subsidiaries.

(a) Section 3.2 of the Company Disclosure Schedules sets forth all the authorized Capital Stock of the Company, as well as all the holders of Capital Stock or other equity interests in the Company issued or outstanding, including the number of shares of Capital Stock of the Company, options, warrants or similar rights held by each holder thereof. All the Capital Stock of the Company is duly authorized and validly issued, fully paid and nonassessable, and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provisions of the TBOC, the Company’s Constitutive Documents or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Capital Stock of the Company may vote (“Voting Company Debt”). Except as set forth in Section 3.2(a) of the Company Disclosure Schedules, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, equity-based performance units, commitments, arrangements, undertakings or Contracts of any kind to which any Company Shareholder or the Company is a party or by which they or their respective assets or properties are bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Capital Stock of the Company, or any security convertible or exercisable for or exchangeable into any Capital Stock of the Company or other equity in the Company, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, arrangement, undertaking or Contract, (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Capital Stock of the Company or other equity interests of the Company or (iv) that directly or indirectly restrict or limit in any manner the sale or disposition of the Capital Stock of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Capital Stock of the Company or other equity interest in the Company.

(b) The Company does not have any Subsidiaries, and does not own or control, directly or indirectly, any membership interest, partnership interest, joint venture interest, or other equity interest in any Person.

(c) All holders of Company Common Shares, Company Preferred Shares and Options entitled to receive any portion of the Share Consideration or the Option Consideration are set forth on the Closing Consideration Certificate.

Section 3.3. Authority; Execution and Delivery; Enforceability.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and the Transaction Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Transaction Agreements and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of Company Shareholder Approval. The Company has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Transaction Agreement and this Agreement constitutes, and each Transaction Agreement will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The Company’s Board of Directors, at a meeting duly called and held, duly adopted resolutions (i) approving and declaring the Merger, this Agreement and the Transaction Agreements and the other transactions contemplated hereby and thereby advisable and in the best interests of the Company and its shareholders, (ii) authorizing the Company to enter into this Agreement, the Transaction Agreements and to consummate the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the Merger and this Agreement be submitted to the holders of Company Common Shares and Company Preferred Shares for approval and adoption of the Merger and this Agreement and (iv) recommending that the holders of Company Common Shares and Company Preferred Shares adopt this Agreement. No state takeover statute or similar statute or regulation applies to the Company with respect to the Merger, this Agreement or the Transaction Agreements or any other transaction contemplated hereby or thereby.

(c) The only votes of holders of any class or series of Capital Stock of the Company necessary to approve and adopt the Merger, this Agreement, the Transaction Agreements and the other transactions contemplated hereby and thereby is the Company Shareholder Approval. None of the Company Shareholders has purported to vote under Sections 6.001 or 6.002 of the TBOC (or execute or deliver a written consent under Section 6.202 of the TBOC) for the adoption of this Agreement prior to both the approval of this Agreement and the declaration of its advisability by the Company’s Board of Directors and the execution and delivery of this Agreement.

Section 3.4. No Conflict; Consents. The execution and delivery by the Company of this Agreement do not, the execution and delivery by the Company of the Transaction Agreements will not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance by the Company with the terms hereof and thereof will not conflict with, or result in any breach, violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of the Company, (ii) except as set forth in Section 3.4 of the Company Disclosure Schedules, any Contract to which the Company is a party or by which any of its properties or assets is bound or (iii) any Order or any Law applicable to the Company or its properties or assets. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with (A) the execution, delivery and performance of this Agreement or any Transaction Agreement or the consummation of the transactions contemplated hereby and thereby or (B) the ownership by Parent of the Surviving Corporation immediately following the Closing, other than the filing of the Texas Articles of Merger with the Texas Secretary of State.

Section 3.5. Financial Statements.

(a) Section 3.5(a) of the Company Disclosure Schedules sets forth (i) the unaudited consolidated balance sheets and profit and loss statements of the Company as of December 31, 2006 and 2007, and the related statements of cash flows and shareholders’ equity for the respective fiscal years then ended (the “Annual Financial Statements”); and (ii) the unaudited consolidated balance sheet and profit and loss statements of the Company for the period January 1, 2008 to June 30, 2008, and the related statements of cash flows and shareholders’ equity for the six months then ended (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”).

(b) The Company (i) maintains books, records, and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company in all material respects, and (ii) the Financial Statements have been prepared from the books, records and accounts of the Company, were prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods specified therein (except as may be indicated in the notes thereto), are true and complete and present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated.

Section 3.6. Undisclosed Liabilities; Indebtedness.

(a) The Company does not have any Liabilities, except (i) as specifically disclosed in the Financial Statements and any notes thereto, (ii) for Liabilities incurred in the Ordinary Course of Business since the date of the Financial Statements and not in violation of this Agreement, and (iii) for Liabilities, set forth on Section 3.6(a) of the Company Disclosure Schedules, incurred in connection with the negotiation of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby.

(b) Except as set forth in Section 3.6(b) of the Company Disclosure Schedules, the Company does not have any outstanding Indebtedness. All Indebtedness will be terminated prior to the Closing.

Section 3.7. Assets other than Real Property Interests. The Company has good and valid title to all the assets (tangible or intangible) reflected on the Financial Statements or thereafter acquired (the “Assets”), other than those disposed of since the date of the Financial Statements in the Ordinary Course of Business and not in violation of this Agreement, in each case free and clear of all Liens, except (i) such Liens as are set forth in Section 3.7 of the Company Disclosure Schedules (all of which shall be discharged prior to the Closing), and (ii) Permitted Liens. This Section 3.7 does not relate to real property or interests in real property, such items being the subject of Section 3.8, or to Intellectual Property or interests in Intellectual Property, such items being the subject of Section 3.9. The tangible Assets are in good working order, operating condition and state of repair, ordinary wear and tear excepted.

Section 3.8. Real Property.

(a) Section 3.8(a) of the Company Disclosure Schedules sets forth a true and complete list of all Real Estate Assets, including without limitation a complete list of all real property and interests in real property leased by the Company (individually, a “Leased Property”) and identifies any base leases or operating agreements relating thereto. The Company has made available to Parent prior to the date hereof true and complete copies of all mortgages, leases and any operating agreements relating to the Real Estate Assets, including without limitation the Leased Properties. The Company (i) has good and valid title to the leasehold estates in all Leased Property, and (ii) good, sufficient and legal title to all Real Estate

Assets, in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in Section 3.7 of the Company Disclosure Schedules (all of which shall be discharged prior to the Closing) and (iii) leases, subleases and similar agreements set forth in Section 3.8(a) of the Company Disclosure Schedules.

(b) Neither the Company nor, to the Company’s knowledge, any other party to any lease relating to Leased Real Property is in breach or default, and no event has occurred (including the failure to obtain any consent) which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder or impair any right of the Company to exercise and obtain the benefit of any options contained in any such lease nor has the Company received any notice or other communication regarding any actual or possible violation or breach of, or default under, any such lease.

(c) To the Company’s knowledge, with respect to each lease that is a sublease, the representations and warranties set forth above are true with respect to the underlying lease.

(d) To the Company’s knowledge, all facilities leased, subleased, licensed, or otherwise used under any lease by the Company have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Law. The Company has not received any notice of violation of any Law applicable to the Company’s operation of its premises demised to it under any lease with which it has not complied nor any notice of any pending or threatened action or proceeding by any Governmental Entity for assessment or collection of Taxes, impact fees or special (or undisclosed general) assessments affecting any of such demised premises or for the condemnation or eminent domain proceeding against any of the real properties containing such demised premises.

(e) No Person other than the Company is in possession of any portion of the premises demised unto the Company under any lease and, to the Company’s knowledge, no Person other than the Company as tenant, sublessee, licensee, or other occupant, and the landlord named in any lease, as landlord, has any right, title, or interest in, to, or under any such lease.

(f) To the Company’s knowledge, the premises demised to the Company under each lease are in good operating condition and repair (ordinary wear and tear excepted) and are structurally sound and free of defects, with no material alterations or repairs being required under the lease, applicable Law, or insurance company requirements.

(g) Except as disclosed in any such lease, there are no restrictions, prohibitions or limitations on the ability to assign, transfer, pledge, hypothecate or otherwise convey or dispose of the interest of the Company in the leases or the premises demised unto the Company under the lease.

(h) There are no unpaid broker’s, finder’s, or similar fees or commissions payable by the Company in connection with any Leased Property nor are there any such fees or commissions due and payable in the future with respect thereto.

Section 3.9. Intellectual Property

(a) Except as set forth on Section 3.9(a) of the Company Disclosure Schedules, the Company is the sole and exclusive owner of, and has the right to use, distribute, publish, sell, lease, assign and license, as the case may be, free and clear of all Liens, all Intellectual Property used, sold or licensed by the Company in the business of the Company as presently conducted.

(b) The products and operation of the business of the Company and the use of Intellectual Property and all tangible embodiment thereof by the Company, and its present and currently proposed business practices and methods, do not infringe, constitute an unauthorized use of, or misappropriate, dilute or violate or otherwise conflict with any Intellectual Property right of any third party. The Intellectual Property owned by or licensed to the Company includes all of the Intellectual Property necessary to enable the Company to conduct its business in the manner in which such business has been and is currently being conducted.

(c) Except with respect to licenses of commercial off-the-shelf Software with payments in an amount that do not exceed $10,000 annually in the aggregate (collectively, “Shrink-wrap Licenses”), the Company is not obligated under any Contract to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property, with respect to the Company’s use thereof in connection with the conduct of its business.

(d) Section 3.9(d) of the Company Disclosure Schedules sets forth a true and complete list of all Patents, registered Marks, pending applications for registration of any Marks, unregistered Marks currently being used by the Company, registered Copyrights, and pending applications for registration of Copyrights, in each case, owned by or licensed to the Company, (other than by inclusion in commercial off-the-shelf Software licensed to the Company) including (i) the jurisdictions in which such Patents, Marks and Copyrights have been issued or registered or in which such applications have been filed, (ii) all owners thereof, (iii) all registration numbers, issuance numbers, grant numbers, serial numbers or application numbers, as applicable, and (iv) all filing, maintenance, and other payments and deadlines and expiration dates that will occur within six (6) months of the Effective Date. Except as set forth on Schedule 3.9(d), the Company owns all rights, title and interests in and to all Intellectual Property listed or required to be listed on Schedule 3.9(d), free and clear of all Liens. All registration, renewal, maintenance and other applicable fees have been timely paid in connection with all issued, registered and applied for Intellectual Property owned by or licensed to the Company, and all reasonable actions have been taken for the prosecution and protection of all issued, registered, applied for, and unregistered Intellectual Property owned by or licensed to the Company.

(e) Section 3.9(e) of the Company Disclosure Schedules sets forth copies of all patent applications prepared by or for the benefit of the Company. The Company is the sole and exclusive owner of, and has the right to use, sell and license, as the case may be, free and clear of all Liens, the inventions set forth in the claims or otherwise disclosed in such applications. To the Company’s knowledge, the statements set forth in the claims in such applications are accurate and represent new and patentable inventions, and the Company is not aware of any prior art that would preclude patenting of the inventions claimed in such applications.

(f) Section 3.9(f) of the Company Disclosure Schedules contains a true and complete list of all Software currently owned, licensed or otherwise distributed, under development, published or marketed or supported, maintained or used by the Company (excluding commonly used and available computer programs subject to commercially standard “shrink-wrap” licenses), and services offered by the Company, with Software owned by the

Company having been designated on such Section 3.9(f) by an asterisk (*)(the “Company Products”). As of the date of this Agreement, to the knowledge of the Company, there currently are no material errors and defects with respect to the Company Products.

(g) Except as disclosed in Section 3.9(g) of the Company Disclosure Schedules, the Company has not licensed any of its owned or licensed Intellectual Property to any Person, nor has the Company entered into any Contract limiting its ability to exploit fully any of its owned or licensed Intellectual Property.

(h) There are no pending or, to the Company’s knowledge, threatened IP Proceeding. The Company has not received notice of any threatened IP Proceeding, and there are no facts or circumstances which are likely to form the basis for any claim of any Proceeding (i) which involves a claim against the Company or notice to the Company of infringement of, unauthorized use of, or misappropriation, dilution or violation of or conflict with any Patent, Mark, Copyright or Proprietary Information of any third party, or (ii) challenging the ownership, use, validity, priority, duration, scope, use, right to use, enforceability or effectiveness of any Patent, Mark, Copyright or Proprietary Information owned by or licensed to the Company, (including without limitation any interference, reissue, reexamination, opposition, concurrent use, cancellation, invalidity or other similar Proceeding). All material Intellectual Property owned by or licensed to the Company is valid, enforceable and in full force and effect, and has not through action or failure to act lapsed, been abandoned or otherwise been forfeited, or is likely to be forfeited, in whole or in part.

(i) No third party is infringing, violating, misusing, diluting or misappropriating any Intellectual Property owned by or licensed to the Company and no such claims have been made against a third party by the Company, or to the knowledge of the Company, by any Person who has licensed Intellectual Property to the Company with respect to such Intellectual Property.

(j) The Company has taken reasonable measures to protect and maintain the secrecy and/or confidentiality of all non-public Intellectual Property owned by or licensed to the Company, including requiring all Company employees and consultants with access to such Intellectual Property and all other Persons with access to such Intellectual Property to execute a binding confidentiality agreement. The Company has taken reasonable measures to protect the value of all Intellectual Property used in the conduct of the business of the Company, including requiring all Company employees to execute an agreement which includes provisions sufficient to ensure that the Company becomes the sole owner of any Intellectual Property created by such employees within the scope of his or her employment, or in the case of a Person other than an employee from the services such Person performs for the Company. Copies or forms of the agreement or agreements referred to in this paragraph (j) have been made available to Parent and, except as disclosed in Section 3.9(j) of the Company Disclosure Schedules, there has not been a material breach of any such agreement or agreements. No inadvertent or unauthorized disclosure of any non-public Intellectual Property has occurred, whether through negligence, corporate espionage, or otherwise.

(k) No material Intellectual Property owned by or licensed to the Company has been developed, in whole or in part, through the use of funding or other resources of any Governmental Entity.

(l) Section 3.9(l) of the Company Disclosure Schedules accurately identifies and describes (A) each item of Open Source Material that is or has been contained in, distributed with, or used in the development of any Intellectual Property owned by, licensed to, or otherwise used or has been used by the Company (the “Company Intellectual Property”) or any Company Intellectual Property or Company Product or from which any part of any Company Intellectual Property or Company Product has been derived, or which is or has been distributed or made available to any third party by or for the Company, (B) the applicable license agreement for each such item of Open Source Material, (C) any Company Intellectual Property or any Company Product(s) (if any) in which each such item of Open Source Material is contained or distributed with, and (D) whether (and if so, how) each such item of Open Source Material has been modified or distributed by or for the Predecessor Company or Company.

(m) Except as set forth in Section 3.9(m) of the Company Disclosure Schedules, the Company has not (A) incorporated Open Source Materials into, or combined Open Source Materials with, any Company Intellectual Property or Company Product or used Open Source Materials to develop or provide any Company Intellectual Property or Company Product, (B) distributed Open Source Materials in conjunction with or for use with any Company Intellectual Property or Company Product or (C) otherwise used Open Source Materials, (in each case (A), (B) and (C)), in a manner that (1) imposes a requirement or condition that such Company Intellectual Property or Company Product (or any portion thereof) (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, or (C) be redistributable at no charge, or (2) grants or requires the grant of a license to any Person of any Company Intellectual Property or Company Product.

(n) None of the Software owned by the Company, and to the knowledge of the Company, none of the other Software included in the Company Intellectual Property or Company Products, contains any significant bugs, defects or programming errors, or any “back door,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have or that otherwise has any of the following effects or functions: (x) disrupting, disabling, harming, or otherwise impeding the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored, installed or otherwise used, or (y) damaging or destroying any data or file without the user’s consent. All Software owned by the Company, and to the knowledge of the Company, all of the Software included in the Company Intellectual Property or Company Product conform in all material respects to the written documentation and specifications therefor, and fulfill the intended purposes thereof.

(o) None of the execution and delivery of this Agreement or the Transaction Agreements, the consummation of the Merger and the other transactions contemplated hereby nor the performance by the Company of its obligations hereunder shall materially adversely affect any rights of the Company with respect to any Company Intellectual Property, or the validity, priority, scope, enforceability, use, right to use, ownership, license rights, or duration of any such Intellectual Property rights.

Section 3.10. Contracts.

(a) Section 3.10(a) of the Company Disclosure Schedules (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts, to which the Company is a party or by which any of its properties or assets is bound (each such Contract, whether or not set forth in such section of the Company Disclosure Schedules, a “Material Contract”):

(i) all employment or consulting agreements, and all other plans, agreements, arrangements, practices or other Contracts (other than any Employee Benefit Plan) which constitute compensation, including post-retirement benefits, to any of the officers or employees or former officers or employees of the Company, except for obligations arising generally in connection with employment-at-will employment relationships and obligations arising in connection with any Employee Benefit Plan;

(ii) all collective bargaining agreements or other Contracts with any labor organization, union or association;

(iii) all Contracts containing (A) any provision or covenant purporting to prohibit or limit the ability of the Company to engage in any business activity or compete with any Person or purporting to prohibit or limit the ability of any Person to compete with the Company, in either case in any geographic area or for any current or potential customers anywhere in the world and (B) all Contracts containing any standstill or similar obligation of the Company to a third party or of a third party to the Company;

(iv) all Contracts (A) containing any “most favored nations” or similar right in favor of any party other than the Company or (B) containing any right of any party thereto other than the Company to terminate such contract or containing any other consequence upon a “change of control” of the Company;

(v) all customer Contracts with active customers of the Company to whom the Company has the obligation to deliver products or services (it being understood and agreed by the parties that Section 3.10(a)(v) of the Company Disclosure Schedules shall set forth the names of each such customer and the aggregate value of all customer Contracts with such customer, and such Contracts shall nonetheless constitute “Material Contracts” for purposes of this Agreement);

(vi) all Contracts (other than this Agreement) with or for the benefit of (A) any Company Shareholder or any Affiliate of any Company Shareholder or (B) any officer or employee of the Company, any Company Shareholder, or any Affiliate of any Company Shareholder (other than employment agreements covered by clause (i) above);

(vii) all leases, subleases or similar Contracts with any Person under which the Company is a lessor or sublessor of, or makes available for use to any Person, (A) any Leased Property or (B) any portion of any premises otherwise occupied by the Company;

(viii) all leases, subleases or similar Contracts with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $10,000;

(ix) other than any licenses of third-party commercial off-the-shelf Software, all material licenses, sublicenses, options or other agreements relating in whole or in part to the Company Intellectual Property (including any material licenses or other agreements under which the Company is licensee or licensor of any Company Intellectual Property);

(x) all Contracts (A) with respect to any Indebtedness of the Company, (B) granting a Lien upon any Leased Property or any other asset of the Company, (C) under which any Person has directly or indirectly guaranteed Liabilities of the Company, or (D) under which the Company guaranteed any Liability of any Person;

(xi) all Contracts under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xii) all Contracts (A) for the sale of any assets of the Company other than in the Ordinary Course of Business or the grant of any preferential rights to purchase any such assets or requiring the Consent of any party to the transfer thereof or (B) providing for any obligations of any Person for the payment of any deferred or conditional purchase price or purchase price adjustment with respect to the disposition of, or for the indemnification of any Person with respect to any Liabilities relating to, any current or former business of the Company;

(xiii) all Contracts (A) with, or license or Permit by or from, any Governmental Entity or (B) for any joint venture, partnership or similar arrangement;

(xiv) all Contracts under which the Company is or may become obligated to pay any brokerage, finder’s or similar fees or expenses in connection with, or has incurred any special compensation obligations which would become payable by reason of, this Agreement or the Transaction Agreements or consummation of the Merger or other transactions contemplated hereby and thereby;

(xv) all Contracts (including purchase orders, vendor agreements, advertising agreements, dealer, distributor, sales representative, franchisee or similar agreements) of a type not otherwise covered by another clause of this Section 3.10(a) (without regard to materiality and value thresholds contained therein), involving payment by the Company of more than $10,000, other than purchase orders entered into in the Ordinary Course of Business after the date of this Agreement and not in violation of this Agreement; and

(xvi) Contracts providing for indemnification of any officer or director of the Company (other than the Constitutive Documents of the Company).

(b) Each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of each party thereto, enforceable by the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding at law or in equity). The Company has performed all obligations required to be performed by it to date under the Material Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and no other party to any Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. The Company has not, except as disclosed in the applicable subsection of Section 3.10 of the Company Disclosure Schedules, received any notice of the intention of any party to terminate any Material Contract. True and complete written summaries of each unwritten Material

Contract and true and complete copies of each written Material Contract, together with all amendments and supplements thereto and all waivers of any terms thereof, have been made available to Parent prior to the date hereof.

Section 3.11. Permits. The Company possesses all Permits necessary to own or hold under lease and operate its assets and to conduct the business of the Company as currently conducted. Section 3.11 of the Company Disclosure Schedules sets forth all material federal, state or local, domestic or foreign, governmental Consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, registrations, franchises, licenses or rights (“Permits”) issued or granted to the Company. Except as set forth in Section 3.11 of the Company Disclosure Schedules, (i) all such Permits are validly held by the Company in its own name, and the Company has complied in all material respects with all terms and conditions thereof; (ii) the Company has not received notice of any Proceeding relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, would be material; and (iii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement and the Transaction Agreements or the consummation of the Merger and the other transactions contemplated hereby and thereby.

Section 3.12. Insurance. The Company maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company’s judgment, reasonable for the business and assets of the Company, which insurance policies are set forth in Section 3.12 of the Company Disclosure Schedules. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect as of the date hereof.

Section 3.13. Taxes. Except as set forth in Section 3.13 of the Company Disclosure Schedules:

(a) The Company has timely filed (taking into account applicable extensions) with the appropriate taxing authorities all income and franchise and other material Tax Returns required to be filed by it and paid all Taxes due and owing by it (whether or not shown to be due on any such Tax Returns and whether or not any Tax Return was required). All such Tax Returns are true and complete in all material respects. The Company has delivered or made available to Parent true and complete copies of federal income and material state and local Tax Returns of the Company and its predecessors (if any) for all Tax years ending on or after December 31, 2006. Since the most recent Interim Financial Statements, the Company has not incurred any Liability for Taxes outside the Ordinary Course of Business consistent with past custom and practice.

(b) The Company has withheld and paid over all Taxes required to have been withheld and paid over, and has complied with the rules and regulations relating to the withholding or remittance of Taxes.

(c) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. There are no outstanding waivers or comparable consents that have been given by the Company regarding the application of any statute of limitations with respect to any Taxes or Tax Returns of the Company. Neither the Company nor any predecessor has agreed to any extension of time with respect to a material Tax assessment or deficiency which has not been previously resolved. There are no audits, assessments, or administrative or court Proceedings relating to Taxes or Tax Returns of the Company currently pending or to the knowledge of the Company, threatened. No deficiencies for taxes against the Company have been claimed, proposed or assessed by any taxing authority. There are no Liens on any assets of the Company with respect to Taxes, other than Liens for Taxes not yet due and payable. No claim has been made by a taxing authority in a jurisdiction where the Company has not filed a Tax Return that the Company is or may be required to file a Tax Return in such jurisdiction.

(d) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return. The Company has no Liability for the Taxes of any Person (other than Taxes of the Company) (i) under Treasury regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. The Company is not a party to any Tax sharing or Tax indemnity agreement or any other agreement of a similar nature that remains in effect or pursuant to which the Company will have any Liability under for amounts due in respect of periods prior to the Closing Date.

(e) The Company has not agreed, nor is it required, to make any adjustment under Section 481(a) on the Code by reason of a change in accounting method or otherwise for any taxable period (or portion thereof) ending after the Closing Date.

(f) The Company has not distributed the stock of any corporation in a transaction intended to satisfy the requirements of Section 355 of the Code since inception, and the stock of the Company has not been distributed in a transaction intended to satisfy the requirements of Section 355 of the Code since inception.

(g) The Company has not entered into any transaction identified as a “reportable transaction” for purposes of Treasury regulations Sections 301.6011-4(b).

(h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion of any taxable period) after the Closing Date as a result of any (i) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law); (ii) installment sale or open transaction disposition occurring on or prior to the Closing Date; or (iii) prepaid amount received on or prior to the Closing Date.

(c) The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

Section 3.14. Litigation. There is no Proceeding before any Governmental Entity pending or, to the Company’s knowledge, threatened, or any Proceeding to which the

Company is a party, that (i) affects the Company or any of its assets; or (ii) questions the validity of this Agreement or the other Transaction Agreements, or the Company’s right to enter into this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby. The Company is not party to and the Company is not subject to or in default under any Order; and there is no Proceeding or claim by the Company pending, or which the Company intends to initiate, against any other Person.

Section 3.15. Employee Benefit Plans.

(a) Section 3.15(a) of the Company Disclosure Schedules contains a list and brief description of all Employee Benefit Plans, and the Company has delivered to Parent true and complete copies of each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Company has provided to Parent a true and complete copy of the plan document (if any) and any amendments thereto and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination or opinion letter (if any), (iii) any summary plan description and other material written communications (or a description of any communications) by the Company to the Employees concerning the extent of the benefits provided under an Employee Benefit Plan; and (iv) for the three most recent years (A) the annual report (if any) in connection with such Employee Benefit Plan, including all schedules thereto, (B) audited financial statements, if any, and (C) actuarial valuation reports, if any.

(b) Except the medical and dental plans listed in Schedule 3.15(b), none of the Employee Benefit Plans constitutes, and neither the Company nor any ERISA Affiliate has ever sponsored, maintained, or been required to contribute to (i) an “Employee Benefit Plan” as defined in Section 3(3) of ERISA, (ii) any employee benefit plan subject to section 412 of the Code or Title IV of ERISA, (iii) any employee benefit plan that is intended to be qualified under section 401(a) of the Code, or (iv) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA).

(c) Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and applicable Law. There are no lawsuits, actions, or other proceedings pending or threatened with respect to any Employee Benefit Plan.

(d) The Company has not offered to provide health or life insurance coverage to any individual, or to the family members or beneficiaries of any individual, for any period extending beyond the termination of the individual’s employment by the Company, except to the extent required by the health care continuation (also known as COBRA) provisions of ERISA and the Code or similar state benefit continuation Laws. Each Employee Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Subtitle K of the Code. No Employee Benefit Plan is a “multiple employer welfare arrangement” within the meaning of section 3(41) of ERISA without regard to Section 514(b)(6)(B) of ERISA.

(e) Except as set forth on Section 3.15(e) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement or the Transaction Agreements, nor the consummation of the Merger or the other transactions contemplated hereby or thereby alone or together will result in the payment, vesting, or acceleration of any bonus, stock option or other equity-based award, retirement, severance, job security or similar benefit or any enhanced benefit to any Person. No benefit that is or may become payable by any Employee Benefit Plan as a result of, or arising under, this Agreement shall constitute an “excess parachute payment” (as defined in section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under section 4999 of the Code or that would not be deductible by reason of section 280G of the Code.

(f) Since the Company’s formation, no Person is or has been a Person which is (or at any relevant time was) an ERISA Affiliate.

(g) Neither the Company nor any Affiliate thereof has a formal plan, commitment, or proposal, whether legally binding or not, or has made a commitment to any individual to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would affect any current employee or consultant, or former employee, of the Company, or any beneficiary or alternate payee of such an individual. No events have occurred or are expected to occur with respect to any Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other Liabilities of such plan.

(h) Each Employee Benefit Plan that is maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate is a party and that is subject to Section 409A of the Code has been operated in good faith compliance with the requirements of Section 409A of the Code.

Section 3.16. Absence of Changes or Events. Since December 31, 2007, there has not occurred any Company Material Adverse Effect. Since December 31, 2007, (i) the business of the Company has been conducted in the Ordinary Course of Business, (ii) the Company has not suffered any damage, destruction or loss (whether or not covered by insurance) to any of its assets, whether tangible or intangible, and (iii) except as set forth in Section 3.16(iii) of the Company Disclosure Schedules, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of Section 5.1.

Section 3.17. Compliance with Laws.

(a) The Company has complied in all material respects with all applicable Orders and all applicable Laws, including without limitation all Laws related to alcoholic beverage control and rules and regulations promulgated by the Federal Communications Commission applicable to the business of the Company. The Company has not received any notice or other communication from any Person that alleges that the Company is not in compliance in any respect with any applicable Order or material applicable Law. This Section 3.17(a) does not relate to (i) matters with respect to Taxes, which are the subject of Section 3.13; (ii) matters with respect to ERISA, which are the subject of Section 3.15; or (iii) matters with respect to environmental matters, which are the subject of Section 3.17(b).

(b) Section 3.17(b) of the Company Disclosure Schedules sets forth (i) all opinion letters obtained by the Company from state Alcoholic Beverage Commissions or their equivalent and (ii) all opinions from legal counsel with respect to such letters or applicable Law.

(c) Since the Company’s inception, the Company has not received any notice or other communication from any Person that alleges that the Company is not in compliance with any Environmental Law or subject to Liability under any Environmental Law. The Company holds, and is in compliance with, all Environmental Permits required for the Company to conduct its business, and is in compliance in all respects with all Environmental Laws. The Company has not entered into or agreed to, and is not subject to, any Order relating to compliance with any Environmental Law or to investigation or cleanup of Hazardous Material. The Company has no contingent Liabilities including any assumed, whether by contract or operation of law, Liabilities, in connection with any Hazardous Materials or arising under any Environmental Laws in connection with its business or any formerly owned or operated divisions, subsidiaries, or companies. The Company has never owned, leased or operated any real property other than the Real Estate Assets including the Leased Properties. The Company has not disposed of, or arranged for the disposal of, Hazardous Materials at any onsite or offsite location, and to the knowledge of the Company, there has not been any Release of Hazardous Materials on, at or under any of the Real Estate Assets including the Leased Properties or any other property or facility formerly owned, leased or operated by the Company or any of its predecessors.

Section 3.18. Employee and Labor Matters.

(a) There is not any, and during the past two (2) years there has not been any, labor strike, dispute, work stoppage or lockout pending or threatened, against or affecting the Company. No union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation of such employees exists. The Company is not engaged in any unfair labor practice and there are not any unfair labor practice charges or complaints against the Company pending or threatened, before the National Labor Relations Board or any other similar authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Company, or to the knowledge of the Company, threatened against it. There are not any pending or threatened, union grievances against the Company. There are not any pending or threatened, charges against the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices. The Company has not received any written or oral notice or other communication during the past two (2) years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company and no such investigation is in progress.

(b) Section 3.18(b) of the Company Disclosure Schedules sets forth the name of each employee and consultant of the Company as of the date hereof, together with the current job title or relationship to the Company and the current annual salary (including bonus) for each such Person, including a description of applicable bonus plans.

(c) The Company has classified all individuals who perform services for it correctly under the Employee Benefit Plans, ERISA and the Code as common law employees, independent contractors or leased employees.

Section 3.19. Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules describes any transaction since the date of the Company’s incorporation between the Company, on the one hand, and any Company Shareholder or Affiliate (other than the Company) of any Company Shareholder, on the other hand. Except as set forth in Section 3.19 of the Company Disclosure Schedules, none of the transactions or arrangements described in Section 3.19 of the Company Disclosure Schedules will continue in effect subsequent to the Closing. After the Closing, none of the Company Shareholders or any Affiliate thereof (other than the Company) will have any interest in any property (real or personal, tangible or intangible) or Contract of the Company.

Section 3.20. Corporate Name. The Company (i) has the exclusive right to use its name as the name of a corporation in Texas and any other jurisdiction in which the Company does business and (ii) has not received any notice of conflict since its formation with respect to the rights of others regarding the corporate name of the Company.

Section 3.21. Accounts Receivable. All customer accounts receivable of the Company, whether reflected in the Financial Statements or subsequently created, have arisen from bona fide transactions in the Ordinary Course of Business and are fully collectible. Since December 31, 2007, there have not been any write-offs of such customer accounts receivable. The Company has good and marketable title to its customer accounts receivable, free and clear of all Liens.

Section 3.22. Suppliers and Customers. Since December 31, 2007: (i) none of the Company’s top ten (10) vendors (based upon the aggregate payments by the Company to such vendors for the twelve (12) months ended December 31, 2007) has given the Company notice that such vendor will cease to supply or adversely change its price or terms to the Company of any products or services and (ii) none of the Company’s customers has given the Company notice that such customer will cease to purchase or adversely change the quantity purchased from the Company of any products or services.

Section 3.23. Brokers. No agent, broker, investment banker or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement with respect to the Company.

Section 3.24. Accounts; Powers of Attorney; Officers and Directors. Section 3.24 of the Company Disclosure Schedules sets forth (i) a true and complete list of all bank and savings accounts of the Company, identifying with respect to each any Person authorized to sign thereon, (ii) true and complete copies of all corporate borrowing, depository and transfer resolutions, identifying with respect to each any Person entitled to act thereunder, (iii) a true and complete list of all powers of attorney granted by the Company, identifying with respect to each any Person authorized to act thereunder and (iv) a true and complete list of all officers and directors of the Company.

Section 3.25. Effect of Transaction. No lessor, lessee, licensor, licensee, officer, employee, contractor, distributor, vendor, client, customer, supplier, Affiliate or other Person having a relationship with the Company has informed the Company that such Person intends to change such relationship because (in part or in whole) of the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 3.26. Certain Business Practices. Neither the Company nor any of its respective directors, officers, agents or employees, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any payment in the nature of criminal bribery.

Section 3.27. No Former Business. The Company has not, alone or with any other Person, owned or operated any business other than its current business.

Section 3.28. Disclosure. No information included in the Company Disclosure Schedules or in any other disclosure statement given to the Company Shareholders of the Company relating to the Merger, this Agreement or the other transactions contemplated hereby, including any disclosure sent to such shareholders in connection with obtaining the Company Shareholder Approval but excluding information provided or furnished to the Company by Parent or any of its Representatives expressly for inclusion therein (as of the date of the mailing or transmittal, as of the date the Company Shareholder Approval is obtained and as of the Effective Time), and no representation or warranty of the Company contained in this Agreement or any other written agreement or instrument furnished by the Company pursuant to this Agreement (excluding, however, the Budget and Operating Plan), and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of the Company to Parent or any of its Representatives pursuant to this Agreement (excluding, however, the Budget and Operating Plan), contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are or will be made, not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule or in order to comply with applicable Law. There is no fact that is known by the Company relating to the Company that the Company has failed to disclose in writing to Parent that has resulted or could reasonably be expected to result in a Company Material Adverse Effect.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows, as of the date hereof and as of the Closing:

Section 4.1. Organization and Standing. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and the Laws of the State of Texas, respectively. Each of Parent and Merger Sub has made available to the Company true and complete copies of its Constitutive Documents, with all amendments thereto, as in effect on the date of this Agreement and the Closing Date. Parent is duly qualified and in good standing to do business as a foreign company in each jurisdiction in which its assets are located and wherever the conduct or nature of its business makes such qualification necessary. Parent has made available to the Company prior to the date hereof true and complete copies of Parent’s Constitutive Documents, in each case as amended through the date of this Agreement.

Section 4.2. Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Transaction Agreements to which it is, or is specified to be, a party and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery by each of Parent and Merger Sub of this Agreement and the Transaction Agreements to which it is, or is specified to be, a party and the consummation by the Merger Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Each of Parent and Merger Sub has duly executed and delivered this Agreement and prior to the Closing will have duly executed and delivered each Transaction

Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Transaction Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3. Capitalization. and outstanding Capital Stock of Parent, including the number of shares, options, warrants or similar rights authorized and outstanding, is as set forth in Section 4.3 of the Parent Disclosure Schedules. All issued and outstanding shares of Capital Stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Section 4.3 of the Parent Disclosure Schedules, there are no outstanding securities convertible into or exchangeable for the Capital Stock of Parent, or warrants to purchase or to subscribe for any shares of such stock or other securities of Parent. The rights, privileges and preferences of Parent’s Capital Stock as of the Closing are as stated in the Constitutive Documents of Parent. Parent has furnished to the Company true and complete copies of Parent’s stock option or other equity incentive plans.

Section 4.4. No Conflict; Consents. Except as would not result in a Parent Material Adverse Effect, the execution and delivery by each of Parent and Merger Sub of this Agreement do not, the execution and delivery by each of Parent and Merger Sub of the Transaction Agreements to which it is a party will not, and the consummation of the Merger and the other transactions contemplated hereby and thereby and compliance by Parent and Merger Sub with the terms hereof and thereof will not conflict with, or result in any breach, violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of Parent or Merger Sub, (ii) except as set forth in Section 4.4 of the Parent Disclosure Schedules, any Contract to which Parent or Merger Sub is a party or by which any of its properties or assets is bound, or (iii) any Order or any Law applicable to Parent or Merger Sub or their properties or assets. Except as would result in a Parent Material Adverse Effect, no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with (A) the execution, delivery and performance of this Agreement or any Transaction Agreement or the consummation of the transactions contemplated hereby and thereby or (B) the ownership by Parent of the Company immediately following the Closing, other than the filing of the Texas Articles of Merger with the Texas Secretary of State.

Section 4.5. Financial Statements.

(a) Section 4.5(a) of the Parent Disclosure Schedules sets forth (i) the unaudited consolidated balance sheets and profit and loss statements of Parent as of December 31, 2007, and the related statements of cash flows and stockholders’ equity for the respective fiscal years then ended; and (ii) the unaudited consolidated balance sheet and profit and loss statements of Parent for the period from January 1, 2008 to June 30, 2008, and the related statements of cash flows and stockholders’ equity for the six months then ended.

(b) Parent (i) maintains books, records, and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Parent in all material respects, and (ii) the financial statements referenced in Section 4.5(a) have been prepared from the books, records and accounts of Parent, were prepared in accordance with GAAP consistently applied throughout the periods specified therein (except as may be indicated in the notes thereto), are true and complete, and present fairly, in all material respects, the financial condition, results of operations and cash flows of Parent as of the respective dates thereof and for the respective periods indicated.

Section 4.6. Undisclosed Liabilities; Indebtedness.

(a) Parent does not have any Liabilities, except (i) as specifically disclosed in the Financial Statements and any notes thereto, (ii) for Liabilities incurred in the Ordinary Course of Business since June 30, 2008 and (iii) for Liabilities incurred in connection with the negotiation of this Agreement and the other Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby.

(b) Except as set forth in Section 4.6(b) of the Parent Disclosure Schedules, Parent does not have any outstanding Indebtedness.

Section 4.7. Intellectual Property.

(a) Except as set forth on Section 4.7(a) of the Parent Disclosure Schedules, Parent is the sole and exclusive owner of, and has the right to use, sell and license, as the case may be, free and clear of all Liens, all Intellectual Property used, sold or licensed by Parent in the business of Parent as presently conducted.

(b) Except as disclosed in Section 4.7(b) of the Parent Disclosure Schedules, the products and operation of the business of Parent and the use of Intellectual Property and all tangible embodiment thereof by Parent, and its present and currently proposed business practices and methods, do not infringe, constitute an unauthorized use of, or misappropriate, dilute or violate or otherwise conflict with any Intellectual Property right of any third party. The Intellectual Property owned by or licensed to Parent pursuant to a valid and enforceable written Contract includes all of the Intellectual Property necessary to enable Parent to conduct its business in the manner in which such business has been and is currently being conducted.

(c) Except as disclosed in Section 4.7(c) of the Parent Disclosure Schedules, Parent is not the subject of any pending or, to Parent’s knowledge, threatened Proceeding which (i) involves a claim or notice of infringement of, unauthorized use of, or misappropriation, dilution or violation of or conflict with any Intellectual Property of any third party, or (ii) challenging the ownership, use, validity, priority, duration, scope, use, right to use, enforceability or effectiveness of any Intellectual Property owned by or licensed to Parent (including without limitation any interference, reissue, reexamination, opposition, concurrent use, cancellation, invalidity or other similar Proceeding). All material Intellectual Property owned by or licensed to Parent is valid, enforceable and in full force and effect, and has not through action or failure to act lapsed, been abandoned or otherwise been forfeited, or is likely to be forfeited, in whole or in part.

(d) To Parent’s knowledge, except as disclosed in Section 4.7(d) of the Parent Disclosure Schedules, no third party is infringing, violating, misusing, diluting or misappropriating any Intellectual Property owned by or licensed to Parent and no such claims have been made against a third party by Parent, or to the knowledge of Parent, by any Person who has licensed Intellectual Property to Parent with respect to such Intellectual Property.

(e) Parent has taken reasonable measures to protect the value of all Intellectual Property used in the conduct of the business of the Parent, including requiring all Parent employees to execute an agreement which includes provisions sufficient to ensure that Parent or one of its Subsidiaries becomes the sole owner of any Intellectual Property created by such employees within the scope of his or her employment, or in the case of a Person other than an employee from the services such Person performs for Parent. No inadvertent or unauthorized disclosure of any non-public Intellectual Property has occurred, whether through negligence, corporate espionage, or otherwise.

Section 4.8. Litigation. There is no Proceeding before any Governmental Entity pending or, to Parent’s knowledge, threatened, to which Parent or Merger Sub is a party, that questions the validity of this Agreement or the other Transaction Agreements to which Parent or Merger Sub is a party, or Parent’s or Merger Sub’s right to enter into this Agreement or the other Transaction Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

Section 4.9. Brokers. No agent, broker, investment banker or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement with respect to Parent.

Section 4.10. Absence of Changes or Events. Except as set forth on Section 4.10 of the Parent Disclosure Schedules, since December 31, 2007, there has not occurred any Parent Material Adverse Effect.

Section 4.11. Compliance with Laws. Parent has complied in all material respects with all applicable Orders and all applicable Laws and rules and regulations promulgated by the Federal Communications Commission applicable to the business of Parent. Parent has not received any notice or other communication from any Person that alleges that Parent is not in compliance in any respect with any applicable Order or material applicable Law.

Section 4.12. Disclosure. No information included in the Parent Disclosure Schedules, and no information that has been provided or furnished by Parent or its Representatives to the Company expressly for inclusion in any disclosure statement given to the Company Shareholders of the Company relating to the Merger, this Agreement or the other transactions contemplated hereby (as of the date of the mailing or transmittal, as of the date the Company Shareholder Approval is obtained and as of the Effective Time), and no representation or warranty of Parent contained in this Agreement or any other written agreement or instrument furnished by Parent pursuant to this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of Parent to the Company or any of its Representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are or will be made, not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule or in order to comply with applicable Law. There is no fact that is known by the Parent relating to the Parent that the Parent has failed to disclose in writing to the Company that has resulted or could reasonably be expected to result in a Parent Material Adverse Effect.

ARTICLE 5

CERTAIN COVENANTS

Section 5.1. Conduct of Business. Except with the prior written consent of Parent, from the date hereof to the Effective Time, and except as contemplated by this Agreement or the other Transaction Agreements or as necessary or appropriate to consummate the transactions hereunder or thereunder, the Company shall (i) conduct its businesses in the Ordinary Course of Business and (ii) use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, preserve, maintain the value of, renew, extend and keep in full force and effect all Intellectual Property rights, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of Parent:

(a) amend its Constitutive Documents;

(b) (i) declare, set aside or pay any dividend on, or make any other distribution (whether in cash, stock or property) in respect of, any of its Capital Stock; (ii) split, combine or reclassify any of its Capital Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock; or (iii) purchase, redeem or otherwise acquire any shares of its Capital Stock, or any option, warrant, call or right relating to such shares, interests or other securities (including any Options);

(c) issue, deliver, sell or grant (i) any shares of its Capital Stock, (ii) any Voting Company Debt or other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Company Common Shares upon the exercise of Options or the conversion of Company Preferred Shares, in each case outstanding on the date of this Agreement and in accordance with the terms of such Options or Company Preferred Shares on the date of this Agreement;

(d) repurchase, prepay, create, incur, assume or modify any terms of any Indebtedness of the Company, issue or sell any warrants or other rights to acquire any Indebtedness of the Company, make any loans, advances or capital contributions to, or investments in, any Person, enter into any “keep-well” or other Contract to maintain any financial statement condition of another Person or enter into any Contract having the economic effect of any of the foregoing;

(e) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets of the Company, except in the Ordinary Course of Business;

(f) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property;

(g) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any Person or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of inventory in the Ordinary Course of Business;

(h) change its fiscal year, revalue any of its assets or make any changes in financial accounting methods, principles, practices or policies, except as required by GAAP or applicable Law;

(i) make or change any Tax election; change any Tax accounting period or method; file any amended Tax Return; enter into any closing agreement with respect to Taxes; settle any Tax claim or assessment; surrender any right to claim a refund of Taxes; consent to any extension or waiver of the limitations period for the assessment of any Tax; take any action outside the Ordinary Course of Business whose effect would be to increase the Company’s present or future Tax liability or to decrease the Company’s present or future Tax assets;

(j) (i) grant any awards under any Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or Restricted Stock or the removal of existing restrictions in any Contract, Employee Benefit Plan or Benefit Agreement or awards made thereunder), (ii) pay or provide to any Employee any bonus, other amount or other benefit, or make any advance or loan to any Employee, not provided for under any Contract, Employee Benefit Plan in effect on the date of this Agreement other than the payment of base compensation or advances for business expenses in the Ordinary Course of Business, (iii) grant to any Company Personnel any increase in compensation (including any increase in severance or termination pay), (iv) enter into any employment, consulting, indemnification, severance or termination agreement with any Employee, (v) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Employee Benefit Plan or (vi) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Employee Benefit Plan or to fund or in any other way secure the payment of compensation or benefits under any Contract or Benefit Plan or make any material determinations under any Employee Benefit Plan;

(k) incur or commit to incur or defer or commit to defer any expenditure (or any Liability) other than as provided in, or take any action inconsistent with, the Company’s spreadsheet entitled “Finance-PL-06_25_08,” previously delivered to, and approved by, Parent, as may be revised with the prior written approval of Parent (the “Budget and Operating Plan”), including without limitation commitment for the purchase of inventory or for capital expenditures, such approval not to be unreasonably withheld;

(l) enter into any Contract (or any substantially related Contracts, taken together) (i) that would constitute a Material Contract or (ii) if consummation of the Merger or any of the other transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of Parent’s Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

(m) pay, discharge, settle or satisfy any Lien, Liabilities (whether absolute, accrued, asserted or unasserted, contingent or otherwise, including claims of shareholders and any shareholder litigation relating to the Merger or any other transaction contemplated hereby), other than the payment, discharge or satisfaction, (i) in the Ordinary Course of Business or in accordance with their terms, of Liabilities specifically disclosed in the Most Recent Balance Sheet or incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business (and all such Liabilities incurred in the Ordinary Course of Business shall be paid or otherwise satisfied in the manner and time period consistent with past practice in the normal course of business) and (ii) Liabilities disclosed on Section 3.6(a) of the Company Disclosure Schedules incurred in connection with this Agreement or the other Transaction Agreements or as necessary or appropriate to consummate the transactions hereby or thereby; waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any Material Contract; or cancel any material Indebtedness of another Person or waive any claims or rights of substantial value;

(n) create or have any Subsidiary of the Company;

(o) make any change in the Company’s customary methods of accounting or accounting practices or payment or credit practices, or granted any extensions of credit other than in the Ordinary Course of Business;

(p) make any change in the Company’s cash management, including with respect to payment of Indebtedness, collection of receivables, payment of payables or maintenance of working capital levels; or

(q) authorize any of, or commit, resolve or agree, to take any of the foregoing actions.

Section 5.2. Access. The Company shall (i) make available for inspection by Parent and its Representatives all of the Company’s properties, assets, books, records (including the work papers of the Company’s external accountants) and Contracts and any other materials reasonably requested by any of them relating to the Company at such times as Parent may request; (ii) make available to Parent and its Representatives the officers, other senior management and Representatives of the Company for interviews, at such times as Parent and its Representatives may reasonably request, to discuss the information furnished to Parent and its Representatives and otherwise discuss the Company’s existing and prospective businesses and assets and liabilities; (iii) use its commercially reasonable efforts to assist in gaining reasonable access for Parent, at such times as Parent and its Representatives may reasonably request, to the Company’s lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, developers, contractors, distributors, vendors, clients, customers, suppliers, Affiliates or other Persons having a material business relationship with the Company; and (iv) otherwise assist Parent and its Representatives in becoming familiar with the Company’s existing and prospective businesses and assets and liabilities to such extent and at such times as Parent and its Representatives may request. Any and all such investigations shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company. Any information that is provided pursuant to this Section 5.2 shall be subject to the Mutual Non-Disclosure & Confidentiality Agreement dated as of June 1, 2008, between Parent and the Company (the “Nondisclosure Agreement”).

Section 5.3. Tax Matters.

(a) All stamp, transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the Company. The Company Shareholders’ Representative and Parent shall cooperate in timely filing all Tax Returns as may be required to comply with the provisions of such Tax Laws. Parent and the Company Shareholders’ Representative will reasonably cooperate with each other to lawfully minimize any such Taxes. Promptly upon Parent’s request, the Company Shareholders’ Representative shall provide Parent with any information that is required with respect to any statement to be furnished to the Company’s shareholders or reporting requirements under Sections 6043 and 6043A of the Code, the regulations promulgated thereunder or forms prescribed by the United States Secretary of the Treasury.

(b) The Company shall cause the provisions of any Tax allocation, indemnity or sharing Contract between any Company Shareholder, or any Affiliates thereof (other than the Company) or any third party, on the one hand, and the Company, on the other hand, to be terminated on or before the Closing Date.

(c) The Company shall, prior to the Closing, obtain the written consent of the holders of its Capital Stock for any payment of consideration in connection with the Merger that, in the absence of such consent, would constitute an “excess parachute payment” within the meaning of Section 280G of the Code. Such consent shall be in a form sufficient to meet the “shareholder approval” requirements of Section 280G(b)(5) of the Code and Treas. Reg. § 1.280G-1 (Q&A 7). In addition, the Company shall take such other actions as may be appropriate to prevent the application of Section 280G of the Code to any payment made in connection with the Merger.

(d) From the date hereof through the Closing Date, the Company shall not effect any extraordinary transactions (other than any such transactions expressly required by applicable Law or by this Agreement) that could result in Tax liability to the Company in excess of Tax liability associated with the conduct of its business in the ordinary course.

(e) Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (a “368(a) Reorganization”), and prior to the Effective Time, the Company and its Subsidiaries shall use their best efforts to cause the Merger to qualify as a 368(a) Reorganization.

(f) Neither Parent nor any of its Subsidiaries shall take any action that would reasonably be likely to prevent the Merger from qualifying as a 368(a) Reorganization, and prior to the Effective Time, Parent and its Subsidiaries shall use their best efforts to cause the Merger to qualify as a 368(a) Reorganization.

Section 5.4. Notice of Certain Events. The Company shall promptly notify Parent of, and furnish Parent with any information it may reasonably request with respect to, the occurrence of any event or condition or the existence of any fact that may cause any of the conditions to the obligation of Parent to consummate the Merger set forth in Section 7.2 not being satisfied. The Company’s satisfaction of its obligations under this Section 5.4 shall not relieve the Company of its obligations under this Agreement and no information delivered to Parent pursuant to this Section 5.4 shall update the Disclosure Statement or the Company Disclosure Schedules.

Section 5.5. Insurance. The Company shall use its commercially reasonable efforts to keep all insurance policies set forth in Section 3.12 of the Company Disclosure Schedules, or comparable replacements therefor, in full force and effect through the Effective Time and such that such insurance policies will be in full force and effect immediately following the Effective Time.

Section 5.6. Exclusivity.

(a) From the date of this Agreement through the Closing, the Company shall not, and shall not permit any of its officers, directors, shareholders, Affiliates of shareholders, Representatives, or any Representative of any of the foregoing, to, directly or indirectly, encourage, solicit, initiate, participate or otherwise facilitate any inquiry, proposal, offer, discussion or negotiation with, or provide any information or assistance to, any Person or group (other than Parent and its Representatives in their capacities as Representatives of Parent) concerning any (i) merger, reorganization, share exchange, consolidation, business combination, joint venture, strategic alliance, recapitalization, liquidation, dissolution, sale of any securities or sale of material assets involving the Company, (ii) license or grant of rights to any third party for any of the Company’s Intellectual Property or technology or (iii) similar transaction involving the Company.

(b) Without limiting Section 5.6(a), it is understood that any violation of the restrictions set forth in Section 5.6(a) by any Person covered by Section 5.6(a), whether or not such Person is purporting to act on behalf of the Company, shall be deemed to be a breach of Section 5.6(a) by the Company.

(c) If any of the Persons listed in Section 5.6(a) receives any inquiry, proposal or offer of the nature described in Section 5.6(a), then the Company shall, within one Business Day thereafter, notify Parent of such inquiry, proposal or offer, indicating the name of the Person making the inquiry, proposal or offer and the material terms, conditions and other aspects of such inquiry, proposal or offer, including a copy of any written materials received from such Person making the inquiry, proposal or offer.

Section 5.7. Shareholder Approval; Notices to Shareholders; Release.

(a) The Company shall set the date hereof as the record date for action to be taken by written consent by the holders of Capital Stock of the Company to adopt this Agreement. As soon as practicable but in any case prior to the Closing, the Company shall deliver to the holders of Capital Stock of the Company a notice and disclosure statement (the “Disclosure Statement”) pursuant to Section 10.355 of the TBOC, which shall comply with applicable Law and shall include (i) a summary of this Agreement and the transactions contemplated hereby and such other matters as are appropriate for such a disclosure document, (ii) a statement that appraisal rights are available for the shares of Capital Stock of the Company pursuant to the Appraisal Statute and a copy of the Appraisal Statute and (iii) except in the case of the Disclosure Statement given to shareholders executing a Written Consent (as defined below), notice that the Company Shareholder Approval has been obtained following execution and delivery of this Agreement. The Company, acting through its Board of Directors, shall solicit the written consent of each such holder in favor of adopting the Merger Agreement and shall include in the Disclosure Statement the recommendation of its Board of Directors that the holders of Capital Stock of the Company vote in favor of the adoption of the Merger Agreement. The Company agrees not to distribute the disclosure statement until Parent has had a reasonable opportunity to review and comment on such disclosure statement and the Company reflects such comments in the Disclosure Statement. The Company shall ensure that all holders of Capital Stock who approve the Merger Agreement by written consent under Section 6.202 of the TBOC shall have done so by executing and delivering a Written Consent and Release (as defined below).

(b) The Company will insure that the information in the Disclosure Statement will not, at the time the Disclosure Statement is provided to the holders of Capital Stock of the Company, contain any statement that is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company that should be set forth in an amendment or supplement to the Disclosure Statement, the Company shall promptly inform Parent and shall communicate such information to the holders of Capital Stock of the Company as necessary and in an appropriate manner. Any such amendment or supplement shall not be deemed to have cured any breach of representation or warranty for purposes of determining whether the conditions set forth in Section 7.2(a) have been satisfied, nor shall such supplement or amendment limit or otherwise adversely affect the remedies of Parent under Section 8.1(a). The Company shall use its commercially reasonable efforts to cause each Company Shareholder to execute and deliver to Parent on or prior to the Closing Date a Release Agreement in substantially the form of Exhibit H hereto (each a “Release”). The Company shall cause each Company Shareholder that is entitled to receive Share Consideration to provide evidence, satisfactory to Parent, that such Shareholder is an “accredited investor” as defined in Regulation D under the Securities Act of 1933. The Company shall comply with all applicable Laws in connection with the foregoing.

Section 5.8. Delivery of Monthly Financial Statements. As promptly as possible following the last day of each month after the date of this Agreement and until the Closing Date, and in any event within thirty (30) days after the end of each such month, the Company shall deliver to Parent the consolidated balance sheet of the Company and the related consolidated statements of income and cash flows for the one-month period then ended and for the period from the beginning of the fiscal year through the end of such month, all certified by the chief financial officer of the Company to the effect that such interim financial statements are prepared in accordance with GAAP on a basis consistent with the Financial Statements and present fairly, in all material respects, the financial condition and results of operations of the Company as of the date thereof and for the period covered thereby (collectively, the “Monthly Financial Statements”).

Section 5.9. Satisfaction of Conditions Including Consents. The Company will use its best efforts, to the extent commercially reasonable, to obtain the satisfaction of the conditions set forth in Section 7.2 of this Agreement, including without limitation, obtaining all relevant consents required as specified in Section 3.4 of the Company Disclosure Schedules.

ARTICLE 6

MUTUAL COVENANTS

Section 6.1. Commercially Reasonable Efforts. From the date of this Agreement to the Closing and upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, estoppels or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby and to fully carry out the purposes of the Transaction Agreements and (v) ensuring that its representations and warranties remain true and correct in all material respects through the Closing Date and that the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

Section 6.2. Expenses. Whether or not the Merger and the other transactions contemplated hereby are consummated, each of the Parties shall bear its own fees and expenses incurred or owed in connection with the Merger, this Agreement and the other transactions contemplated hereby except as otherwise set forth in the computation of Net Working Capital, Article 8 and the Escrow Agreement. Accordingly, any Company Transaction Expenses that are unpaid by the Company as of the Effective Time shall correspondingly decrease the Share Consideration and the Option Consideration on a dollar-for-dollar basis, based on the Parent Stock Value.

ARTICLE 7

CONDITIONS PRECEDENT

Section 7.1. Conditions to Each Party’s Obligation. The respective obligation of each Party to effect the Merger is subject to the satisfaction (or express written waiver by Parent and the Company) on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval and Related Notices. The Company Shareholder Approval shall have been duly obtained and the holders of the Capital Stock of the Company shall have been given the notice to which they are entitled of the Merger (and related matters) under the Company’s Constitutive Documents or each of such holders shall have waived such notice (and copies of such waivers shall have been provided to Parent).

(b) No Injunction or Restraint. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.1, each of the Parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

Section 7.2. Conditions to Parent’s Obligation. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or express written waiver by Parent) on or prior to the Closing Date of the following conditions:

(a) Representations, Warranties and Covenants of the Company. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have performed or complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company on or before the Closing Date. The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, confirming the foregoing.

(b) No Material Adverse Effect. No event, change or development shall have occurred or be continuing that has had or could reasonably be expected to have a Company Material Adverse Effect.

(c) No Injunction. There shall not be pending or threatened by any Governmental Entity any Proceeding (or by any other Person any Proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries in connection with the Merger any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by Parent, its Subsidiaries or the Company of any material portion of the business or assets of Parent, its Subsidiaries or the Company, or to compel Parent, its Subsidiaries or the Company to dispose of, hold separate or license any material portion of the business or assets of Parent, its Subsidiaries or the Company, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any shares of Capital Stock of the Company, including the right to vote such shares on all matters properly presented to the shareholders of the Company or (iv) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company.

(d) Consents and Approvals. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all consents and approvals of third parties (i) with respect to the Company, set forth in Section 3.4 of the Company Disclosure Schedules or otherwise required under any Material Contract (in each case pursuant to written instruments in form and substance reasonably satisfactory to Parent and without payment of any consideration by the Company) and (ii) with respect to Parent, set forth in Section 4.4 of the Parent Disclosure Schedules, or from any Governmental Entity in connection with the Merger, this Agreement and the other transactions contemplated hereby, have been obtained and are in full force and effect.

(e) Shareholder Approval and Releases. The holders of at least ninety-five percent (95%) of the Company Preferred Shares and the holders of at least ninety-five percent (95%) of the Company Common Shares, in each case issued and outstanding immediately prior to the Effective Time, shall have executed and delivered a Written Consent (as defined below) and a Release, no holder shall have taken any action, or threatened to take any action, to rescind, cancel or otherwise terminate such holder’s Written Consent, and Parent shall have received copies of such Written Consents and Releases. Each of the Shareholders entitled to receive Share Consideration shall have delivered written evidence, satisfactory to Parent, that such Shareholder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933.

(f) Agreements with Company Shareholders. At or prior to the Closing, the agreements listed in Section 3.19 of the Company Disclosure Schedules and any other Contract between any Company Shareholder or Affiliate thereof, on one hand, and the Company, on the other hand (other than (i) any confidentiality, noncompetition and nonsolicitation provisions, or provisions assigning or to assign inventions or other Intellectual Property or waiving to or waive any appraisal rights, contained therein inuring to the Company’s benefit, (ii) the Contracts listed in Section 7.2(f) of the Disclosure Schedule, (iii) the Releases and any other agreements contemplated by this Agreement to be entered into in connection with this Agreement (including the agreements required by this Agreement to terminate other agreements)), shall have been terminated pursuant to written agreements in form and substance reasonably satisfactory to Parent, without payment of any consideration by the Company, and there shall be no Liabilities of the Company with respect thereto.

(g) Other Documentation. Parent shall have received:

(i) from the Phillips & Reiter Law Firm, PLLC, counsel to the Company, an opinion in substantially the form of Exhibit I, addressed to Parent and dated the Closing Date;

(ii) a certificate, issued by the Company pursuant to Treasury Regulation Section 1.897-2(h) (as described in Treasury Regulation Section 1.1445-2(c)(3)), that the Company is not, and within the five year period ending on the Closing Date has not been, a U.S. real property holding corporation, as defined in Section 897 of the Code;

(iii) written resignations, effective as of the Closing, of each director of the Company;

(iv) counterparts of (A) the Escrow Agreement, duly executed and delivered by the Company Shareholders’ Representative and the Escrow Agent; (B) Employment Agreement, duly executed and delivered by Robert Weinschenk, and (C) each of the Ancillary Agreements, duly executed by the Company Preferred Shareholders and the Major Common Shareholders;

(v) a Closing Consideration Certificate of the Company, dated the Closing Date and signed by the chief financial officer of the Company, setting forth, with back-up calculations in reasonable detail, the amount of the Share Consideration to be paid to each holder of Company Common Shares and Company Preferred Shares, the Option Consideration to be paid to each Option Holder pursuant to Section 2.9(a); and

(vi) such other certificates and other documentation from the Company as Parent or its counsel shall have reasonably requested and as is customary with respect to the Merger and the other transactions contemplated by this Agreement.

Section 7.3. Conditions to the Company’s Obligation. The obligation of the Company to effect the Merger is subject to the satisfaction (or express written waiver by the Company) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by an authorized signatory of Parent, confirming the foregoing.

(b) Covenants and Agreements. Parent and Merger Sub shall have performed or complied with in all material respects all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or before the Closing Date. The Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by an authorized signatory of Parent, confirming the foregoing.

(c) No Injunction. There shall not be pending or threatened by any Governmental Entity any Proceeding (or by any other Person any Proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement.

(d) Governmental Consents and Approvals. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that all consents of Governmental Entities required in connection with the Merger, this Agreement and the other transactions contemplated hereby, have been obtained and are in full force and effect.

(e) Ancillary Agreements. The Company Shareholders’ Representative shall have received counterparts of (i) the Escrow Agreement, duly executed and delivered by Parent and the Escrow Agent; (ii) Noncompete Agreements, duly executed by Parent; (iii) Employment Agreement, duly executed by Parent; and (iv) each of the Ancillary Agreements, duly executed and delivered by Parent and, in the case of the Amended Investors’ Rights Agreement, the holders of the majority of Registrable Securities (as defined in the Investors’ Rights Agreement).

ARTICLE 8

INDEMNIFICATION

Section 8.1. Indemnification of Parent. From and after the Closing, each of Parent and its Affiliates (including, from and after the Closing, the Surviving Corporation) (each, a “Parent Indemnified Party”) shall be entitled to be indemnified and held harmless from the Escrow Amount and, to the extent that the Escrow Amount has been applied in its entirety to Losses under this Article 8, from any amounts that become payable pursuant to Section 2.3, by way of setoff, against any and all Losses suffered or incurred by such Parent Indemnified Party, arising from, relating to or otherwise in connection with:

(a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement (other than in Section 3.13, which shall be governed by Section 8.4) or in any of the certificates furnished by the Company pursuant to this Agreement (including any Company Disclosure Schedules or the Closing Consideration Certificate) without giving effect to any knowledge or materiality threshold or qualifier contained therein;

(b) any breach or failure to perform any covenant or agreement of the Company contained in this Agreement (other than in Section 5.3, which shall be governed by Section 8.4);

(c) any failure of any Company Shareholder to have good, valid and marketable title, free and clear of all Liens, to the Capital Stock of the Company issued in the name of such Company Shareholder and issued and outstanding immediately prior to the Effective Time;

(d) any claim by a shareholder or former shareholder of the Company, or such shareholder’s affiliates, or by any other Person, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any right of such shareholder or shareholder’s affiliates, or a Company Shareholder or Option Holder (other than the right to receive the Share Consideration, the Option Consideration or any other consideration provided in or contemplated by this Agreement), including any option, preemptive right or right to notice or to vote; (iii) any right under the Constitutive Documents of the Company; (iv) any incorrect allocation of shares of Parent Common Stock (including Parent Common Stock issuable upon the exercise of the Roll-Over Options) or Parent Series D Preferred Stock in the Merger (as set forth on the Closing Consideration Certificate); (v) the sale to Parent pursuant to this Agreement of shares held by such shareholder; or (vi) any other claim with respect to such shareholder’s or former shareholder’s shares of the Company prior to the Merger; or

(e) any Indebtedness of the Company at Closing;

provided, however, that no Parent Indemnified Party shall be entitled to be indemnified pursuant to clause (a) above unless the aggregate of all Losses for which Parent Indemnified Parties would, but for this proviso, be liable exceeds on a cumulative basis $25,000 (the “Company Shareholder Indemnity Threshold”), at which point each Parent Indemnified Party shall be entitled to be indemnified for the aggregate Losses and not just amounts in excess of the Company Shareholder Indemnity Threshold (except that the foregoing proviso shall not apply to any breach of the representations and warranties set forth in Sections 3.1 (Organization and

Standing), 3.2 (Capital Stock; Subsidiaries), 3.3 (Authority; Execution and Delivery; Enforceability), 3.4 (No Conflict; Consents), 3.6 (Undisclosed Liabilities; Indebtedness), 3.15 (Employee Benefit Plans), 3.17 (Compliance with Laws), 3.18 (Employee and Labor Matters), and 3.23 (Brokers), the Closing Consideration Certificate or to any act of fraud). The consent of any particular Company Shareholder or Option Holder shall not be required in order for Parent to be indemnified under this Article 8.

Section 8.2. Indemnification of Company Shareholder Indemnified Parties. From and after the Closing, Parent shall indemnify the Company Shareholders and Option Holders and their Affiliates (each a “Company Shareholder Indemnified Party”) against and hold each Company Shareholder Indemnified Party harmless from any and all Losses suffered or incurred by any such Company Shareholder Indemnified Party arising from, relating to or otherwise in connection with:

(a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of Parent or Merger Sub contained in this Agreement or in the certificate furnished by Parent pursuant to this Agreement; or

(b) any failure to perform any covenant or agreement of Parent or Merger Sub contained in this Agreement;

provided, however, that Parent’s liability under this Section 8.2 shall be limited to the aggregate Escrow Amount and any amounts owed hereunder shall be paid in Parent Common Stock, Parent Series D Preferred Stock and options to purchase Parent Common Stock, based on the Parent Stock Value as of the Closing Date.

Section 8.3. Indemnification Claims.

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.1 or 8.2 in respect of, arising out of or involving a Third Party Claim (other than Tax Claims, which shall be governed by Section 8.4), such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim (including in such notice a brief and specific description of the applicable claim(s), including damages sought or estimated, to the extent actually known by Parent) within 20 Business Days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 8.1 or 8.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure or the provisions of this Article 8 shall have expired pursuant to Section 8.5. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim. The Indemnified Party alone shall conduct and control the defense of such Third Party Claim. The Indemnified Party shall not be entitled to be indemnified or held harmless under Section 8.1 or 8.2 for such Third Party Claim (but the amount at stake shall nevertheless be counted toward the Company Shareholder Indemnity Threshold) if it shall settle such Third Party Claim without the prior written consent of the Indemnifying Party, unless the Indemnified Party has sought such consent and such consent has been unreasonably withheld or delayed, it being agreed that the Indemnifying Party shall not unreasonably withhold or delay such consent.

(b) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement other than in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party (including in such notice a brief and specific description of the applicable claim(s), including damages sought or estimated, to the extent actually known by Parent); provided, however, that failure to give such notification shall not affect the indemnification provided under Section 8.1 or 8.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure or the provisions of this Article 8 shall have expired pursuant to Section 8.5. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes the indemnity claimed by the Indemnified Party under Section 8.1 or 8.2, such indemnity claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability to be indemnified under Section 8.1 or 8.2 and the Indemnified Party shall be indemnified for the amount of the Losses stated in such notice to the Indemnified Party on demand or, in the case of any notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined.

(c) Except with respect to fraud, from and after the Closing, the Escrow Agreement and any amounts payable under Section 2.3 shall be the sole and exclusive means by which Parent may collect any Losses for which it is entitled to indemnification under this Agreement. Notwithstanding the foregoing, nothing in this Article 8 shall limit Parent’s recourse against any Company Shareholder or Option Holder pursuant to the terms of any document to which such Company Shareholder or Option Holder is a party, such as a Release or Letter of Transmittal.

(d) With respect to any claim for indemnification pursuant to Section 8.1 or 8.4(a), references in this Agreement to the “Indemnifying Party” with respect to any right to give or receive notice or consent shall be deemed to refer to the Company Shareholders’ Representative. Should the Company Shareholders’ Representative resign or be unable to serve, a new Company Shareholders’ Representative will be selected jointly by a vote of Company Shareholders and Option Holders who, at Closing, held at least a majority of the Company Common Shares (on an as-converted basis and on an as-exercised basis with respect to Options), whose appointment shall be effective upon execution by such successor of a joinder agreement providing for such successor to become a party to the Escrow Agreement as the Company Shareholders’ Representative, in which case such successor shall for all purposes of this Agreement and the Escrow Agreement be the Company Shareholders’ Representative (and the prior acts taken by the succeeded Company Shareholders’ Representative shall remain valid for purposes of this Agreement and the Escrow Agreement).

Section 8.4. Tax Indemnification.

(a) The Parent Indemnified Parties shall be entitled to be indemnified and held harmless from the Escrow Amount, and, to the extent that the Escrow Amount has been applied in its entirety to Losses under this Article 8, from any amount that becomes payable pursuant to Section 2.3, by way of setoff, against (i) all liability for Taxes of the Company for any Pre-Closing Tax Period, (ii) all liability (as a result of Treasury Regulation 1.1502-6(a) or otherwise) for Taxes of any Person resulting from an agreement entered into or affiliation or membership in an affiliated, combined, consolidated, or unitary group with the Company on or before the

Closing Date, (iii) all Losses arising from, relating to or otherwise in connection with any breach of a representation, warranty or covenant contained in Section 3.13 or Section 5.3; or (iv) all liability for reasonable legal fees and expenses and reasonable out-of-pocket costs incurred in connection any item in clause (i), (ii) or (iii) above (for purposes of this Article 8 and Section 8.4, such items shall be considered to be Losses).

(b) In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”):

(i) real, personal and intangible property, franchise, license, and other Taxes not imposed on income, receipts, sales, use, payment of wages, or other identifiable transactions or events of the Company for the Pre-Closing Tax Period shall be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

(ii) the Taxes of the Company (other than those described in clause (i)) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

(c) With respect to the items under Section 8.4(a) (each, a “Tax Claim”), the Parent Indemnified Party shall send prompt notice to the Company Shareholders’ Representative in writing of the Tax Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Parties have been actually prejudiced as a result of such failure.

(d) The Parent Indemnified Party alone shall conduct and control the defense of any Tax Claim. The Parent Indemnified Party shall not be entitled to be indemnified or held harmless under Section 8.4 for any Tax Claim if it shall settle such Tax Claim without the prior written consent of the Company Shareholders’ Representative, unless the Indemnified Party has sought such consent and such consent has been unreasonably withheld or delayed, it being agreed that the Company Shareholders’ Representative shall not unreasonably withhold or delay such consent.

(e) Any indemnity payment made pursuant to this Section 8.4 shall be treated as an adjustment to the amount of the Share Consideration for Tax purposes, unless a final determination with respect to the Parent Indemnified Party causes such payment to be treated other than as an adjustment to the amount of the Share Consideration for federal income tax purposes.

Section 8.5. Termination of Indemnification. All representations, warranties and covenants that are covered by the indemnification agreements in this Article 8 shall survive the Closing solely for purposes of this Article 8 and shall expire, and the right to be indemnified and held harmless shall terminate, on the date one year following the Closing Date; provided, however, that, in accordance with the terms of the Escrow Agreement, such obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Indemnified Party shall have, on or prior to such date, previously made a claim by delivering a notice of such claim to the Indemnifying Party.

Section 8.6. No Right of Contribution. No Company Shareholder or Option Holder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

ARTICLE 9

TERMINATION

Section 9.1. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time whether before or after receipt of the Company Shareholder Approval:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger is not consummated on or before the date that is two (2) months following the date of this Agreement (the “Outside Date”), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the Party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any Party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(ii) if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) if any condition to the obligation of such Party to consummate the Merger set forth in Section 7.2 (in the case of Parent) or 7.3 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date;

(c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) and (ii) cannot be or has not been cured within ten (10) days after the giving of written notice to the Company of such breach;

(d) by the Company, if Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) cannot be or has not been cured within ten (10) days after the giving of written notice to Parent of such breach; or

(e) by Parent if, within one hour after of the execution and delivery of this Agreement, the holders of Capital Stock of the Company set forth in Section 3.2 of the Company Disclosure Schedules shall not have executed and delivered a written consent of shareholders and notice to the Company (the “Written Consent”), substantially in the form attached hereto as Exhibit J, duly adopting the resolutions contained therein, or the Company Shareholder Approval shall not have been duly obtained.

Section 9.2. Effect of Termination. If this Agreement is terminated and the Merger and the other transactions contemplated hereby are abandoned as described in this Article 9, this Agreement shall forthwith become void and of no further force or effect, except for the provisions of Sections 6.2 and 10.8 and this Section 9.2; provided that nothing in this Section 9.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a Party in accordance with this Section 10.1:

(a) if to Parent or Merger Sub:

TouchTunes Holding Corporation

740 Broadway, Suite 1102

New York, New York 10003

Attention: Phil Livingston

Facsimile No.: (646) 365-0011

with a copy to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Ellen Corenswet

Facsimile No.: (212) 841-1010

(b) if to the Company:

National Broadcast Media Corp.

d/b/a Barfly Interactive Networks

2800 Industrial Terrace

Austin, Texas 78758

Attention: Robert Weinschenk

Facsimile No.: (512) 524-6018

with a copy prior to the Closing to:

Phillips & Reiter, PLLC

6805 Capital of Texas Highway, Suite 318

Austin, Texas 78731

Attention: Michael Dunn

Facsimile No.: (512) 646-1106

and with a copy after the Closing to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Ellen Corenswet

Facsimile No.: (212) 841-1010

(c) if to the Company Shareholders’ Representative to:

James C. (Rad) Weaver

c/o McCombs Family Partners, Ltd.

755 E. Mulberry Avenue, Suite 600

San Antonio, TX 78212

with a copy to:

Phillips & Reiter, PLLC

6805 Capital of Texas Highway, Suite 318

Austin, Texas 78731

Attention: Michael Dunn

Facsimile No.: (512) 646-1106

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine.

Section 10.2. Definitions. The following capitalized terms have the following meanings:

“Affiliate” means, with respect to any Person, a Person who is an “affiliate” of such first Person within the meaning of Rule 405 under the Securities Act of 1933.

“Barfly Screen” means a television or other electronic screen connected to a computer or other electronic device provided by the Company that uses the Company’s Software to run digital advertisements and other promotional messages.

“Benefit Agreement” means any employment, deferred compensation, severance, termination, retention, change in control, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement between the Company and any Company Personnel, or any agreement between the Company and any Company Personnel, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York City are permitted or required by Law, executive order or decree of a Governmental Entity to remain closed.

“Capital Stock” means any capital stock or share capital of, other voting securities of, other equity interest in, or right to receive profits, losses or distributions of, any Person.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986, codified at Part 6 of Title I of ERISA and section 4980B of the Code, and similar applicable state Laws.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Disclosure Schedules” means a schedule of exceptions to the representations and warranties of the Company set forth in Article 3 and other items as set forth herein, delivered contemporaneously with this Agreement.

“Company Material Adverse Effect” means any change, circumstance, development, state of facts, event or effect (i) that has had or could reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, financial condition, results of operations or prospects of the Company or (ii) that could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

“Company Shareholder Approval” means the approval of holders of at least (i) a majority of the Company Common Shares and the Company Preferred Shares, voting together as a single class, on an as-converted basis, and (ii) a majority of the Company Preferred Shares, voting together as a single and collective class.

“Company Transaction Expenses means all fees and expenses incurred by the Company in connection with the negotiation and preparation of this Agreement, the satisfaction of the covenants contained therein and the performance of the transactions contemplated hereby, including without limitation legal fees, accounting fees, valuation fees in connection with stock option valuations, consulting fees and investment banking fees, if any.

“Constitutive Documents” means (i) with respect to a Person that is a corporation, such Person’s certificate or articles of incorporation or certificate of formation and by-laws, (ii) with respect to a Person that is a limited liability company, such Person’s certificate of formation and operating or limited liability company agreement, (iii) with respect to a Person that is a partnership, such Person’s partnership agreement, (iv) with respect to a Person that is a trust, such Person’s trust instrument or agreement, and (v) with respect to a Person that is a legal entity (including one of the type described in clauses (i) through (iv)), any constitutive document of such entity or other document or Contract analogous to those described in clauses (i) through this clause (v).

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, undertaking, license, permit, concession, franchise or legally binding arrangement or understanding, whether written or oral.

“Earn-Out Period means the eighteen-month period from July 1, 2008 through December 31, 2009.

“Employee” means any former or current director, officer, employee, independent contractor, consultant or other service provider of the Company or an ERISA Affiliate.

“Employee Benefit Plan” means any collective bargaining agreement, any pension, profit sharing or other retirement, bonus, deferred compensation, incentive compensation, equity purchase, equity appreciation, restricted equity, equity option or other equity-based (whether real or phantom), vacation pay, sick pay, severance or termination pay, retention, disability, death benefit, employment, consulting, independent contractor, director, retention, hospitalization, fringe benefit, medical, dental, vision, life or other insurance or other plan, program, policy, arrangement or Contract established, maintained, contributed to or required to be established, maintained or contributed to by the Company or any ERISA Affiliate, in each case, providing benefits to any Employee, and in each case whether written or oral, informal or formal, subject to ERISA or not.

“Environmental Law” means any applicable Law (including but not limited to principles of common law) and binding administrative or judicial interpretations thereof relating to (i) the protection of the environment (including indoor and outdoor air, water vapor, surface water, groundwater, wetlands, drinking water supply, surface or subsurface land), natural resources and human health and safety; (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, presence, or the release or threatened release of, Hazardous Materials; (iii) the collection, recovery and recycling of waste resulting from marketed products and their packaging; and (iv) the environmental design, energy efficiency requirements or chemical composition of marketed products and their packaging.

“Environmental Liability” means any and all Losses relating to the Company, its business, operations, assets, facilities, property (including, without limitation, real property and Leased Property) or marketed products, arising from or relating to: (i) failure to comply with any requirement of an Environmental Law; (ii) failure to obtain, maintain in effect or comply with any required Environmental Permit; (iii) actual or alleged obligation to undertake environmental investigation, risk assessment, monitoring, remediation or restoration; or (iv) harm or injury, actual or alleged, to any real property, to any Person, to public health, or to any natural resource as relating to Hazardous Materials.

“Environmental Permits” means all permits, licenses, certificates, approvals or authorizations held by the Company or its operations pursuant to an Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Manufacturers & Traders Trust Company, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Amount” means shares of Parent Common Stock, shares of Parent Series D Preferred Stock and options to purchase shares of Parent Common Stock, representing in each case ten percent (10%) of the Share Consideration and Option Consideration otherwise payable to Company Shareholders and Option Holders pursuant to Sections 2.1 and 2.9 and the Closing Consideration Certificate, calculated after any Net Working Capital reduction pursuant to Section 2.2.

“Fully Diluted Parent Stock” immediately following the Effective Time shall mean the aggregate number of shares of Parent Common Stock (i) outstanding immediately following the Effective Time, and (ii) issuable upon the conversion of all outstanding shares of Parent Preferred Stock and the exercise of all outstanding options and warrants to purchase Parent Common Stock or Parent Preferred Stock (on an as-converted basis) immediately following the Effective Time; provided, however, that Fully Diluted Parent Stock shall not include (x) any shares of Parent Common Stock or Parent Preferred Stock issuable upon the exercise of any warrant issued by Parent in connection with the amendment to the Credit Agreement described in Section 4.6 of the Parent Disclosure Schedule, or (y) any shares of Parent Series E Preferred Stock issued, on or after the Closing Date, pursuant to Section 2.10 of this Agreement or otherwise.

“Governmental Entity” means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental or regulatory authority of any thereof, whether domestic or foreign.

“Hazardous Materials” means any and all materials (including without limitation substances, chemicals, compounds, mixtures, products or byproducts, biologic agents, living or genetically modified materials, wastes, pollutants and contaminants) that are (i) listed, characterized or regulated pursuant to Environmental Law; (ii) identified or classified as “hazardous,” “toxic,” “dangerous,” “pollutant,” “contaminant,” “explosive,” “corrosive,” “flammable,” “radioactive,” “reactive” or “special waste”; (iii) capable of causing harm or injury to human health, natural resources or the environment; or (iv) oils, petroleum, petroleum products, wastes or byproducts, asbestos or asbestos containing materials, lead-based paint, polychlorinated biphenyls, urea formaldehyde, explosives, bacteria or fungi.

“Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices and not more than 90 days past due), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all capital lease obligations of such Person, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (ix) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (x) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line) and (xi) all obligations of such Person pursuant to any deferred compensation agreements.

“Indemnified Party” means either a Parent Indemnified Party or a Company Shareholder Indemnified Party.

“Indemnifying Party” means (i) with respect to a claim for indemnification pursuant to Section 8.1 or 8.4(a), Company Shareholders, in accordance with the Escrow Agreement, and (ii) with respect to a claim for indemnification pursuant to Section 8.2, Parent.

“Intellectual Property of any Person means all intellectual property and related rights arising from or in respect of the following, whether protected, created or arising under any Law, including: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “Marks”); (iii) all copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”); (iv) all discoveries, research and development, know-how, formulae, algorithms, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, methods, programs, subroutines, tools, materials, processes, inventions (whether patentable or unpatentable and whether or not reduce to practice), apparatus, creations, improvements, works of authorship and other similar materials, all recordings, graphs, designs, drawings, reports, analyses, and other writings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology; (v) all Software; and (vi) all similar or equivalent rights to any of the foregoing.

“IP Proceeding” means a Proceeding which (i) involves a claim against the Company or notice to the Company of infringement of, unauthorized use of, or misappropriation, dilution or violation of or conflict with any Intellectual Property of any third party, or (ii) challenging the ownership, use, validity, priority, duration, scope, use, right to use, enforceability or effectiveness of any Intellectual Property owned by or licensed to the Company, (including without limitation any interference, reissue, reexamination, opposition, concurrent use, cancellation, invalidity or other similar Proceeding).

“Knowledge and “knowledge”, with respect to the Company or Parent, means the knowledge of the Company or Parent, as the case may be, would reasonably be expected to have after due inquiry of its executive officers and, with respect to the Company, Stephen Straus, Bob Weinschenk, Charlie Paulette, Gary Goldman and Steve Madere.

“Law” means any constitution, act, statute, law (including common law), ordinance, treaty, rule or regulation of any Governmental Entity.

“Liability” means any Indebtedness, liability, claim, demand, expense, commitment or obligation of any kind or description (whether known or unknown, absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Losses” means any debts, obligations and other liabilities (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, asserted or unasserted or otherwise), losses, claims, damages, Taxes, diminutions in value, interest obligations, deficiencies, judgments, assessments, fines, fees, penalties and expenses (including amounts paid in settlement, interest, court costs, fees and expenses of attorneys, accountants, financial advisors, consultants, investigators and other experts and other expenses of litigation).

“Net Advertising Revenue” means net amounts actually received by the Company or the Parent, made to bank accounts of the Company or the Parent, from advertising revenue from the sale to advertisers by the sales force of Barfly (based on a Barfly sales team consistent with the Budget and Operating Plan) of space for advertising and promotions on Parent’s products including, without limitation, Barfly Screens, digital jukeboxes and PlayPorTT™ screens, during the Earn-Out Period, less sales taxes and withholding or other similar taxes (but not income taxes), payment of third party commissions, agency fees, discounts, refunds or credits; provided, that only amounts received on or before sixty (60) days after the end of the Earn-Out Period shall constitute Net Advertising Revenue; and provided, further, that no amounts received shall constitute Net Advertising Revenue if a claim against the Company is outstanding concerning such sale. Revenue recognition of advertising sales by the Company, for purposes of determining Net Advertising Revenue, shall be in accordance with Parent’s revenue recognition policy and GAAP.

“Net Working Capital” means, with respect to a particular date, (i) the consolidated current assets of the Company as of such date, minus (ii) the consolidated current liabilities of the Company as of such date, including payment of any Company Transaction Expenses, including any Company Transaction Expenses and fees incurred by the Company in connection with the Merger under Sections 5.3, 6.2 and 10.14 or otherwise. For purposes of calculating Net Working Capital, any negative cash balance attributable to outstanding but uncleared checks shall be removed from the cash account and treated as accounts payable in the current liability section of the Closing Balance Sheet.

“Open Source Materials” means any software that is distributed or made generally available as “open source” software or in source code or equivalent form under license terms that permit modifications or redistribution of such software. Open Source Materials includes, without limitation, software that is licensed under the GNU General Public License, Apache License or BSD License.

“Option” means an option to purchase or acquire Company Common Shares.

“Option Holder” means the holder of an Option.

“Order” means any writ, judgment, decree, injunction, settlement or similar order of or approved by any Governmental Entity (in each such case whether preliminary or final).

“Ordinary Course of Business” means the ordinary course of business of the Company in substantially the same manner as currently conducted and consistent with past practice and in compliance with applicable Law.

“Parent Material Adverse Effect” means any change, circumstance, development, state of facts, event or effect (i) that has had or could reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, financial condition, results of operations or prospects of Parent or its Subsidiaries, taken as a single enterprise, or (ii) that could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other transactions contemplated by this Agreement.

“Parent Stock Value” means, for the purposes of this Agreement and the Escrow Agreement, $1.234317 with respect to each share of Parent Common Stock (including Parent Common Stock issuable upon exercise of the Roll-Over Options) and Parent Series D Preferred Stock as of the Closing Date. For the avoidance of doubt, for purposes of the Escrow Amount and Adjustment Amount, each such share shall have the same value.

“Permitted Liens” means the following, to the extent not securing Indebtedness: (i) statutory Liens for Taxes not yet due or payable; (ii) Liens for assessments and other governmental charges or Liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the Ordinary Course of Business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; and (iii) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Entity.

“Pre-Closing Tax Period” means any taxable period or portion thereof ending on or before the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on the Closing Date shall constitute a Pre-Closing Tax Period.

“Proceeding” means any suit, action, mediation, arbitration, investigation or other similar proceeding.

“Proprietary Information” means all discoveries, research and development, know-how, formulae, algorithms, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, methods, programs, subroutines, tools, materials, processes, inventions (whether patentable or unpatentable and whether or not reduce to practice), apparatus, creations, improvements, works of authorship and other similar materials, all recordings, graphs, designs, drawings, reports, analyses, and other writings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology

“Real Estate Asset” means, at any time of determination, any interest (fee or leasehold) or any right of ownership then owned by the Company in any real or immovable property.

“Representatives” means, with respect to a Person, such Person’s legal, financial, internal and independent accounting and other advisors and representatives.

“Restricted Stock” means any Capital Stock of the Company that is subject to a right of repurchase or redemption by the Company, subject to forfeiture back to the Company or subject to transfer or lock-up restrictions (other than standard six-month market stand-off or lock-up provisions in connection with an initial public offering of securities).

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

“Subsidiary” means, with respect to any Person, another Person (i) an amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or (ii) of which such first Person is a general partner.

“Tax” means: (i) any United States federal, state, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, stamp, alternative or add-on minimum, environmental, withholding and any other tax, duty, assessment or governmental tax charge of any kind whatsoever, imposed or required to be withheld by any taxing authority; (ii) any interest, additions to tax, or penalties applicable or related thereto; and (iii) any amount described in clause (i) or (ii) for which a Person is liable as a successor or transferee, or by Contract, indemnity or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement or other form relating to Taxes filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim means any Proceeding, claim or demand by a Person other than a Person from which indemnification may be sought under Article 8.

“Transaction Agreements” means, collectively, this Agreement and the Escrow Agreement.

Section 10.3. Descriptive Headings; Certain Interpretations. The table of contents and headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article”, “Section”, “Subsection”, “Exhibit” or “Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or after the date of this Agreement.

Section 10.4. Company Shareholders’ Representative.

(a) The Company designates James C. Weaver as the representative of the Company Shareholders and Option Holders and any other person who is or becomes, through the Effective Time, a holder of Capital Stock of the Company or an Option (such person, the “Company Shareholders’ Representative”). The Company Shareholders’ Representative hereby accepts the appointment as Company Shareholders’ Representative, all in accordance with the terms of this Agreement. The Company Shareholders’ Representative shall have authority to take any and all actions expressly permitted or required to be taken by the Company Shareholders’ Representative hereunder and which he believes are necessary or appropriate under this Agreement, including, without limitation, giving and receiving any notice or instruction expressly permitted or required under this Agreement by the Company Shareholders’ Representative, authorizing payments to be made with respect hereto, defending all claims pursuant to Article 8 of this Agreement, consenting to, compromising or settling all claims, conducting negotiations with Parent and its agents regarding such claims, taking any and all other actions specified in or contemplated by this Agreement. From and after the Effective Time, the Company Shareholders’ Representative shall serve as the sole representative of such Persons with respect to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

(b) The Company Shareholders’ Representative shall serve in such capacity without compensation except for the reimbursement from such Persons of out-of-pocket expenses. Notwithstanding anything to the contrary contained in this Agreement, Company Shareholders’ Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, Liabilities on behalf of any Company Shareholder or Option Holder shall otherwise exist against Company Shareholders’ Representative. Following Parent’s payment to the Company Shareholders’ Representative of any amount pursuant to this Agreement or the Escrow Agreement, neither Parent nor the Company (or Surviving Corporation) shall have any liability to any Company Shareholder or Option Holder for any such amount, including for the Company Shareholders’ Representative’s failure to distribute such amount to Company Shareholders or Option Holders in accordance with their individual arrangements with the Company Shareholders’ Representative, and each Company Shareholder’s and Option Holder’s sole remedy shall be against the Company Shareholders’ Representative and not against Parent or the Company (or Surviving Corporation).

(c) The Company Shareholders’ Representative may resign at any time by giving written notice to the Company and Parent. The holders of a majority of the Company Common Stock and the Company Preferred Stock shall then have the right at any time during the term to appoint a successor Company Shareholders’ Representative; provided, however, that neither such resignation of the then-acting Company Shareholders’ Representative nor such appointment of a successor Company Shareholders’ Representative shall be effective until the delivery to Parent of executed counterparts of a writing signed by the requisite Company Shareholders with respect to such removal and appointment, together with an acknowledgment signed by the successor Company Shareholders’ Representative appointed in such writing that he, she or it accepts the responsibility of successor Company Shareholders’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Company Shareholders’ Representative.

Section 10.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void. Notwithstanding the foregoing, Merger Sub, the Company and the Company Shareholders’ Representative hereby consent to the collateral assignment of Parent’s rights and obligations under this Agreement to Goldman Sachs Specialty Lending Group, L.P. as agent of certain lenders under a credit facility between and among Parent, the Borrowers named therein and such lenders (the “Credit Facility”) as security for obligations of the Credit Facility. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 10.6. Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law, in equity or otherwise.

Section 10.7. Waiver and Amendment.

(a) At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.7(b), waive compliance with any of the agreements or conditions contained in this Agreement. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Party at Law, in equity or otherwise.

(b) Except as otherwise specifically set forth in this Agreement, this Agreement may be amended by the Parties at any time; provided, however, that there shall be made no amendment that by Law requires approval by Company Shareholders, without the further approval of such shareholders.

(c) Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by Parent and the Company or, in the case of a waiver, by the party granting the waiver and (ii) only in the specific instance and for the specific purpose for which made or given.

Section 10.8. Entire Agreement. The Transaction Agreements and the Nondisclosure Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, with respect to the transactions contemplated thereby. The Nondisclosure Agreement shall survive any termination of this Agreement.

Section 10.9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights or remedies.

Section 10.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 10.11. Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (other than Sections 5-1401 and 5-1402 of the New York

General Obligations Law, or their successors). In the event of any dispute arising out of or relating to this Agreement, then, subject to Sections 2.3(d) and 2.4, such dispute shall be resolved solely and exclusively by confidential binding arbitration with the New York City branch of JAMS to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each Party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Proceeding relating to or arising out of this Agreement or any other Transaction Agreement or any of the transactions contemplated hereby or thereby, and agree to the arbitration provision in this Section 10.11.

Section 10.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.13. Currency. All references to “dollars” or “$” shall refer to the lawful currency of the United States and all calculations of amounts herein shall be determined in dollars unless otherwise provided herein.

Section 10.14. Transaction Costs. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

TOUCHTUNES HOLDING CORPORATION

By:
Name:	Philip Livingston
Title:	Secretary and Treasurer

NBM MERGER SUB., INC., a Texas corporation and a wholly-owned subsidiary of TouchTunes Music Corporation

By:
Name:	Philip Livingston
Title:	Secretary and Treasurer

NATIONAL BROADCAST MEDIA CORP., a Texas corporation

By:
Name:
Title:

JAMES C. (RAD) WEAVER, AS COMPANY SHAREHOLDERS’ REPRESENTATIVE

By:
Name:
Title:

Signature page to Merger Agreement

EXHIBIT A

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of September         , 2008 (this “Agreement”), by and among TouchTunes Corporation, a company organized under the laws of the State of Delaware (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”) and Manufacturers and Traders Trust Company, a banking corporation, organized under the laws of New York (the “Escrow Agent”).

Recitals

Parent, NBM Merger Sub, Inc., a Texas corporation (“Merger Sub”), National Broadcast Media Corp., a Texas corporation, d/b/a Barfly Interactive Networks (the “Company”), and the Company Shareholders’ Representative have entered into an Agreement and Plan of Merger dated as of August 26, 2008 (as it may be amended and in effect from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company shall continue as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

The Merger Agreement requires, as a condition to the consummation of the transactions contemplated thereby, that Parent, the Company Shareholders’ Representative and the Escrow Agent enter into this Agreement. Pursuant to the Merger Agreement, Parent will deposit [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock (the “Escrow Shares”) into the Account (as defined below) after the Effective Time, which date once known will be communicated in writing to the Escrow Agent by Parent.

Escrow Agent is willing to serve as agent for Parent and the Company Shareholders’ Representative on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are the hereby acknowledged, the parties hereto agree as follows:

1. Interpretation. The descriptive headings of the several Sections and subsections of the Agreement are inserted for convenience only and shall not be a part of the Agreement for purposes of interpretation or otherwise. Section and subsection references contained herein are references to Sections and subsections of this Agreement unless otherwise specified. Terms such as “herein,” “hereunder” and “hereof” refer to this Agreement as a whole and not to any specific section or subsection. With respect to all terms in this Agreement, the singular includes the plural and the plural the singular, and words importing any gender include the other genders. Escrow Agent, Parent and the Company Shareholders’ Representative may be referred to herein as a “Party” or the “Parties.”

2. Appointment; The Account.

(a) Appointment of Escrow Agent. Parent and the Company Shareholders’ Representative hereby appoint Escrow Agent as their agent, to maintain the Account (as defined below), to receive, hold and disburse the Escrow Funds (as defined below) and to perform the other duties expressly set forth herein, and Escrow Agent hereby accepts such appointment on the terms and conditions set forth in this Agreement. Escrow Agent shall account for the Escrow Funds separately from its funds and property and the funds and property of other customers. Escrow Agent shall have the sole power of withdrawal from the Account. The Escrow Funds shall be held as a trust fund and shall not be subject to any lien, attachment or trustee process or any other judicial process by any creditor of the Company Shareholders’ Representative or any Party to this Agreement and shall be used solely for the purpose set forth in this Agreement.

(b) Escrow Account. On or prior to the date of this Agreement, Escrow Agent has established on its books a segregated account entitled “TouchTunes Corporation Escrow Account” (the “Account”). Within 30 days after the date of this Agreement, Parent shall deliver to Escrow Agent for credit to the Account stock certificates, in the name of Manufacturers and Traders Trust Company, in its capacity as Escrow Agent, representing the Escrow Shares listed on Schedule A, duly endorsed in blank to the Escrow Agent (together with all property on deposit in, or to the credit of, the Account from time to time during the term of this Agreement, the “Escrow Funds”). The Account shall bear the taxpayer identification number of Parent, and any earnings, dividends or interest credited to the Account will be reported to such Party and added to the Escrow Funds.

(c) Escrow Share Value. For all purposes under this Agreement, including the determination of the number of Escrow Shares, if any, to be released to the Parent by the Escrow Agent under Section 3 of this Agreement, each Escrow Share shall be valued at $1.234317 per share (the “Parent Stock Value”), regardless of whether the Escrow Share consists of a share of Parent Series D Preferred Stock or a share of Parent Common Stock.

3. Claims Against the Escrow Funds.

(a) Procedure For Claims Against Base Escrow Funds. An Indemnified Party may make a claim for indemnification against the Escrow Funds under Section 8.1 of the Merger Agreement (such claims being referred to as the “Claims”) on or prior to 5:00 p.m. Eastern Standard Time on the first anniversary of the Effective Time (the “Escrow Release Date”).

(b) Indemnification Certificates of Instruction. With respect to a Claim, Parent may at any time on or prior to the Escrow Release Date deliver to the Escrow Agent (with a copy to the Company Shareholders’ Representative) one or more certificates in substantially the form of Annex I (an “Indemnification Certificate of Instruction”) with respect to such claim (attaching thereto a copy of a notice from Parent to the Company Shareholders’ Representative that serves to identify for the Company Shareholders’ Representative the indemnity claim covered by such Indemnification Certificate of Instruction). The Escrow Agent shall give written notice to the Company Shareholders’ Representative of its receipt of an Indemnification Certificate of Instruction within two (2) Business Days of its receipt thereof.

(c) Objection Period. The Company Shareholders’ Representative shall have twenty (20) Business Days following the Escrow Agent’s delivery of an Indemnification Certificate of Instruction to the Company Shareholders’ Representative (the “Objection Period”)

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to deliver a certificate in substantially the form of Annex II (an “Objection Certificate”) (a copy of which shall be delivered to Parent) disputing the Indemnified Parties’ right to be indemnified with respect to the indemnified matter referred to, or disputing the amount (the “Owed Amount”) in respect thereof claimed by the Indemnified Parties to be owed to them in respect thereof pursuant to the Merger Agreement, in such Indemnification Certificate of Instruction. Within ten (10) days after the Company Shareholders’ Representative’s delivery of the Objection Certificate during the Objection Period, Parent shall deliver a notice to the Escrow Agent stating that Parent (i) shall attempt to resolve the dispute with Company Shareholders’ Representative within sixty (60) days from the date of such notice, or (ii) has released all claims set forth in the Indemnification Certificate of Instruction. If Parent attempts to resolve the dispute and has not successfully done so within sixty (60) days of its notice to the Escrow Agent, Parent shall notify the Escrow Agent that the disputed matter has proceeded to litigation.

(d) Delivery of Owed Amount. If the Escrow Agent (i) shall not have received from the Company Shareholders’ Representative an Objection Certificate within the Objection Period, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from Parent and the Company Shareholders’ Representative substantially in the form of Annex III (a “Resolution Certificate”) stating that Parent and the Company Shareholders’ Representative have agreed that the Owed Amount referred to in such Indemnification Certificate of Instruction (or a specified portion of the Owed Amount) is deliverable to one or more of the Indemnified Parties or (B) a copy of a final, nonappealable order of a court of competent jurisdiction (accompanied by a certificate of Parent substantially in the form of Annex IV (a “Litigation Certificate”)) (a copy of which shall also be provided to the Company Shareholders’ Representative) stating that the Owed Amount referred to in such Indemnification Certificate of Instruction (or a specified portion of the Owed Amount) is payable to one or more of the Indemnified Parties, then the Escrow Agent shall, on or prior to the second Business Day next following, as applicable, (x) the expiration of the Objection Period or (y) the Escrow Agent’s receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, instruct the Company’s transfer agent to cancel existing stock certificates in the Escrow Funds and issue new stock certificates to the Company Shareholders’ Representative, as the Company Shareholders’ Representative, with the number of shares issued to the Company Shareholders’ Representative reduced by the Owed Amount as set forth on the Indemnification Certificate of Instruction (or as otherwise directed in such Resolution Certificate or Litigation Certificate) based on the Parent Stock Value; provided that if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable to Parent, the number of shares issued to the Company Shareholders’ Representative, as Company Shareholders’ Representative shall be reduced by such lesser amount.

(e) Notification of Dispute. The Escrow Agent shall give written notice to Parent of its receipt of an Objection Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Company Shareholders’ Representative of its receipt of a Litigation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Litigation Certificate.

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(f) Cancellation by Delivery of Escrow Shares. Upon the delivery by the Escrow Agent of the Owed Amount referred to in an Indemnification Certificate of Instruction by means of delivery of Escrow Shares or other Escrow Funds, such Indemnification Certificate of Instruction shall be deemed cancelled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to in either such certificate, the related Indemnification Certificate of Instruction shall be deemed cancelled.

(g) Cancellation by Parent. Upon Parent’s determination that it then has no claim or it has released its claim with respect to an Owed Amount referred to in an Indemnification Certificate of Instruction (or a specified portion of the Owed Amount), Parent will deliver to the Escrow Agent a certificate substantially in the form of Annex V (a “Parent Cancellation Certificate”) canceling such Indemnification Certificate of Instruction (or such specified portion of the Owed Amount), and such Indemnification Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to the Company Shareholders’ Representative of its receipt of a Parent Cancellation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Parent Cancellation Certificate.

(h) Cancellation by the Company Shareholders’ Representative. Upon receipt of a final, nonappealable order of a court of competent jurisdiction to the effect that a Indemnified Party is not entitled to be indemnified for any (or a specified portion) of the Owed Amount referred to in an Indemnification Certificate of Instruction as to which the Company Shareholders’ Representative delivered an Objection Certificate within the Objection Period, the Company Shareholders’ Representative may, provided no Resolution Certificate or Litigation Certificate with respect to such matter shall have previously been received by the Escrow Agent, deliver a copy of such final, nonappealable court order (accompanied by a certificate of the Company Shareholders’ Representative substantially in the form of Annex VI (a “Company Shareholders’ Representative Cancellation Certificate”)) canceling such Indemnification Certificate of Instruction (or such specified portion of the Owed Amount) with respect to such Indemnified Party, and such Indemnification Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to Parent of its receipt of a Company Shareholders’ Representative Cancellation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Company Shareholders’ Representative Cancellation Certificate.

(i) Parent as Agent for Parent Indemnified Parties. Only Parent may make a claim against the Escrow Funds, either for itself or on behalf of any other Parent Indemnified Party. In the event that Parent makes a claim against the Escrow Funds on behalf of any other Parent Indemnified Party, any amounts received by Parent on behalf of such other Parent Indemnified Party shall be turned over to such other Parent Indemnified Party promptly upon receipt by Parent.

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4. Release of Escrow Funds.

(a) Release of Escrow Funds. On the next Business Day following the Escrow Release Date, the amount (if any) equal to (A) all amounts that remain in the Account as of such date minus (B) the Outstanding Claims Reserve (as defined below) as of such date shall be released from the Account by the Escrow Agent as provided in Section 4(a). “Outstanding Claims Reserve” means, as of any date, the sum of all of the Owed Amounts referred to in any Indemnification Certificates of Instruction, Resolution Certificates and Litigation Certificates received by the Escrow Agent (on or before the Escrow Release Date in the case of Indemnification Certificates of Instruction) that have not been cancelled as of such date in accordance with Section 3(e), (f) or (g), without duplication.

(b) Delivery of Escrow Funds. The Escrow Agent shall deliver all of the property and funds to be released pursuant to Section 4(a) to the Company Shareholders’ Representative, to be distributed to the Company Shareholders in the respective proportions set forth on Schedule B to this Agreement.

5. Judgments, Call-Back Procedures, Monthly Statements.

(a) Judgments.

(i) In the event that Escrow Agent makes any payment to any other Party pursuant to this Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Account or another Party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other Party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient shall repay to Bank upon written request the amount so paid to it.

(ii) Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Funds, including without limitation any attachment, levy or garnishment, without any obligation to determine such court’s jurisdiction in the matter and in accordance with its normal business practices. If Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any Party or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(b) Call-Back Procedures. In the event that a Party gives property and funds transfer instructions (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, Escrow Agent shall seek confirmation of such instructions by telephone call-back to the authorized person or persons of such Party listed on Schedule C attached hereto, and Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by Escrow Agent. The Parties agree that such security procedure is commercially reasonable.

(c) Monthly Statements. Escrow Agent will furnish monthly statements to Parent and the Company Shareholders’ Representative setting forth the activity in the Account.

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6. Fees and Expenses. Except as expressly provided herein, each of Parent and the Company Shareholders’ Representative shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Parent shall be responsible for, and shall pay to Escrow Agent on demand, its fees in connection with the services rendered by Escrow Agent hereunder, which shall be as set forth on Schedule D. In addition, Parent will reimburse Escrow Agent for all reasonable other out-of-pocket expenses (including without limitation, overnight delivery charges, and reasonable attorneys’ fees (which may include the allocated cost of internal counsel to Escrow Agent)) paid or incurred by it in the performance of its duties under this Agreement.

7. Duties; Liabilities and Indemnification.

(a) Escrow Agent shall have only those duties and responsibilities as expressly set forth herein, and no other duty, obligation or covenant shall be implied or enforceable against Escrow Agent by any person.

(b) Without limiting the effect of Section 7(a) hereof, Escrow Agent shall have no obligation or liability to either Parent or the Company Shareholders’ Representative (or any person claiming through any of them): (i) to review, examine, enforce, administer or take notice of any agreement, instrument or document other than this Agreement; (ii) to determine whether any conditions precedent to a disbursement of Escrow Funds, other than as set forth in Section 3, Section 4 or Section 7, have been or will be satisfied or otherwise to investigate any notice received by Escrow Agent hereunder; (iii) to evaluate or determine the validity or legality of any action or omission by any other person; (iv) to make any payment to Parent or the Company Shareholders’ Representative from any source other than the Account; (v) to communicate with any person other than as expressly provided for in this Agreement; (vi) for any action or omission of Escrow Agent taken or made upon the written, joint instructions of Parent and the Company Shareholders’ Representative; (vii) for any action or omission of any third party, including Parent, the Company Shareholders’ Representative or any federal or state bank regulator; (viii) for any other action or omission of, or for errors in judgment by, Escrow Agent under or in connection with this Agreement taken or made in good faith and without gross negligence or willful misconduct; and (ix) for incidental, consequential, indirect or punitive damages in any event.

(c) Escrow Agent may execute any of its powers and perform any of its duties hereunder by or through attorneys, agents, receivers or employees. Escrow Agent is entitled to advice of counsel concerning all matters hereunder, and may act on the opinion or advice of counsel, accountants, engineers or surveyors. Escrow Agent is not responsible for any loss or damage resulting from any action or non-action taken or made in good faith in reliance on any such opinion or advice.

(d) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person listed on the incumbency certificate provided by each Party in accordance with the terms hereof, who purports to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

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(e) Parent and the Company Shareholders’ Representative will, jointly and severally, indemnify and hold Escrow Agent and each of its officers, directors, employees and affiliates (the “Escrow Indemnified Parties”) harmless from and against any and all claims, suits, liabilities, costs, damages and expenses (including reasonable attorneys’ fees and expenses) suffered or incurred by an Escrow Indemnified Party and arising out of or relating to this Agreement, except any such claims, suits, liabilities, cost, damages or expenses suffered or incurred by an Escrow Indemnified Party as a direct result of the Escrow Indemnified Party’s own gross negligence or willful misconduct in the discharge of its obligations under this Contract.

8. Rights of Stockholders in Escrow Funds.

(a) Voting Rights. Unless and until any Escrow Share is cancelled and returned to Parent pursuant to Section 3 of this Agreement, the stockholder of record of such share shall retain all rights of holders of such shares, including the right to vote such shares.

(b) Dividends and Other Distributions in Respect of the Escrow Shares. Until the release of any Escrow Shares pursuant to Section 4, all dividends payable in cash with respect to such Escrow Shares shall be paid to each stockholder of record and delivered to the Escrow Agent to be held in the Account, and deemed part of the Escrow Funds. All dividends payable in stock or other non-cash property (“Non-cash Dividends”) shall be delivered to the Escrow Agent to by held in the Account and are deemed part of the Escrow Funds, held in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(c) Restrictions on Transfer. Until the release of any Escrow Shares pursuant to Section 4, no sale, transfer or other disposition may be made of any Escrow Share.

9. Term; Termination.

(a) Term. This Agreement shall terminate on the first to occur of: (i) the Escrow Release Date, (ii) the date as of which all Escrow Funds in the Account (including the Outstanding Reserve Claims) have been disbursed in accordance with this Agreement; and (iii) the date that is five (5) business days after the date on which Parent and the Company Shareholders’ Representative give joint written notice to Escrow Agent that this Agreement shall terminate; provided, that if there are Owed Amounts in dispute pursuant to one or more Indemnification Certificates of Instruction that have not been resolved by the Parties, then this Agreement shall survive until such dispute(s) have been resolved and the Escrow Funds have been released pursuant to such resolution.

(b) Resignation and Removal. The Escrow Agent may resign as such thirty (30) days after notifying Parent and the Company Shareholders’ Representative in writing of its intent to resign. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Parent and the Company Shareholders’

7

Representative and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Section 9(d). In either event, upon the effective date of such resignation or removal, and upon payment of all amounts owed to the Escrow Agent hereunder, the Escrow Agent shall deliver the property comprising the Escrow Funds to the successor jointly designated by Parent and the Company Shareholders’ Representative or designated by a court of competent jurisdiction as provided in Section 9(c), as applicable, together with such records maintained by the Escrow Agent in connection with its duties under this Agreement and other information with respect to the Escrow Funds as such successor may reasonably request. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

(c) Selection of Successor by Escrow Agent. If a successor escrow agent shall not have acknowledged its appointment as such as provided in Section 9(d), in the case of a resignation, prior to the expiration of thirty (30) days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent’s removal, as the case may be, because Parent and the Company Shareholders’ Representative are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may petition, at the expense of Parent and Company Shareholders’ Representative, a court of competent jurisdiction for appointment of a successor escrow agent and any such resulting appointment shall be binding upon Parent, the Company Shareholders’ Representative, the Company Shareholders and the Option Holders; provided, however, that any such successor escrow agent shall be in the business of providing escrow services as contemplated hereunder.

(d) Release of Withdrawing Escrow Agent. Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent under this Agreement and the receipt of the property then comprising the Escrow Funds, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement (except to the extent the withdrawing Escrow Agent’s actions or omissions to act with respect to such duties, responsibilities and obligations constituted gross negligence or willful misconduct) and the successor escrow agent shall for all purposes of this Agreement be the Escrow Agent. Any Escrow Agent acting under this Agreement shall each be entitled to rely on the survival of Section 7(e) following the withdrawal and replacement of such Escrow Agent.

(e) Survival. The provisions of Sections 7(e), 9, 11, 12 and 13 shall survive any termination of this Agreement.

10. Representations, Warranties and Covenants.

(a) Each Party represents and warrants to, and covenants with, the other parties as follows:

(i) If such Party is not a natural person, such Party is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the power and authority to enter into this Agreement and to perform its obligations and consummate the transactions contemplated hereby.

8

(ii) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by such Party have been duly and validly authorized by all necessary action on the part of such Party, and this Agreement has been duly and validly executed and delivered by such Party.

(iii) This Agreement constitutes the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms.

(iv) There is no proceeding pending or, to the best of such Party’s knowledge, threatened that would call into question the validity or enforceability of this Agreement against such Party or would adversely affect such Party’s ability to consummate this Agreement and the transactions contemplated hereby.

(b) Contemporaneously with the execution and delivery of this Agreement, each of Parent and the Company Shareholders’ Representative shall deliver an incumbency certificate, substantially in the form attached hereto as Schedule C, as to the officers authorized to act on its behalf under this Agreement. Each of Parent and the Company Shareholders’ Representative shall send to the Escrow Agent, from time to time, a new incumbency certificate to replace any previously delivered incumbency certificate, and which shall reflect any changes in such authorized officers. The Escrow Agent agrees to use such new incumbency certificate for call-back information and to determine the validity of signatures of each Party.

11. Disputes. In the event of any dispute with respect to the Account or the Escrow Funds, the interpretation of this Agreement or the rights and obligations of the parties hereunder, or to the propriety of any action contemplated by Escrow Agent hereunder, or if Escrow Agent in good faith is in doubt as to what action should be taken hereunder, then in any such case Escrow Agent shall not be obligated to resolve the dispute or disagreement or to make any disbursement of all or any portion of the Escrow Funds, but may commence an action in the nature of an interpleader and seek to deposit such property and funds with a court of competent jurisdiction, and thereby shall be discharged from any further duty or obligation with respect to the Account and any Escrow Funds. Escrow Agent may, in its sole discretion in lieu of filing such action in interpleader, elect to cease to perform under this Agreement and to ignore all instructions received in connection herewith until Escrow Agent has received a written notice of resolution signed by the parties to such dispute or disagreement or a final and non-appealable order of a court with jurisdiction over the matter directing a disposition of the Escrow Funds.

12. Notices. All communications and notices permitted or required under this Agreement shall be in writing and shall be sent: (i) by hand delivery; (ii) by commercial overnight courier; (iii) by certified mail, postage prepaid, return receipt requested; or (iv) by facsimile transmission, to a Party using the following information, or such other information as a Party has given to the other Parties in the manner specified in this Section 12:

If to Parent:	TouchTunes Corporation
740 Broadway, Suite 1102
New York, New York 10003
Attn: Philip Livingston
Fax: (646) 365-0011

9

If to the Company Shareholders’ Representative:

McCombs Family Partners, Ltd.
755 E. Mulberry Avenue, Suite 600
San Antonio, TX 78212
Attn: James C. (Rad) Weaver
Fax: (210) 731-4740

If to Escrow Agent:

M&T Bank
One M&T Plaza
Buffalo, NY 14203
Attn: Joan Stapley, 7th Floor CT
Fax: (716) 842-4474

A notice hereunder shall be deemed given: (a) upon receipt, in the case of hand delivery; (b) one day after delivery to the courier, in the case of commercial overnight courier; (c) five (5) calendar days after deposit in the U.S. mail, in the case of certified mail, regardless of the date of actual delivery or whether delivery is ever in fact made; or (d) when completely sent and received, as evidenced by a transmission or activity report of the sender’s facsimile machine, in the case of facsimile transmission. If a notice under this Agreement is refused by the addressee thereof, then the notice shall be deemed to have been given and effective as of the date provided in this Section 12.

13. Other Agreements. This Agreement and the rights and obligations of each Party hereunder shall be governed by, and construed in accordance with, the laws of the State of New York. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any claim, counterclaim, or other proceeding relating to or arising out of this Agreement or any of the transactions contemplated hereby. This Agreement (including the above recitals which are a substantive part hereof) and the schedules and exhibits hereto along with the Merger Agreement constitute the complete and exclusive expression of the terms of the agreement between the parties, and supersede all prior or contemporaneous oral or written agreements, arrangements and understandings among the parties with respect to the subject matter of this Agreement. No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of each of the parties hereto. A purported waiver of any right or condition set forth herein shall not be valid for any purpose unless in writing and signed by the Party against whom such waiver is asserted. This Agreement is for the sole and exclusive benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns, and there are no third party beneficiaries of this Agreement.

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14. Identifying Information. The Parties acknowledge that a portion of the identifying information requested by Escrow Agent is required in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each Party agrees to provide any additional information reasonably requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Prior to or in connection with the execution of this Agreement, each Party shall provide the Escrow Agent with a fully executed Internal Revenue Service form W-8 or W-9, as applicable. Each Party represents that all identifying information provided to Escrow Agent, including without limitation, its TIN or Social Security Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date provided.

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IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the date set forth above.

TOUCHTUNES CORPORATION

By:
Name:
Title:

JAMES C. (RAD) WEAVER, as COMPANY SHAREHOLDERS’ REPRESENTATIVE

By:
Name:
Title:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:
Name:
Title:

Signature page to Escrow Agreement

SCHEDULE A

RECEIPT OF ESCROW FUNDS

Parties:

Escrow Shares

Certificate No.	Name of Stockholder	Total No. of Shares	No. of Shares of Parent Common Stock	No. of Shares of Parent Series D Preferred Common Stock
[ ]	[ ]	[ ]	[ ]	[ ]

Receipt of the above property is acknowledged this             day of             , 20            .

Manufacturers and Traders Trust Company

By:
Name:
Title:

SCHEDULE B

DELIVERY OF ESCROW FUNDS

Parties:

Escrow Shares ]

Certificate No.	Name of Stockholder	Total No. of Shares	No. of Shares of Parent Common Stock	No. of Shares of Parent Series D Preferred Common Stock
[ ]	[ ]	[ ]	[ ]	[ ]

SCHEDULE C

TELEPHONE NUMBER(S) FOR CALL-BACKS

AND

PERSONS DESIGNATED TO GIVE OR CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Parent:

Name	Telephone Number	Signature Specimen

If to the Company Shareholders’ Representative:

Name	Telephone Number	Signature Specimen

Telephone call-backs shall be made to each of Parent and the Company Shareholders’ Representative if joint instructions are required pursuant to this Escrow Agreement.

SCHEDULE D

ESCROW AGENT FEE SCHEDULE

Parties:

Acceptance Fee (one-time only):	$ Payable at closing

Annual Escrow Fee:	$ 1,000 Payable in advance

Reasonable Out-of-Pocket Expenses:

These expenses include, but are not limited to, reasonable customary expenses such as postage (at cost), shipping charges (at cost), cost of checks, travel, stationery (at cost), brokerage and security costs, tax and governmental reporting, notices and audit requests.

Activity Fees:

Investment Transaction Fee	$ *
Processing of requisitions	$
Disbursements made by wire transfer	$
Disbursements made by check	$

*	Not applicable to investments in the MTB Group of Funds. Investments in other money market mutual funds incur a 25 basis point annual investment transaction fee.

ANNEX I

INDEMNIFICATION CERTIFICATE OF INSTRUCTION

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders Trust Company, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Indemnification Certificate of Instruction.

Pursuant to Section 3(b) of the Escrow Agreement, Parent:

(a) certifies that (i) Parent has notified the Company Shareholders’ Representative of the existence of a claim for Losses for which an Indemnified Party is entitled to be indemnified under the Merger Agreement, a copy of which notice is attached hereto, and (ii) in the aggregate, [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock (the “Owed Amount”) is payable to Parent (or to another Parent Indemnified Party, as the case may be) pursuant to the Merger Agreement by reason of the matter described in such notice; and

(b) instructs you to instruct the Company’s transfer agent to cancel the stock certificates in the Escrow Funds and issue new stock certificates to the holders and in the amounts set forth on Exhibit A-I hereto as follows: (i) if you do not receive an Objection Certificate from the Company Shareholders’ Representative prior to the expiration of the Objection Period, within two (2) Business Days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two (2) Business Days following your receipt of a Resolution Certificate or a Litigation Certificate.

TOUCHTUNES CORPORATION

By:
Name:
Title:

Dated: [                    ]

cc: Company Shareholders’ Representative

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Exhibit A-I

Certificate No.	Name of Stockholder	Total No. of Shares	No. of Shares of Parent Common Stock	No. of Shares of Parent Series D Preferred Common Stock
[ ]	[ ]	[ ]	[ ]	[ ]

18

ANNEX II

OBJECTION CERTIFICATE

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders Trust Company, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Objection Certificate.

Pursuant to Section 3(c) of the Escrow Agreement, the Company Shareholders’ Representative:

(a) disputes that the Owed Amount referred to in the Indemnification Certificate of Instruction dated [            ] is payable to Parent (or to another Indemnified Party, as the case may be) pursuant to the Merger Agreement;

(b) certifies that the undersigned has sent to Parent a written statement dated [            ] of the Company Shareholders’ Representative, a copy of which is attached hereto, disputing the Indemnified Parties’ right to be indemnified (or to another Indemnified Party, as the case may be) with respect to the Owed Amount; and

(c) objects to your making payment to Parent as provided in such Indemnification Certificate of Instruction.

JAMES C. (RAD) WEAVER, AS COMPANY SHAREHOLDERS’ REPRESENTATIVE

Dated: [                    ]

cc: Parent

ANNEX III

RESOLUTION CERTIFICATE

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders Trust Company, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Resolution Certificate.

Pursuant to Section 3(d) of the Escrow Agreement, Parent and the Company Shareholders’ Representative:

(d) certify that (i) Parent and the Company Shareholders’ Representative have resolved their dispute as to the matter described in the Indemnification Certificate of Instruction dated [            ] and the related Objection Certificate dated [            ] and (ii) the final Owed Amount with respect to the matter described in such Certificates is [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock;

(e) instruct you to instruct the Company’s transfer agent to cancel the stock certificates in the Escrow Funds and issue new stock certificates to the holders and in the amounts set forth on Exhibit A-III hereto, within two (2) Business Days following your receipt of this Certificate; and

(f) agree that the Owed Amount designated in such Indemnification Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Parent (or to another Indemnified Party, as the case may be) and such Indemnification Certificate of Instruction is hereby cancelled.

TOUCHTUNES CORPORATION

By:
Name:
Title:

JAMES C. (RAD) WEAVER,
AS COMPANY SHAREHOLDERS’ REPRESENTATIVE

Dated: [ ]

Exhibit A-III

Certificate No.	Name of Stockholder	Total No. of Shares	No. of Shares of Parent Common Stock	No. of Shares of Parent Series D Preferred Common Stock
[ ]	[ ]	[ ]	[ ]	[ ]

21

ANNEX IV

LITIGATION CERTIFICATE

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders Trust Company, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Litigation Certificate.

Pursuant to Section 3(d) of the Escrow Agreement, Parent:

(g) certifies that (i) attached hereto is (A) a final, nonappealable order of a court of competent jurisdiction, (B) an executed settlement agreement and release by the parties to the Indemnified Litigation, or (C) of a final, non-appealable award in an arbitration proceeding, resolving the dispute between Parent and the Company Shareholders’ Representative as to the matter described in the Indemnification Certificate of Instruction dated [            ] and the related Objection Certificate dated [            ] and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in the attached order is [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock;

(h) instruct you to instruct the Company’s transfer agent to cancel the stock certificates in the Escrow Funds and issue new stock certificates to the holders and in the amounts set forth on Exhibit A-IV hereto, within two (2) Business Days following your receipt of this Certificate; and

(i) agrees that the Owed Amount designated in such Indemnification Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Parent (or to another Indemnified Party, as the case may be) and such Indemnification Certificate of Instruction is hereby cancelled.

Dated: [ ]	TOUCHTUNES CORPORATION

By:
Name:
Title:

cc: Company Shareholders’ Representative

Exhibit A-IV

Certificate No.	Name of Stockholder	Total No. of Shares	No. of Shares of Parent Common Stock	No. of Shares of Parent Series D Preferred Common Stock
[ ]	[ ]	[ ]	[ ]	[ ]

ANNEX V

PARENT CANCELLATION CERTIFICATE

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Company Shareholders’ Representative Cancellation Certificate.

Pursuant to Section 4(g) of the Escrow Agreement, Parent:

(j) certifies that (i) it hereby withdraws its claim against the Escrow Funds with respect to [all] [specify portion] of the Owed Amount designated in the Indemnification Certificate of Instruction dated [            ] and (ii) as a result the Owed Amount with respect to such Indemnification Certificate of Instruction is [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock; and

(k) agrees that such Indemnification Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, cancelled. If the date of this Parent Cancellation Certificate is after the Escrow Period, Parent hereby authorizes the Escrow Agent to release the Owed Amount to the Company Shareholders’ Representative to the extent that there are no outstanding Indemnification Certificates of Instruction with respect to the Escrow Funds.

Dated: [ ]	TOUCHTUNES CORPORATION

By:
Name:
Title:

cc: Company Shareholders’ Representative

ANNEX VI

COMPANY SHAREHOLDERS’ REPRESENTATIVE CANCELLATION CERTIFICATE

TO

MANUFACTURERS AND TRADERS TRUST COMPANY

as Escrow Agent

TouchTunes Corporation, a Delaware corporation (“Parent”), James C. (Rad) Weaver (the “Company Shareholders’ Representative”), and Manufacturers and Traders Trust Company, a New York banking corporation, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [            ], 2008 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Company Shareholders’ Representative Cancellation Certificate.

Pursuant to Section 3(h) of the Escrow Agreement, the Company Shareholders’ Representative certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between Parent and the Company Shareholders’ Representative as to the matter described in the Indemnification Certificate of Instruction dated [            ] and the related Objection Certificate dated [            ] and (ii) as a result the Owed Amount with respect to such Indemnification Certificate of Instruction is [            ] shares of Parent Common Stock and [            ] shares of Parent Series D Preferred Stock.

JAMES C. (RAD) WEAVER, AS COMPANY SHAREHOLDERS’ REPRESENTATIVE

Dated: [                    ]

EXHIBIT B

TOUCHTUNES CORPORATION

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

September [    ], 2008

i

3.7	Entire Agreement; Amendments and Waivers	21
3.8	Severability	22
3.9	Aggregation of Stock	22
3.10	Dispute Resolution	22
3.11	Waiver of Jury Trial	23

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the [    ] day of September, 2008, by and among TouchTunes Corporation, a Delaware corporation (the “Company”), the holders of the Company’s capital stock listed on the Schedule of Existing Preferred Stockholders attached as Schedule A hereto (the “Existing Preferred Stockholders”), the holders of the Company’s capital stock listed on the Schedule of White Rabbit Stockholders attached as Schedule B hereto (the “White Rabbit Stockholders,” together with the Existing Preferred Stockholders, the “Existing Stockholders”), the holders of the Company’s capital stock listed on the Schedule of Barfly Common Stockholders attached as Schedule C hereto (the “Barfly Common Stockholders”), and the holders of the Company’s capital stock listed on the Schedule of Barfly Preferred Stockholders attached as Schedule D hereto (the “Barfly Preferred Stockholders,” together with the Barfly Common Stockholders, the “Barfly Stockholders”). The Barfly Stockholders and the Existing Preferred Stockholders are together referred to as the “Investors.” The Company, White Rabbit Stockholders and the Investors are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

RECITALS

WHEREAS, the Company and the Existing Stockholders are parties to the Investors’ Rights Agreement, dated as of November 9, 2006, as amended by Amendment No. 1 dated as of September 24, 2007 and Amendment No. 2 dated as of December 6, 2007 (the “Investors’ Rights Agreement”);

WHEREAS, pursuant to Section 3.7 of the Investors’ Rights Agreement, such agreement may be amended by the Company and VantagePoint CDP Partners, L.P., as the holder of a majority of the shares of Common Stock (including Common Stock issuable or issued upon conversion of Preferred Stock);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 26, 2008 (the “Merger Agreement”), between, among others, the Company and National Broadcast Media Corp., doing business as Barfly Interactive Networks (“Barfly”), it is a condition to the closing under the Merger Agreement that the Barfly Stockholders become parties to this Agreement;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(e) The term “Major Barfly Preferred Stockholder” means those Barfly Preferred Stockholders holding at least 500,000 shares of Registrable Securities.

(f) The term “Preferred Stock” means Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock and Series D Preferred Stock.

(g) The term “Qualified Public Offering” shall have the same meaning as set forth in the Company’s Amended and Restated Certificate of Incorporation, as may be further amended from time to time (the “Certificate”).

(h) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) The term “Registrable Securities” means the Common Stock (i) issuable or issued to the White Rabbit Stockholders pursuant to the Purchase Agreement, dated September 24, 2007, among TouchTunes Music Corporation, White Rabbit Game Studio, LLC, the Sellers’ Representative and the Sellers named therein, as amended by Amendment No. 1 on December 6, 2007 (the “Purchase Agreement”), (ii) issuable or issued to the Barfly Common Stockholders pursuant to the Merger Agreement, and (iii) issuable or issued upon conversion of (a) the Preferred Stock and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(j) The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(k) The term “Rule 144” shall mean Rule 144 under the Act.

(l) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.

(m) The term “SEC” shall mean the Securities and Exchange Commission.

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(n) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(o) The term “Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company.

(p) The term “Series B Preferred Stock” means the Series B Preferred Stock, par value $0.001 per share, of the Company.

(q) The term “Series C Preferred Stock” means the Series C Preferred Stock, par value $0.001 per share, of the Company.

(r) The term “Series D Preferred Stock” means the Series D Preferred Stock, par value $0.001 per share, of the Company.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) November 9, 2011 or (ii) six (6) months after the effective date of the Qualified Public Offering, a written request from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated (i) first to Holders of Registrable Securities issuable or issued under clauses (i) and (iii) of the definition of

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“Registrable Securities,” pro rata according to the number of Registrable Securities held by each such Holder, and (ii) second, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that, in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for

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stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated (i) first to Holders of Registrable Securities who hold Preferred Stock, pro rata according to the number of Registrable Securities held by each such Holder and (ii) second, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (the “Initial Offering”), in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence and for purposes of

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Section 1.2(b) concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,500,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include

6

substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the six (6) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period of time that the Holders refrain from selling any securities included in such registration upon the request of the Company or the underwriters;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

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(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall promptly either amend such prospectus or file a supplement, in compliance with state and federal securities laws, to correct such untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) notify each Holder promptly after the Company receives notice thereof, of the time when such registration statement has become effective or a supplement of such registration has been filed;

(j) advise each Holder promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC

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suspending the effectiveness of such registration statement or the threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order should such be issued; and

(k) make generally available to its security holders, and to deliver to the Holders an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve (12) month period and upon the request of a Holder.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to suspend, for a reasonable period of time not to exceed ninety (90) days, the effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

(iv) In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to

9

pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 and 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, partners, members and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action, proceeding or settlement to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such

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registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability and provided that the Company had made available such prospectus for delivery by such Holder or underwriter.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section l.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action, proceeding or settlement (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any

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such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute, subject to the limitations described in Sections 1.9(a) and 1.9(b), to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information furnished expressly for use in connection with such registration by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that should the underwriting agreement not address an aspect of indemnification and contribution contained in this Section 1.9, that shall not constitute a conflict for purposes of this Section 1.9(e).

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Qualified Public Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

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(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 15,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand Off” Agreement”

(a) Each holder of equity securities of the Company that is a party to this Agreement (a “Company Stockholder”) hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) one hundred eighty (l80) days (or such longer period as the underwriters or the Company shall require in order to facilitate compliance with NASD Rule 2711)) with respect to the Company’s Initial Offering and (b) ninety (90) days with respect to a Company underwritten offering other than the Initial Offering, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any

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option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. In addition, the provisions of this Section 1.13 shall only be applicable to the Company Stockholders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Company Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements or this Section 1.13 by the Company or the underwriters shall apply to all holders of capital stock of the Company subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Company Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Company Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Company Stockholder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Participation in Initial Offering. Holders shall have the option to purchase, pro rata based on the number of shares of Common Stock held by such Holder (assuming full conversion at the then effective conversion rate of all Preferred Stock), up to five percent (5%) of the shares sold in the Company’s Initial Offering (without giving effect to any over-allotment option of the underwriters of such Initial Offering), at the same price and on the same terms as the other participants such Initial Offering, net of any underwriters’ discount or

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commission, provided, however, that such right shall not be available to any Holder whose Registrable Securities (or Registrable Securities held by any affiliate of such Holder) are to be registered in such Initial Offering pursuant to Section 1.3(a) hereof. If the Board, in its sole discretion, decides that such option of the Holders to purchase shares of the Company’s Common Stock in the Initial Offering is not in the best interests of the Company or its stockholders or is otherwise inadvisable, in lieu of permitting the Holders to participate in the Initial Offering, the Company shall grant such Holders the option to purchase pro rata based on the number of shares of Common Stock held by each such Holder (assuming full conversion at the then effective conversion rate of all Preferred Stock), on the closing date of the Initial Offering, the number of shares equal to five percent (5%) of the shares sold in the Company’s Initial Offering in a private placement at the same price and on the same terms as the participants in the Initial Offering, net of any underwriters’ discount or commission. The option to purchase shares of the Company’s Common Stock in the Company’s Initial Offering or in a private placement of shares of Common Stock pursuant to this Section 1.3(d) shall be subject to, and limited by, the rules and regulations of the SEC governing such purchases.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Qualified Public Offering, (ii) as to any Holder, such earlier time after the Qualified Public Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 or (iii) when the Company shall sell, convey, or dispose of all or substantially all of the Company’s property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, in each case in a transaction in which the Holders receive, or at such later time at which the Holders receive, cash, cash equivalents or Marketable Securities (as defined below) in consideration for the Registrable Securities held by them; provided that this Section 1.15 shall not cause the Holders’ registration rights to terminate following a merger effected solely for the purpose of changing the domicile of the Company. For purposes of this Agreement, the term “Marketable Securities” means securities that are listed on a national securities exchange or listed on the NASDAQ National Market System and either (i) freely tradeable by the Holders under applicable securities laws on such exchange or system; or (ii) with respect to which the Holder has received registration rights materially similar to those provided under Section 1 of this Agreement.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 15,000,000 shares of Registrable Securities or that is a Major Barfly Preferred Stockholder:

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year,

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and a statement of cash flows for such year, such year end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

(c) within forty-five (45) days of the end of each month an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail and a management report for such month, in a format to be agreed upon by the management and the Investors;

(d) as soon as practicable, but in any event no later than the fifteenth of December of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) with respect to the financial statements called for in Section 2.1(b) and 2.1(c), an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(f) such other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time request, provided, however, that the Company shall not be obligated under this Section 2.1(f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earliest to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act or (iii) the consummation of a Liquidation Event, as that term is defined in the Certificate.

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2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first offer to purchase its pro rata portion of future sales by the Company of its Shares (as hereinafter defined). An Investor shall include any general partners and affiliates of an Investor. Investors shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering to each Investor to purchase its pro rata portion of such Shares in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.5 (“Notices”) to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Investor may elect to purchase, at the price and on the terms specified in the Notice, that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Investor that is a Fully-Exercising Investor may elect to purchase that portion of the Shares for which the Investors were entitled to subscribe, but which were not subscribed for by the Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the number of shares of Registrable Securities issued and held by all Investors that are Fully-Exercising Investors.

(c) If all Shares that Investors are entitled to obtain pursuant to Section 2.4(b) are not elected to be obtained as provided in Section 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within seventy-five (75) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

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(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance of Common Stock (or options therefor) to employees, directors, consultants and other service providers of this corporation for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board, (ii) the issuance of securities pursuant to a Qualified Public Offering (as such term is defined in the Certificate), (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, that is approved by the Board, (v) the issuance of Common Stock and Series D Preferred Stock pursuant to Merger Agreement, as such agreement may be amended from time to time, or the issuance of Series E Preferred Stock as contemplated by or referred to in the Merger Agreement, including the exhibits and schedules thereto, (vi) Common Stock issued to financial institutions, lessors, vendors and strategic partners in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or other transactions approved by the Board up to one percent (1%) of the then outstanding securities of the Company (assuming the exercise and conversion into shares of Common Stock of all then outstanding exercisable and convertible securities of the Company), (vii) any Common Stock, Series D-1 Preferred Stock or Series E Preferred Stock issued or issuable to VantagePoint (as such term is defined in the Amended and Restated Voting Agreement attached as an exhibit to the Merger Agreement (the “Voting Agreement”)) in connection with any equity or debt financing of the Company, up to $5,000,000, by VantagePoint pursuant to a commitment letter dated the date hereof between VantagePoint and the Company’s senior lender, which financing is consummated after the date hereof but on or before December 31, 2008, and (viii) any securities issued in connection with any stock split, stock dividend or recapitalization by the Company that affects all outstanding capital stock of the Company. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Investor; provided, however, that (i) an Investor may assign or transfer such rights to any other entity which controls, is controlled by or is under common control with the Investor or any entity that is managed by the same joint management company of the Investor or any entity that is the general partner or limited partner of the Investors and (ii) a Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s Qualified Public Offering (as such term is defined in the Certificate) or (ii) a Liquidation Event (as such term is defined in the Certificate).

2.5 Proprietary Information and Inventions Agreements. The Company shall require all employees to execute and deliver a Non-Disclosure and Invention Assignment Agreement in substantially the form approved by the Board.

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2.6 Employee Agreements. Unless otherwise approved by the Board, including the approval of at least one VantagePoint Director (as such term is defined in the Voting Agreement, (i) all options to purchase shares of the Company’s Common Stock granted after the date hereof shall vest over a four-year period with the first 25% of such shares vesting twelve (12) months following the date of grant and the remaining shares vesting in equal monthly installments over the following 36 months thereafter, and (ii) option agreements shall provide that the optionee shall have ninety (90) days after termination of service to exercise any vested options.

2.7 Lock-Up of Future Securityholders. The Company shall ensure that all future holders of the Company’s Preferred Stock are subject to a Market Stand-Off substantially similar to that set forth in Section 1.13 hereof.

2.8 D&O Insurance. The Company has as of the date hereof or shall, within ninety (90) days after the date hereof, obtain from financially sound and reputable insurer(s) and maintain director and officer liability insurance in the aggregate amount of at least $5,000,000 (which amount may include any extended coverage remaining from the director and officer liability insurance previously maintained by the Company as a public Company. In addition, immediately prior to any Initial Offering, the Company shall increase such coverage to at least $10,000,000.

2.9 Equal Board Treatment. Unless otherwise approved by the Board, including the approval of at least one VantagePoint Director affiliated with VantagePoint, all non-employee members of the Board shall be accorded no less favorable treatment than any other member of the Board with respect to all matters, including, without limitation, expense reimbursement, stock options or grants, benefits and access to Company information or management. Further, the Company shall reimburse all reasonable expenses incurred by each of the Company’s directors in connection with attending meetings of the Board.

2.10 Series C Preferred Stock Dividends. The Board of Directors of the Company shall not declare, and the Company shall not pay, any dividend on the Company’s Series C Preferred Stock in shares of Series C Preferred Stock without the prior written approval of VantagePoint and, provided that Tony Mastronardi and Guy Nathan continue to own in the aggregate at least 6,000,000 shares of such Common Stock, without the prior written approval of each of VantagePoint, Tony Mastronardi and Guy Nathan.

2.11 Termination of Certain Covenants. The covenants set forth in Sections 2.4 through 2.10 shall terminate and be of no further force or effect (i) upon the consummation of the Company’s sale of its Common Stock or other securities pursuant to a Qualified Public Offering, or (ii) upon a Liquidation Event; provided however, that the rights of VantagePoint shall terminate when VantagePoint holds less than 6,000,000 shares of Common Stock of the Company (assuming conversion of any Preferred Stock held by VantagePoint and subject to adjustments for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) and the rights of Tony Mastronardi and Guy Nathan provided pursuant to Section 2.10 shall terminate when Tony Mastronardi and Guy Nathan in the aggregate hold less than 6,000,000 shares of Common Stock of the Company.

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2.12 Protective Provision for Preferred Stock. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock remain outstanding, the Company shall not, and shall not permit any direct or indirect subsidiary of the Company, to effect any transaction with an affiliate or a stockholder of the Company, without first obtaining the approval of the holders of a majority of the then outstanding shares of all series of Preferred Stock (with such approval being obtained from such holders as a single group, on an as converted to Common Stock basis);

2.13 Board Observer.

(a) So long as the Barfly Preferred Stockholders hold at least 5,000,000 shares of Series D Preferred Stock, the Holders of a majority of the Series D Preferred Stock shall have the right to nominate one (1) Board observer (the “Board Observer”), who shall be one of the Barfly Stockholders or a representative of a Barfly Stockholder, and shall not be an employee of the Company or any of its subsidiaries. Subject to Section 2.13(b), the Board Observer shall have the right to observe and attend meetings of the Board and to receive all notices, minutes, consents and all other materials provided to the members of the Board; provided that the Board Observer executes a confidentiality agreement with the Company, in a form reasonably satisfactory to the Company.

(b) A majority of the members of the Board present at a meeting of the Board shall have the right to exclude the Board Observer from portions of such meeting or to omit to provide the Board Observer with certain information if such members of the Board believe in good faith, based on the advice of Company counsel, that such exclusion or omission is necessary in order to (a) preserve the Company’s attorney-client privilege, or (b) fulfill the Company’s obligations with respect to confidential or proprietary information of third parties; provided, that the Board Observer shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded. In addition, a majority of the members of the Board shall have the right to exclude the Board Observer from portions of meetings of the Board or to omit to provide the Board Observer with certain information if such meeting or information involves information or analysis which would pose a material conflict of interest for the Company with respect to the transactions contemplated by the Merger Agreement or otherwise.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

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3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits and Schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all prior agreements with regard to the subject matter hereof, including but not limited to the Shareholders Agreement. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities; provided however, that so long as the White Rabbit Stockholders hold any Registrable Securities, no amendment, modification or waiver of any provision of this Agreement shall be made without the prior written consent of the White Rabbit Stockholders holding not less than a majority of the Registrable Shares then held by the White Rabbit Stockholders and their permitted assigns under Section 1.11, if the effect of such amendment, modification or waiver would increase the obligation of the White Rabbit Stockholders or such permitted assigns, or reduce or subordinate the rights of the White Rabbit Stockholders or such permitted assigns, in either case in a manner different from the effect on the other Holders of Registrable Securities. Any amendment or waiver effected in accordance with this paragraph 3.7 shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing,

(a) so long as VantagePoint continues to own at least 15,000,000 shares of Common Stock (assuming full conversion at the then effective conversion rate of all shares of Preferred Stock owned by VantagePoint) subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, the provisions of Section 2.9 or 2.10 may be amended and the observance of any term thereof may be waived only with the written consent of VantagePoint;

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(b) so long as the beneficial owners of Techno Exprès, S.A. (Techno Exprès) who received Common Stock from Techno Exprès pursuant to its distribution shares of Common Stock in April 2007 continue to own, in the aggregate, at least 6,000,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, the provisions of Section 2.10 may be amended and the observance of any term thereof may be waived only with the written consent of such beneficial owners holding a majority of the shares of the Common Stock that were subject to such distribution; and

(c) so long as the Barfly Preferred Stockholders continue to own at least 5,000,000 shares of Common Stock (assuming full conversion at the then effective conversion rate of all shares of Preferred Stock owned by such stockholders) subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, the provisions of Section 2.13 may be amended and the observance of any term thereof may be waived only with the written consent of the Barfly Preferred Stockholders holding not less than a majority of the Registrable Shares then held by the Barfly Preferred Stockholders and their permitted assigns under Section 1.11.

3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the New York City branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

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3.11 Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE TO THE ARBITRATION PROVISION CONTAINED IN SECTION 3.10.

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IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

TOUCHTUNES CORPORATION

By:
Name:
Title:

Address:

TouchTunes Corporation 740 Broadway, Suite 1102 New York, New York 10003

Signature Page to the Investors’ Rights Agreement

EXISTING PREFERRED STOCKHOLDERS:

VANTAGEPOINT CDP PARTNERS, L.P.

By:	VantagePoint CDP Associates, L.P.,
By:	VantagePoint CDP Associates, L.L.C.
Its General Partner

By:
Name:
Title:

Address:

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

McCOMBS FAMILY PARTNERS, LTD.

By:
Name:
Title:

Address:	755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

JAMES C. (RAD) WEAVER

Address:	c/o McCombs Family Partners, Ltd. 755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

JOE F. STAFFORD

Address:	4309 Rio Robles Drive Austin, TX 78746 Fax: (512) 532-6655

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

DAVID A. SPENCER

Address:	c/o Mandelbrot Ventures, Inc. 12621 Silicon Drive, Suite 100 San Antonio, TX 78249 Fax: (210) 340-0116

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

A. J. WAIGHT, JR.

Address:	3101 Bee Caves Road, Suite290 Austin, TX 78746 Fax: (512) 498-3500

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

THREE LEE INVESTMENTS LIMITED

By:	QCO Ltd., its General Partner

By:

Print Name & Title:

Address:	970 Isom Road
San Antonio, TX 78216 Fax: (210) 804-4394

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

RICHARD S. HILL

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

D. KENT LANCE, JR.

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

RICHARD E. ANDERSON

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

BRUCE GRAHAM

Address:	678 Tennyson Avenue Palo Alto, CA 94301 Fax: (650) 462-8415

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

HARVEY RING

Address:	66 Pascal Lane Austin, TX 78746 Fax: (512) 328-9647

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

J. BRUCE BUGG, JR.

Address:	P.O. Box 90837 San Antonio, TX 78209 Fax: (210) 930-5160 (this is the number to coordinate fax with his assistant)

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

JAMES E. POPE

Address:	3322 Quam Drive Stoughton, WI 53589 Fax: (608) 242-2509

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

KENTON C. MURPHY

Address:	18641 Withey Road Monte Sereno, CA 95030

Signature Page to the Investors’ Rights Agreement

BARFLY PREFERRED STOCKHOLDERS:

STEVEN G. MADERE

Address:	1903 Stamford Lane Austin, TX 78703

BILL LEAR

Address:

Signature Page to the Investors’ Rights Agreement

BARFLY COMMON STOCKHOLDERS:

STEPHEN STRAUS

Address:	3700 Bridle Path Austin, TX 78703

BOB WEINSCHENK

Address:	4316 Rio Robles Austin, TX 78746

Signature Page to the Investors’ Rights Agreement

Schedule A

Schedule of Existing Preferred Stockholders

VantagePoint CDP Partners, L.P.

Schedule B

Schedule of White Rabbit Stockholders

Kenneth Fedesna

Mark Loffredo

Edward Pellegrini

Edward Suchocki

Dante M. Federighi

William J. Federighi

Mark Lotus

Schedule C

Schedule of Barfly Common Stockholders

Bob Weinschenk

Stephen Straus

Schedule D

Schedule of Barfly Preferred Stockholders

Joe F Stafford

McCombs Family Partners, Ltd

A. J. Waight Jr.

James C. (Rad) Weaver

David A. Spencer

D. Kent Lance, Jr.

Richard S. Hill

J. Bruce Bugg, Jr.

Three Lee Investments Ltd (Steve Lee)

Bruce Graham

Richard E. Anderson (Dick Anderson)

Harvey Ring

Jim Pope

K.C. Murphy

Steve Madere

Bill Lear

EXHIBIT C

AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT

This AMENDED AND RESTATED FIRST REFUSAL AND CO-SALE AGREEMENT (the “Agreement”) is made as of the [    ] day of September, 2008, by and among TouchTunes Corporation, a Delaware corporation (the “Company”), the holders of the Company’s capital stock listed on the Schedule of Existing Stockholders attached as Schedule A hereto (the “Existing Stockholders”), and the holders of the Company’s capital stock listed on the Schedule of New Stockholders attached as Schedule B hereto (the “Barfly Stockholders” and, together with the Existing Stockholders, the “Stockholders”). The Company and the Stockholders are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and the Existing Stockholders are parties to the First Refusal and Co-Sale Agreement, dated as of November 9, 2006, as amended by Amendment No. 1, dated as of December 6, 2007 (the “First Refusal and Co-Sale Agreement”);

WHEREAS, pursuant to Section 10 of the First Refusal and Co-Sale Agreement, such agreement may be amended by the Company and VantagePoint, as the holder of a majority of the shares of Common Stock (including Common Stock issuable or issued upon conversion of Preferred Stock);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 26, 2008 (the “Merger Agreement”), between, among others, the Company and National Broadcast Media Corp., doing business as Barfly Interactive Networks (“Barfly”), it is a condition to the closing under the Merger Agreement that the Barfly Stockholders become parties to this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.

(a) Common Stock. For purposes of this Agreement, the term “Common Stock” shall mean the common stock, par value $0.001, of the Company.

(b) Delivery. For purposes of this Agreement, the term “Delivery” shall have the meaning set forth in Section 6 below.

(c) Equity Securities. For purposes of this Agreement, the term “Equity Securities” shall mean any securities now or hereafter owned or held by a Stockholder (or a transferee in accordance with Section 2.4 herein), or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing.

(d) Holders. For purposes of this Agreement, the term “Holders” shall mean each of the Stockholders or their respective affiliates or persons holding at least five percent (5%) of the Company’s issued and outstanding capital stock on a fully diluted basis (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) or persons who have acquired shares from any such Stockholder or the transferees or assignees of any such Stockholder in accordance with the provisions of this Agreement.

(e) Preferred Stock. For purposes of this Agreement, the term “Preferred Stock” shall mean the Series A preferred stock, par value $0.001, of the Company, the Series B preferred stock, par value $0.001, of the Company, the Series C preferred stock, par value $0.001, of the Company and the Series D preferred stock, par value $0.001, of the Company.

(f) Transfer. For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

2. Agreements Among the Parties.

2.1 Rights of Refusal.

(a) Transfer Notice. If at any time a Stockholder proposes to Transfer Equity Securities (a “Selling Holder”), then unless such transfer is excluded under Section 2.4, the Selling Holder shall promptly give the Company and each Holder written notice of the Selling Holder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (“Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the consideration and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the transfer is being made pursuant to the provisions of Section 2.3, the Transfer Notice shall state under which specific subsection the Transfer is being made.

(b) Holders’ Right of First Refusal. (i) Each Holder shall have an option for a period of ten (10) days from the Delivery of the Transfer Notice as described in Section 2.1(a) to elect to purchase all or any portion of its respective pro rata share of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each Holder may exercise such purchase option and purchase all or any portion of his, her or its pro rata share of the Offered Shares (a “Participating Holder”), by notifying the Selling Holder and the Company in writing, before expiration of the ten (10) day period as to the number of such shares that he, she or it wishes to purchase (the “Participating

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Holder Notice”). Each Holder’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by such Holder on the date of the Transfer Notice and denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by all Holders on the date of the Transfer Notice.

(ii) This is hidden text do not erase In the event any Holder elects not to purchase its pro rata share of the Offered Shares available pursuant to its option under subsection 2.1(b)(i) within the time period set forth therein, then the Selling Holder shall promptly give written notice (the “Overallotment Notice”) to each Participating Holder, which notice shall set forth the aggregate number of Offered Shares that the other Holders have not elected to purchase, and shall offer the Participating Holders the right to acquire the unsubscribed shares. Each Participating Holder shall have five (5) days after Delivery of the Overallotment Notice to deliver a written notice to the Selling Holder (the “Participating Holders Overallotment Notice”) of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Transfer Notice and indicating the maximum number of the unsubscribed shares that it will purchase in the event that any other Participating Holder elects not to purchase its pro rata share of the unsubscribed shares. For purposes of this Section 2.1(b)(ii), the numerator shall be the same as that used in Section 2.1(b)(i) above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by all Participating Holders on the date of the Transfer Notice. Each Participating Holder shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Participating Holder notifies the Selling Holder of such allocation. If the Holders fail to purchase all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Company pursuant to subsection 2.1(d).

(c) Additional Transfer Notice. Subject to the Holders’ option set forth in Section 2.1(b), if at any time the Selling Holder proposes a Transfer, then, within five (5) days after the Holders have declined to purchase all, or a portion, of the Offered Shares or the Holders’ option to so purchase the Offered Shares has expired, the Selling Holder shall give the Company an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Holders have declined to purchase (the “Remaining Shares”) and briefly describe the Company’s rights of first refusal with respect to the proposed Transfer.

(d) Company’s Right of First Refusal. (i) The Company shall have an option for a period of ten (10) days from Delivery of the Additional Transfer Notice to elect, by the approval of its Board of Directors, to purchase all (and not less than all) of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. The Company may exercise such purchase option and purchase all of the Offered Shares by notifying the Selling Holder in writing before expiration of such ten (10) day period. If the Company gives the Selling Holder notice that it desires to purchase such shares, then payment for the Remaining Shares shall be by certified check or wire transfer,

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against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than thirty (30) days after Delivery to the Company of the Additional Transfer Notice, unless the Additional Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.1(e)(ii), below.

(e) Payment. (i) The Participating Holders shall effect the purchase of all the Remaining Shares with payment by certified check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after Delivery to the Holders of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.1(e)(ii), below.

(ii) This is hidden text Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company and the Participating Holders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property. If the Selling Holder and the Company or Participating Holders cannot agree on such cash value within ten (10) days after Delivery to the Holders of the Transfer Notice (or Delivery of the Additional Transfer Notice to the Company), the valuation shall be made by an appraiser of recognized standing selected by the Selling Holder and the Company or the Participating Holders or, if they cannot agree on an appraiser within twenty (20) days after Delivery to the Holders of the Transfer Notice (or Delivery of the Additional Transfer Notice to the Company), each shall select an appraiser of recognized standing and those appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared between the Selling Holder, the Company, and the Participating Holders, with half of the cost borne by the Selling Holder and half the cost borne by the Participating Holders and the Company pro rata, as applicable, based on the number of shares such parties have expressed an interest in purchasing pursuant to this Section 2. Such appraisal will bind the Selling Holder, the Company, and the Participating Holders. If the time for the closing of the Company’s purchase or the Participating Holders’ purchase has expired but the determination of the value of the purchase price has not been finalized pursuant to this section, then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

2.2 Rights of Co-Sale. (a) Each Holder (other than any Holder who is a Selling Holder) (a “Co-selling Holder”) that notifies the Company and the Selling Holder in writing within ten (10) days after Delivery of a Transfer Notice referred to in Section 2.1(a) shall have the right to participate in such sale of Equity Securities (including, without limitation, a sale of Equity Securities to a Holder or Holders pursuant to the Holders’ right of first refusal under Section 2.1(b)) on the same terms and conditions as specified in the Transfer Notice. Such Co-selling Holder’s notice to the Company and the Selling Holder shall indicate the maximum number of shares of capital stock of the Company that the Co-selling Holder wishes to sell (pursuant to Section 2.2(b), below) under his, her or its right to participate. To the extent one or more of the Holders exercise such right of participation in accordance with the terms and

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conditions set forth below, the number of shares of Equity Securities that the Selling Holder may sell in the Transfer shall be correspondingly reduced. Notwithstanding the foregoing, in no event shall a Co-selling Holder’s Transfer of Equity Securities pursuant to this Section 2.2 be deemed a Transfer to which the Company’s and the Holders’ rights of first refusal and co-sale shall apply. Any Holder electing to participate in a Transfer pursuant to this Section 2.2 shall be deemed to have waived such Holder’s right of first refusal set forth in Section 2.1 with respect to the Transfer described in the aforementioned Transfer Notice.

(b) Each Co-selling Holder may sell all or any part of that number of shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Section 2.1 by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Co-selling Holder on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) owned by the Selling Holder and all of the Co-selling Holders on the date of the Transfer Notice.

(c) Each Co-selling Holder shall effect its participation in the sale by promptly delivering to the Selling Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer to the purchaser, which represent:

(i) if the Offered Shares are shares of Preferred Stock, the number of shares of Preferred Stock of the Company that such Co-selling Holder elects to sell; or

(ii) if the Offered Shares are shares of Common Stock, that number of shares of Common Stock, or such number of shares of capital stock of the Company that are at such time convertible into the number of shares of Common Stock, that such Co-selling Holder elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company in lieu of Common Stock, such Co-selling Holder shall convert such shares of capital stock of the Company into Common Stock and deliver Common Stock as provided in this Section 2.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(d) The stock certificate or certificates that the Co-selling Holder delivers to the selling Stockholder pursuant to Section 2.2(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the selling Stockholder shall concurrently therewith remit to such Co-selling Holder that portion of the sale proceeds to which such Co-selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-selling Holder exercising its rights of co-sale hereunder, the Selling Holder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Holder shall purchase such shares or other securities from such Co-selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

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2.3 Non-Exercise of Rights. To the extent that the Holders and the Company have not exercised their rights to purchase all of the Offered Shares or Remaining Shares, as the case may be, within the time periods specified in Section 2.1, and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 2.2, the Selling Holder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares or Remaining Shares, as the case may be, free and clear of subsequent rights of first refusal and co-sale rights under this Agreement. In the event Selling Holder does not consummate the sale or disposition of the Offered Shares or Remaining Shares, as the case may be, within the forty-five (45) day period from the expiration of these rights, the Company’s first refusal rights and the Holders’ first refusal and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or Remaining Shares, as the case may be, by the Selling Holder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and Holders under this Section 2 to purchase Equity Securities from the Selling Holder or participate in sales of Equity Securities by the Selling Holder shall not adversely affect their rights to make subsequent purchases from the Selling Holder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Holder.

2.4 Limitations to Rights of Refusal and Co-Sale. Notwithstanding the provisions of Section 2.1 and 2.2 of this Agreement, the first refusal and co-sale rights of the Holders and first refusal rights of the Company shall not apply to (a) in the case of a company, corporation or a partnership, the Transfer of Equity Securities to any members, shareholders or partners thereof (a member, shareholder or partner of a company, corporation or partnership that is a stockholder of the Company is referred to as an “Indirect Stockholder”) or to any entity controlled by, controlling or under common control with the transferor, (b) the Transfer of Equity Securities to any spouse or member of a Holder’s immediate family (as defined below), or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Holder’s or an Indirect Stockholder’s spouse or members of the Holder’s immediate family, or to a trust for the Holder’s or Indirect Stockholder’s own self, or a charitable remainder trust, or (c) any sale of Equity Securities to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a), (b), or (c) the transferring Holder shall inform all other Holders and the Company in writing of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the transferring Holder under this Agreement with respect to the transferred Equity Securities. Except with respect to the Equity Securities transferred under clause (c) above (which Equity Securities shall no longer be subject to the first refusal rights of the Company and first refusal rights of the Holders), such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as a “Holder” for purposes of this Agreement. For purposes of this Section 2.4, “Holder’s immediate family” shall include any spouse, father, mother, sibling, lineal descendant of spouse or lineal descendant of the Holder or of an Indirect Stockholder.

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2.5 Prohibited Transfers. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(a) In the event a Stockholder should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.2 (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under subsection (b), and the Stockholder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Stockholder the type and number of shares of Equity Securities equal to the number of shares each Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Stockholder shall be equal to the price per share paid by the third-party transferee(s) to the Stockholder in the Prohibited Transfer. The Stockholder shall also reimburse each Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder’s rights under Section 2.2.

(ii) Within ninety (90) days after the later of the date on which the Holder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Stockholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 2.5(b)(i), in cash or by other means acceptable to the Holder.

3. Assignments and Transfers; No Third-Party Beneficiaries. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Holders hereunder are only assignable (i) to any other Holder, (ii) to a partner, member or affiliate of such Holder (including, without limitation, affiliated venture capital funds of which such Holder is a partner or member) or (iii) to an assignee or transferee who acquires all of the Equity Securities held by a particular Holder or at least 15,000,000 shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock).

4. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Stockholders shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

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5. Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Stockholder is entitled by reason of such Stockholder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.

6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).

7. Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Party agrees to cooperate affirmatively with each other Party, and to the extent reasonably requested by any such Party, to enforce rights and obligations pursuant hereto.

8. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), or (b) the consummation of a Liquidation Event, as that term is defined in the Company’s Certificate of Incorporation (as amended from time to time).

9. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any other prior agreements between the parties hereto with respect to the subject matter hereof.

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10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholders holding at least a majority of the Common Stock (including Common Stock issuable or issued upon conversion of Preferred Stock). Notwithstanding the foregoing, in the event that such amendment or waiver adversely affects the obligations or rights of certain Stockholders under this Agreement in a different manner than the other Stockholders who have the same rights, such amendment or waiver shall also require the written consent of such adversely affected Stockholders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon all Holders and their respective successors and assigns.

11. Governing Law. This Agreement shall be interpreted under the laws of the State of New York without reference to New York conflicts of law provisions.

12. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13. Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

14. Aggregation of Stock. For the purposes of determining the availability of any rights under this Agreement, the holdings of any transferee and assignee of an individual or a partnership who is a spouse, ancestor, lineal descendant or siblings of such individual or partners or retired partners of such partnership or affiliates of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Stock by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the New York City branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

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17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE TO THE ARBITRATION PROVISION CONTAINED IN SECTION 16.

{Remainder of Page Intentionally Blank — Signature Pages Immediately Follow}

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

TOUCHTUNES CORPORATION

By:
Name:
Title:

Address:

TouchTunes Corporation 740 Broadway, Suite 1102 New York, New York 10003

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

VANTAGEPOINT CDP PARTNERS, L.P.

By:	VantagePoint CDP Associates, L.P.,
By:	VantagePoint CDP Associates, L.L.C.
Its General Partner

By:
Name:
Title:

Address:

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

McCOMBS FAMILY PARTNERS, LTD.

By:
Name:
Title:

Address:	755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

JAMES C. (RAD) WEAVER

Address:	c/o McCombs Family Partners, Ltd. 755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

S-1

EXISTING STOCKHOLDERS:

JOE F. STAFFORD

Address:	4309 Rio Robles Drive Austin, TX 78746 Fax: (512) 532-6655

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

DAVID A. SPENCER

Address:	c/o Mandelbrot Ventures, Inc. 12621 Silicon Drive, Suite 100 San Antonio, TX 78249 Fax: (210) 340-0116

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

A. J. WAIGHT, JR.

Address:	3101 Bee Caves Road, Suite290 Austin, TX 78746 Fax: (512) 498-3500

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

THREE LEE INVESTMENTS LIMITED

By:	QCO Ltd., its General Partner

By:

Print Name & Title:

Address:	970 Isom Road
San Antonio, TX 78216 Fax: (210) 804-4394

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

RICHARD S. HILL

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

D. KENT LANCE, JR.

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

RICHARD E. ANDERSON

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

BRUCE GRAHAM

Address:	678 Tennyson Avenue Palo Alto, CA 94301 Fax: (650) 462-8415

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

HARVEY RING

Address:	66 Pascal Lane Austin, TX 78746 Fax: (512) 328-9647

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

J. BRUCE BUGG, JR.

Address:	P.O. Box 90837 San Antonio, TX 78209 Fax: (210) 930-5160 (this is the number to coordinate fax with his assistant)

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

JAMES E. POPE

Address:	3322 Quam Drive Stoughton, WI 53589 Fax: (608) 242-2509

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

KENTON C. MURPHY

Address:	18641 Withey Road Monte Sereno, CA 95030

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

EXISTING STOCKHOLDERS:

STEVEN G. MADERE

Address:	1903 Stamford Lane Austin, TX 78703

STEPHEN STRAUS

Address:	3700 Bridle Path Austin, TX 78703

BOB WEINSCHENK

Address:	4316 Rio Robles Austin, TX 78746

BILL LEAR

Address:

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

SCHEDULE A

Schedule of Existing Stockholders

VantagePoint CDP Partners, L.P.

Signature Page to TouchTunes Corporation Amended and Restated First Refusal and Co-Sale Agreement

SCHEDULE B

Schedule of New Stockholders

Joe F. Stafford

McCombs Family Partners, Ltd

A. J. Waight Jr.

James C. (Rad) Weaver

David A. Spencer

D. Kent Lance, Jr.

Richard S. Hill

J. Bruce Bugg, Jr.

Three Lee Investments Ltd (Steve Lee)

Bruce Graham

Richard E. Anderson (Dick Anderson)

Harvey Ring

Jim Pope

K.C. Murphy

Steve Madere

Bill Lear

Bob Weinschenk

Stephen Straus

S-14

EXHIBIT D

AMENDED AND RESTATED VOTING AGREEMENT

This AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of September [    ], 2008, by and among TouchTunes Corporation, a Delaware corporation (the “Company”), the holders of the Company’s capital stock listed on the Schedule of Existing Stockholders attached as Schedule A hereto (the “Existing Stockholders”), and the holders of the Company’s capital stock listed on the Schedule of New Stockholders attached as Schedule B hereto (the “Barfly Stockholders” and, together with the Existing Stockholders, the “Stockholders”). The Company and the Stockholders are individually referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.”

WITNESSETH:

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that (a) holders of shares of Series C Preferred Stock, par value $0.001, of the Company (“Series C Preferred Stock”), voting together as a class, shall elect four (4) members of the Board (the “Series C Directors”), and (b) holders of shares of common stock, $0.001, of the Company (the “Common Stock”) and holders of shares of preferred stock, par value $0.001, of the Company (the “Preferred Stock”) voting together as a class and on an as converted to Common Stock basis, shall be entitled to elect any remaining members of the Board (“Remaining Directors”);

WHEREAS, the Company and the Existing Stockholders are parties to a Voting Agreement, dated as of November 9, 2006, as amended by Amendment No. 1 dated as of December 6, 2007 (the “Voting Agreement”); which provides for the election of the Board;

WHEREAS, pursuant to Section 16 of the Voting Agreement, such agreement can be amended by the Company and VantagePoint CDP Partners, L.P. (“VantagePoint CDP”), as the holder of a majority of the shares of Common Stock (including Common Stock issuable or issued upon conversion of Preferred Stock);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of August 26, 2008 (the “Merger Agreement”), between, among others, the Company and National Broadcast Media Corp., doing business as Barfly Interactive Networks (“Barfly”), it is a condition to the closing under the Merger Agreement that the Barfly Stockholders become parties to this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Agreement to Vote. Each of the Stockholders hereby agrees to vote, whether at a regular or special meeting of the stockholders or by written consent, all shares of the capital stock of the Company now owned, held or hereafter acquired or received by him, her or it, or over which he, she or it exercises voting control, in accordance with the provisions of this Agreement.

2. Board Size. The Stockholders shall vote at any regular or special meetings of stockholders (or by written consent) such shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set at seven (7); provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 16 hereof.

3. Election of Directors.

(a) In any election of directors of the Company to elect the Series C Directors, the Parties holding shares of Series C Stock shall each vote at any regular or special meeting of stockholders (or by written consent) such number of shares of Series C Preferred Stock then owned by them (or as to which they then have voting power) as may be necessary to elect four (4) directors nominated by VantagePoint CDP and its affiliates (collectively, “VantagePoint”) (at least one of whom shall not be affiliated with VantagePoint) for so long as VantagePoint owns at least fifty percent (50%) of the Common Stock issued or issuable upon conversion of the Series C Preferred Stock purchased by VantagePoint pursuant to the Purchase Agreement assuming full conversion at the then effective conversion rate of all shares of Preferred Stock owned by VantagePoint.

(b) In any election of the Remaining Directors, the Stockholders shall each vote at any regular or special meeting of stockholders (or by written consent) such number of voting securities of the Company then owned by them (or as to which they then have voting power) as may be necessary to elect the Remaining Directors as follows:

i. The then current Chief Executive Officer of the Company (the “CEO Director”);

ii. One director nominated by Tony Mastronardi and Guy Nathan (the “Techno Exprès Director”), provided that Tony Mastronardi and Guy Nathan own in the aggregate at least 6,000,000 shares of Common Stock;

iii. One person nominated and approved by a majority of the members of the Board then in office pursuant to subsections 3(a), 3(b)(i) and 3(b)(ii) above, who is not affiliated with the Company or VantagePoint (the “Unaffiliated Director”).

For purposes of this Agreement, the words “affiliate” or “affiliated” shall mean, with respect to a Party, (a) any entity who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Party or (b) any natural person who is a director, officer or employee of (i) such Party, (ii) any subsidiary or parent company of such Party or (iii) any entity described in clause (a) above. For the purposes of this definition, control of an entity shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such entity, or (y) to direct or cause the direction of the management and policies of such entity whether by contract or otherwise.

2

4. Removal; Vacancies. Any director of the Company may be removed from the Board in the manner allowed by law and the Certificate and the Company’s Bylaws. Each Stockholder agrees to vote all of his, her or its shares of capital stock of the Company having voting power (and any other such shares over which he, she or it exercises voting control) for the removal of any director upon the request of the Party then entitled to nominate such director as set forth in Section 3 above, and for the election to the Board of a substitute designated by such Party in accordance with the provisions hereof. Each Stockholder further agrees to vote all of his, her or its shares of capital stock of the Company having voting power (and any other such shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board occurring for any reason shall be filled only in accordance with the provisions of Section 3 above.

5. Bring Along Right. In the event that the holders of more than fifty percent (50%) of the outstanding shares of Preferred Stock in the Company (voting together as a single class on an as-converted to Common Stock basis) approve either (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that would result in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or in which the stockholders of the Company immediately prior to such transaction would own, as a result of such transaction, less than a majority of the voting securities, in the same relative proportions, of the successor or surviving corporation immediately thereafter, (ii) a sale of all or substantially all of the assets of the Company, (such events described in subsections (i) and (ii) are referred to herein as a “Sale of the Company”), then each Stockholder hereby agrees with respect to all securities of the Company which it own(s) or otherwise exercises voting or dispositive authority:

(a) in the event such matter is to be brought to a vote at a stockholder meeting, after receiving proper notice of any meeting of stockholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(b) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital stock of the Company as to which it has beneficial ownership in favor of all matters requiring the vote of the Company’s stockholders in connection with such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company or Sale Event;

(c) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to a Sale of the Company;

(d) to execute and deliver all related documentation and take such other action in support of the Sale of the Company or Sale Event; and

(e) except for this Voting Agreement, neither any of the parties hereto nor any affiliates thereof shall deposit any shares of capital stock beneficially owned by such Party or affiliate in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

3

(f) Notwithstanding the foregoing, with respect to a Sale of the Company, no Stockholder shall be required to vote in the manner described by this Section 5 unless the net proceeds of such Sale of the Company are to be distributed to stockholders of the Company in accordance with the Certificate.

6. Legend on Share Certificates. Each certificate representing any Preferred Shares or Common Shares for shares now owned or hereafter acquired by the Parties shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

7. Covenants of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Parties hereto (assuming conversion of all outstanding securities) in order to protect the rights of the Parties hereunder against impairment.

8. No Liability for Election of Recommended Directors. Neither the Company, the Stockholders, nor any officer, director, stockholder, partner, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

9. Grant of Proxy. Upon the failure of any Stockholder to vote its shares of capital stock in accordance with the terms of this Agreement, such Party hereby grants to the then current Secretary of the Company, a proxy coupled with an interest in all such shares of capital stock owned by such Party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 9 is amended to remove such grant of proxy in accordance with Section 16 hereof, to vote all such shares of capital stock in the manner provided in Sections 2 and 3 hereof.

10. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

4

11. Execution by the Company. The Company, by its execution in the space provided below, agrees that it will cause the certificates issued after the date hereof evidencing the shares of capital stock of the Company to bear the legend required by Section 6 hereof, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that neither the failure to cause the certificates evidencing the shares of capital stock of the Company to bear the legend required by Section 6 hereof nor the failure of the Company to supply, free of charge, a copy of this Agreement, as provided under this Section 11, shall affect the validity or enforcement of this Agreement.

12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 13).

14. Term. This Agreement shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction), (b) the consummation of a Liquidation Event, as that term is defined in the Certificate (as amended from time to time) or (c) such time as the Stockholders (together with their respective affiliates) collectively own less than five percent (5%) of the outstanding voting stock of the Company (assuming the exercise and conversion into shares of Common Stock of the Company of all outstanding exercisable and convertible securities), or (d) the date as of which the Parties terminate this Agreement in accordance with Section 16 hereof.

15. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

16. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the

5

Company and the holders of a majority of the shares of Common Stock (on an as-converted basis) then held by the Stockholders or their successors or assigns. Notwithstanding the foregoing,

(a) the provisions of Section 3(a) and the removal limitations set forth in Section 4 solely in regard to Section 3(a) may be amended and the observance of any term thereof may be waived only with the written consent of VantagePoint.

(b) so long as the beneficial owners of Techno Exprès, S.A. (Techno Exprès) who received Common Stock from Techno Exprès pursuant to its distribution shares of Common Stock in April 2007 continue to own, in the aggregate, at least 6,000,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, the provisions of Section 3(b)(i) and the removal limitations set forth in Section 4 solely in regard to Section 3(b)(i) may be amended and the observance of any term thereof may be waived only with the written consent of such beneficial owners holding a majority of the shares of the Common Stock that were subject to such distribution.

(c) Any amendment or waiver so effected in accordance this Section 16 shall be binding upon all the Parties hereto.

17. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 6.

18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

19. Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto; provided that for any such transfer to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by a transferee reasonably acceptable to the Company, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages hereto. By its execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

6

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

21. Entire Agreement. This Agreement is intended to be the sole agreement of the Parties as it relates to the subject matter hereof and to supersede all other agreements of the Parties relating to the subject matter hereof.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, then such dispute shall be resolved solely and exclusively by confidential binding arbitration with the New York City branch of JAMS (“JAMS”) to be governed by JAMS’ Commercial Rules of Arbitration applicable at the time of the commencement of the arbitration (the “JAMS Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the JAMS Rules. Each party shall bear its own attorneys’ fees, expert witness fees, and costs incurred in connection with any arbitration.

24. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREE TO THE ARBITRATION PROVISION CONTAINED IN SECTION 23.

7

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY

TOUCHTUNES CORPORATION

By:
Name:
Title:

Address:

TouchTunes Corporation 740 Broadway, Suite 1102 New York, New York 10003

Signature Page to Amended and Restated Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXISTING STOCKHOLDERS:

VANTAGEPOINT CDP PARTNERS, L.P.

By:	VantagePoint CDP Associates, L.P.,
By:	VantagePoint CDP Associates, L.L.C.
Its General Partner

By:
Name:
Title:

Address:

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

McCOMBS FAMILY PARTNERS, LTD.

By:
Name:
Title:

Address:	755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

JAMES C. (RAD) WEAVER

Address:	c/o McCombs Family Partners, Ltd. 755 E. Mulberry Avenue, Suite 600 San Antonio, TX 78212 Fax: (210) 731-4740

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

JOE F. STAFFORD

Address:	4309 Rio Robles Drive Austin, TX 78746 Fax: (512) 532-6655

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

DAVID A. SPENCER

Address:	c/o Mandelbrot Ventures, Inc. 12621 Silicon Drive, Suite 100 San Antonio, TX 78249 Fax: (210) 340-0116

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

A. J. WAIGHT, JR.

Address:	3101 Bee Caves Road, Suite290 Austin, TX 78746 Fax: (512) 498-3500

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

THREE LEE INVESTMENTS LIMITED

By:	QCO Ltd., its General Partner

By:

Print Name & Title:

Address:	970 Isom Road
San Antonio, TX 78216 Fax: (210) 804-4394

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

RICHARD S. HILL

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

D. KENT LANCE, JR.

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

RICHARD E. ANDERSON

Address:	c/o HPI
2800 Industrial Terrace Austin, TX 78758 Fax: (512) 835-1222

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

BRUCE GRAHAM

Address:	678 Tennyson Avenue Palo Alto, CA 94301
Fax: (650) 462-8415

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

HARVEY RING

Address:	66 Pascal Lane Austin, TX 78746
Fax: (512) 328-9647

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

J. BRUCE BUGG, JR.

Address:	P.O. Box 90837 San Antonio, TX 78209
Fax: (210) 930-5160 (this is the number to coordinate fax with his assistant)

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

JAMES E. POPE

Address:	3322 Quam Drive Stoughton, WI 53589
Fax: (608) 242-2509

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

KENTON C. MURPHY

Address:	18641 Withey Road Monte Sereno, CA 95030

Signature Page to Amended and Restated Voting Agreement

BARFLY STOCKHOLDERS:

STEVEN G. MADERE

Address:	1903 Stamford Lane Austin, TX 78703

STEPHEN STRAUS

Address:	3700 Bridle Path Austin, TX 78703

BOB WEINSCHENK

Address:	4316 Rio Robles Austin, TX 78746

BILL LEAR

Address:

Signature Page to Amended and Restated Voting Agreement

SCHEDULE A

Schedule of Existing Stockholders

VantagePoint CDP Partners, L.P.

S-1

SCHEDULE B

Schedule of New Stockholders

Joe F Stafford

McCombs Family Partners, Ltd

A. J. Waight Jr.

James C. (Rad) Weaver

David A. Spencer

D. Kent Lance, Jr.

Richard S. Hill

J. Bruce Bugg, Jr.

Three Lee Investments Ltd (Steve Lee)

Bruce Graham

Richard E. Anderson (Dick Anderson)

Harvey Ring

Jim Pope

K.C. Murphy

Steve Madere

Bill Lear

Bob Weinschenk

Stephen Straus

A-1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of September     , 2008 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b) Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

(c) Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this          day of             , 20    .

TRANSFEREE:

By:
Name and Title

Address:

Fax:

Accepted and Agreed:

COMPANY

By:

Title:

B-1

EXHIBIT E

THIS EMPLOYMENT AGREEMENT is entered into as of the [    ] day of September 2008.

BETWEEN:	TOUCHTUNES MUSIC CORPORATION, a Delaware corporation, with an office at 740 Broadway, Suite 1102, New York, New York;

(hereinafter referred to as the “Corporation”)

AND:	MR. ROBERT WEINSCHENK, residing at 4316
Rio Robles Drive, Austin, TX 78746;

(hereinafter referred to as the “Executive”)

IT IS AGREED AS FOLLOWS:

WHEREAS the Corporation has entered into an Agreement and Plan of Merger, dated as of August 26, 2008 (the “Merger Agreement”), by and between the Corporation, National Broadcast Media Corp., d/b/a Barfly Interactive Networks (“Barfly”), NMB Merger Sub, Inc., a wholly-owned subsidiary of the Corporation, and James C. Weaver as Shareholders’ Representative;

WHEREAS the Corporation wishes to employ Executive, and Executive wishes to be employed by the Corporation.

WHEREAS separate and apart from the Corporation’s employment of Executive, the Merger Agreement provides for the exchange of Executive’s ownership interest in Barfly for an ownership interest in the Corporation;

NOW THEREFORE in consideration of the mutual covenants and agreements here contained and for other good and valuable consideration, the parties hereto agree as follows:

1.	At Will Employment

1.1	The Corporation hereby agrees to employ Executive, and Executive hereby accepts employment with the Corporation, upon the terms set forth in this Agreement, on an “at-will” basis. This Agreement shall not be construed as an agreement, either expressed or implied, to employ Executive for any stated term. The employment relationship shall be freely terminable for any reason by either party at any time, subject to Section 9. This Agreement shall become effective on the date on which Executive’s employment with the Corporation begins, which the parties agree shall be [ ].

2.	Duties

2.1.	The Corporation hereby confirms having agreed to engage Executive as a Senior Vice President of the Corporation for Barfly operations. Executive’s duties, responsibilities and authority shall be substantially similar to his duties, responsibilities and authority for the operations of Barfly prior to the Merger (as such term is defined in the Merger Agreement), recognizing that his position and title, however, will be as a Senior Vice President of the Corporation. In such capacity, Executive shall perform such duties and exercise such powers pertaining to such role for the Corporation and its affiliates as determined by the Board of Directors of the Corporation after the Closing (as defined in the Merger Agreement).

2.2.	By his acceptance hereof, Executive agrees to devote substantially all of his working time, attention and skill to the Corporation and to make every reasonable effort necessary to promote the success of the Corporation’s business and perform adequately the duties that are assigned to him. Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Corporation and any changes therein which may be adopted from time to time by the Corporation.

3.	Reporting procedures

3.1.	Executive shall report directly to the President and Chief Executive Officer of the Corporation or such other person as designated by the Corporation from time to time.

4.	Remuneration

4.1.	The annual base salary payable to Executive for his services hereunder shall be U.S. $275,000 exclusive of bonuses, benefits and other compensation. The Executive’s base salary will be payable in periodic installments in accordance with the Corporation usual practice for its executives pursuant to the provisions of this Section 4, less any deductions or withholdings required by law.

The Corporation shall provide Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation.

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5.	Bonus

5.1.	Executive shall be eligible to earn an annual bonus, with the target bonus equal to 50% of his base salary. Such bonus shall be prorated for 2008. Such bonus will be based upon the achievement of performance objectives recommended by the President and Chief Executive Officer of the Corporation and approved by the compensation committee of the Corporation. Any such bonus shall be payable within the guidelines set by the compensation committee of the Corporation.

6.	Vacation

6.1.	Executive shall be entitled to four (4) weeks of paid vacation per fiscal year of the Corporation. Should Executive decide not to or be unable because of his duties under this Agreement to take all the vacation to which he is entitled in any fiscal year, Executive shall be entitled to take up to one (1) week of such vacation in the next following fiscal year.

7.	Expenses

7.1.	Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses incurred by Executive from time to time in connection with carrying out his duties hereunder. For all such expenses, Executive shall furnish to the Corporation supporting evidence for expenses in respect of which Executive seeks reimbursement.

7.2.	The Corporation shall also reimburse Executive for reasonable cost of training and professional development.

7.3.	The Corporation shall provide Executive with adequate support and equipment to perform his duties.

8.	Termination

8.1.	This Agreement may be terminated, except for any continuing obligations hereunder set forth in Section 8.2:

a. At any time, for Cause, by written notice from the Corporation to Executive. For purposes of this Agreement, “Cause” means cause for dismissal without either notice or payment in lieu of notice for reasons of fraud, embezzlement, gross negligence, willful and reckless disregard or gross dereliction of duty, incapacity or refusal to perform employment functions due to drug use or alcohol addiction, conviction of a felony, or serious breach of duty not corrected within thirty (30) days of notice to that effect and discriminatory employment practices governed by statute.

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b. At any time, for Good Reason, by written notice from Executive to the Corporation. For purposes of this Agreement, “Good Reason” means if:

(i) the Corporation fails to pay Executive any compensation or benefits due under this Agreement and such failure is not be remedied within ten (10) days after receipt of written notice from Executive specifying such failure; (ii) the Corporation materially breaches any other material provision of this Agreement and such breach is not remedied within 30 days after receipt by the Corporation of written notice from Executive specifying such breach; (iii) the Corporation requires Executive to relocate his principal place of employment to a location that is more than 25 miles from its current location; (iv) the Corporation reduces Executive’s base salary or (v) there is any diminution in Executive’s position, authority or duties.

c. Upon thirty (30) days’ notice in writing from Executive to the Corporation, specifying his intention to resign, in which event the Corporation shall only be obliged to pay Executive his annual base salary hereunder for such remaining part of the period specified in the notice from Executive, other than accrued vacation and any other amounts or benefits to which Executive was entitled as of and through the termination date, and the Corporation shall have no further obligations.

d. Immediately upon the death or permanent disability of Executive. Executive shall be deemed to have become permanently disabled in the event of any mental incapacity or physical disability of such severity that Executive shall have been unable to attend to any normal duties with the Corporation for more than nine (9) consecutive months in any year or for twelve (12) months out of any period of twenty-four (24) consecutive months during the employment period.

8.2.	In the event of termination of Executive’s employment by the Corporation without Cause or Executive’s termination for Good Reason, the Corporation shall, subject to the Executive’s execution and delivery to the Corporation of a release and covenant not to sue in substantially the form attached hereto as Exhibit A, pay Executive, for a period of six (6) months after the date of termination of Executive’s employment, Executive’s base salary as in effect on the date of termination, with such amount payable in accordance with normal and then current payroll practices of the Corporation. In the event of a termination of Executive’s employment other than as set forth in the foregoing sentence, Executive shall not be entitled to any payments following termination, other than accrued salary, accrued vacation and any other amounts or benefits to which Executive was entitled as of and through the termination date.

9.	Tax Considerations

9.1.	This Agreement shall be deemed amended to the extent necessary to avoid imposition of any additional tax or accelerated income recognition prior to

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actual payment to or receipt by Executive of amounts or benefits hereunder pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any temporary, proposed or final Treasury Regulations and guidance promulgated thereunder, and the parties agree to cooperate with each other and to take reasonably necessary steps in this regard; provided however that no deemed amendment shall occur to the extent it would effect a material decrease in the value of benefits provided to Executive hereunder, in which case the parties shall cooperate in good faith to reform this Agreement both to preserve the value of the benefits intended to be provided to Executive hereunder and to avoid imposition of any additional tax or accelerated income recognition as a result of application of Section 409A. However, nothing in this Agreement imposes on the Corporation any liability of Executive under Section 409A. To the extent required by Section 409A, the reimbursement described in Sections 8 and 9 will not be paid later than December 31 of the second calendar year following the year in which Executive terminates employment.

10.	Confidentiality

10.1.	Except to perform his duties under the Agreement, Executive shall not, directly or indirectly, without the specific prior written consent of the Corporation, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, partnership, association or other entity, or use for Executive’s own benefit, (i) any confidential information concerning the businesses, affairs, customers, suppliers or clients of the Corporation Group, including, without limitation, any trade secret (process, plan, form, marketing strategy, etc.), all computer programs in any form (diskette, hard disk, tape, printed circuit, etc.), all access codes to computer programs together with any plan, sketch, diagram, card, contract, bid, price list and client list relative to the Corporation Group’s business, or (ii) any non-public data or statistical information of the Corporation Group, whether created or developed by the Corporation Group or on its behalf or with respect to which Executive may have knowledge or access (including, without limitation, any of the foregoing created or developed by Executive), it being the intent of the Corporation Group and Executive to restrict Executive from disseminating or using any data or information that is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in businesses of the type engaged in from time to time by the Corporation Group (the “Confidential Information”). For purposes of this Employment Agreement, Confidential Information shall not be deemed to include:

a.	Information that, at the time of disclosure under this Employment Agreement or during Executive’s employment, is in the public domain or that, after disclosure under this Employment Agreement or

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in connection with Executive’s employment, becomes part of the public domain by publication or otherwise through no action or fault of Executive or any other party subject to an obligation of confidentiality;

b.	Information that Executive discloses to his legal counsel, tax advisor, or accountant (“Executive’s advisors”); provided Executive’s advisors agree to comply with this Section 10;

c.	Information that the Corporation authorizes Executive to disclose in writing; or

d.	Information that Executive is required to disclose pursuant to a final court order; provided, that Executive has used reasonable efforts to advise the Corporation Group prior to the issuance of such court order that Confidential Information has been requested to enable the Corporation Group an opportunity to contest prior to any such disclosure.

For purposes of this Agreement, “Corporation Group” means TouchTunes Corporation and its subsidiaries and affiliates.

10.2.	This undertaking to respect the confidentiality of the Confidential Information and to not make use of or disclose or discuss it to or with any person shall continue to have full effect notwithstanding the termination of Executive’s employment with the Corporation for a period of two (2) years following the date of such termination.

11.	Non-solicitation

11.1.	Executive agrees that he shall not, during his employment and for a period of twelve (12) months following the termination of his employment, on his own behalf or on behalf of any person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, employ, offer employment to or solicit the employment or the engagement of or otherwise entice away from the employment of the Corporation Group, any individual who is employed by the Corporation Group at the time of the termination of Executive’s employment or who was employed by the Corporation Group in the six (6) month period preceding the termination of Executive’s employment.

12.	Non-competition

12.1.	Executive agrees that during the Employment Term and for a period of twelve (12) months after Executive ceases to be employed by the

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Corporation, Executive shall not, directly or indirectly, for Executive’s own account or as an employee, officer, director, partner, joint venture, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Executive holds less than 5% of the outstanding shares) engage in (i) (a) computer, video, personal digital assistant or cell phone interactive applications, (b) short message services (SMS) or point to point messaging services, or (c) digital signage or advertising and promotion, in the case of clause (a), (b) or (c), in (1) any restaurant or bar establishment, or (2) any establishment within a specific sub-sector of the retail or entertainment industries if the Corporation Group installs one or more of its products in such sub-sector (“Covered Establishments”), (ii) any business that develops, manufactures, or sells digital jukeboxes other than digital jukeboxes that utilize compact discs as the music source, (iii) any business that develops, manufactures, or sells to Covered Establishments interactive video multi-game amusement-only entertainment devices (other than devices marketed for personal use at home and in other non-public places) located on countertops and operated with a touch screen that operate wired or wirelessly, and directly or indirectly, accept payment via coins, paper money tokens, credit cards or other payment systems and may or may not be connected to a jukebox, or (iv) any other business or enterprise worldwide that competes with the business of the Corporation Group or that competes with any proposed business of the Corporation Group for which the Corporation has developed specific plans and is actively pursuing such plans during Executive’s employment with Corporation.

13.	Intellectual Property

13.1.	or the purposes of this Agreement, the term “Inventions” means ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including but not limited to devices, processes, drawings, works of authorship, computer programs, methods and formulas together with any improvement thereon or thereto, derivative works therefrom and know-how related thereto made, developed or conceived by Executive while at the employment of the Corporation during working hours using the Corporation’s data or facilities and which relates to the Corporation’s areas of business.

13.2.

Executive shall assign and hereby does assign all Inventions to the Corporation. Executive shall disclose all Inventions in writing to the Corporation, shall assist the Corporation in preparing patent or copyright applications for Inventions, and execute said applications and all other documents required to obtain patents or copyrights for those Inventions and/or to vest title thereto in the Corporation, at the Corporation’s expense,

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but for no additional consideration to Executive. In the event that the Corporation requires assistance under this Section after termination of employment, Executive shall provide such assistance at the cost and expense of the Corporation.

13.3.	During the term of this Agreement or after termination, on request of the Corporation and at the cost and expense of the Corporation, Executive shall execute specific assignments in favor of the Corporation or nominees of any of the Inventions covered by this Section, as well as execute all papers and perform all lawful acts that the Corporation considers reasonably necessary or advisable for the preparation, prosecution, issuance, procurement and maintenance of patent or copyright applications and patents and copyrights for the Inventions, and for transfer of any interest Executive may have, and shall execute any and all papers and lawful documents required or necessary to vest title in the Corporation or its nominee in the Inventions.

14.	Enforceability

14.1.	Executive hereby confirms and agrees that the covenants and restrictions pertaining to Executive contained in this Agreement, including, without limitation those contained in Sections 11 to 15 hereof, are reasonable and valid.

Without limiting the remedies available to the Corporation, Executive hereby expressly acknowledges and agrees that a breach of the covenants contained in Sections 11 to 15 may result in materially irreparable harm to the Corporation for which there is no adequate remedy at law; that it will not be possible to measure damages for such injuries precisely, and that, in the event of such a breach, the Corporation shall be entitled to obtain any or all of a temporary restraining order and a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by the provisions of Sections 11 to 15 or such other relief as may be required to enforce specifically any of the covenants of Sections 11 to 15. Such proceedings shall not preclude the Corporation from claiming for damages that it has suffered.

15.	Return of Materials

15.1.

All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation Group or any of its associates that may come into the possession or control of Executive shall at all times remain the property of the Corporation Group or associate, as the case may be. On termination of Executive’s employment for any reason, Executive agrees to

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deliver promptly to the Corporation all such property of the Corporation Group in the possession of Executive or directly or indirectly under the control of Executive. Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation Group.

16.	Withholding

16.1.	The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

17.	Notices

17.1.	All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested or sent by overnight courier to the person and address set forth under each party’s name in the signature page hereof, or at such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If such notice or communication is mailed, such communication shall be deemed to have been given on the fifth business day following the date on which such communication is posted.

18.	Governing Law

18.1.	To the extent not preempted by United States federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.

19.	Severability

19.1.	It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although Executive and the Corporation consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the Corporation’s goodwill and proprietary rights, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

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20.	No assignment

20.1.	This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Corporation may be merged or which may succeed to the Corporation’s assets or business; provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

21.	Survival of covenants

21.1.	Insofar as any of the obligations contained in this Agreement are capable of surviving termination of this Agreement they shall so survive and continue to the Parties notwithstanding the termination of this Agreement for whatsoever reason.

22.	Complete understanding

22.1.	Once signed, this Agreement replaces all prior written and/or oral agreements between Executive and the Corporation with regard to Executive’s terms of employment with the Corporation. This Agreement may not be modified orally, but only in an agreement in writing signed by both parties. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

22.2.	This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

23.	Legal advice

23.1.	Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

TOUCHTUNES MUSIC CORPORATION

By:

	Address:	740 Broadway, Suite 1102
New York, New York 10003

EXECUTIVE

Robert Weinschenk

	Address:	4316 Rio Robles Drive
Austin, TX 78746

Signature Page to Employment Agreement

TOUCHTUNES CORPORATION

SEPARATION AGREEMENT AND

GENERAL RELEASE AND WAIVER OF CLAIMS

In connection with the termination of the employment of Robert Weinschenk (“Executive”) with TouchTunes Corporation (the “Corporation”) or any of its subsidiaries, including National Broadcast Media Corp., d/b/a Barfly Interactive Networks, and in exchange for the payment by the Corporation to Executive of certain severance amounts as provided below, Executive hereby provides Corporation with the following general release and waiver of claims (this “Release and Waiver”) on this      day of             , 20[    ].

1. Executive General Release. Executive agrees that he has received payment in full of any and all outstanding obligations owed to Executive by the Corporation and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive hereby and forever discharges and releases the Corporation and all Releasees from any and all claims, damages, complaints, costs, expenses, charges, duties, indemnities, obligations or causes of action of every kind and nature, in law, equity or otherwise, relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, disclosed or undisclosed, that Executive may possess against the Corporation or any Releasee arising from any omissions, acts or facts that have occurred on or before the date hereof, including, without limitation:

(a) any and all claims relating to or arising from Executive’s employment with the Corporation or any of its subsidiaries, or the termination of that employment;

(b) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, and the Older Workers Benefit Protection Act;

(d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(e) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the compensation received by Executive in consideration for this Release and Waiver; and

(f) any and all claims for attorney fees and costs.

(g) except this General Release shall not apply to claims relating to or arising from, Executive’s right to purchase, or actual purchase of, shares of stock of the Corporation or any of its subsidiaries, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state of federal law;

The release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations that cannot be waived or released as a matter of law, or any obligations incurred or due under this Release and Waiver.

2. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he/she is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA Rights”) and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he/she has been advised that:

(a) Executive should consult with an attorney prior to executing this Release and Waiver;

(b) Executive has up to twenty-one (21) days to consider the waiver of his/her ADEA Rights and to consult with counsel;

(c) Executive has seven days after he/she has executed this Release and Waiver to revoke the release of his/her ADEA Rights (the “Revocation Period”); and

(d) nothing in this Release and Waiver prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

3. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Release and Waiver, the nature of the separation, the contents and terms of this Release and Waiver and the consideration for this Release and Waiver (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to his/her immediate family members, a Court in proceedings to enforce the terms of this Release and Waiver, Executive’s counsel, and Executive’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns. Executive further acknowledges and confirms that he/she will comply with his/her obligations with respect to the confidential and proprietary information of the Corporation and any of its subsidiaries that governed his/her employment.

4. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of the Corporation or any Releasee. The Corporation shall instruct its directors and executive officers to refrain from any defamation, libel or slander of the Executive.

5. Severability. In the event that any provision in this Release and Waiver becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Release and Waiver shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the parties.

6. Voluntary Execution of Release and Waiver. Executive executes this Release and Waiver voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by the Corporation. Executive acknowledges that:

(a) Executive has carefully read this Release and Waiver and understands all of its terms and consequences and the full and final release of claims set forth above;

(b) Executive has had adequate time to consider the terms of this Release and Waiver and knowingly and voluntarily entered into it;

(c) Executive has not relied upon any representation or statement, written or oral, not set forth in this Release and Waiver;

(d) the only consideration for signing this Release and Waiver is as set forth herein;

(e) the consideration received for executing this Release and Waiver is greater than that to which Executive would have otherwise been entitled;

(f) Executive was given the opportunity, and advised, to have this Release and Waiver reviewed by an attorney and tax advisor prior to signing such document and has been represented in the preparation, negotiation, and execution of this Waiver and Release by legal counsel of his/her own choice or has voluntarily declined to seek such counsel; and

(g) Executive understands the legal and binding effect of this Release and Waiver.

TOUCHTUNES CORPORATION

Dated:	By:
Title:

EXECUTIVE

Dated:
Robert Weinschenk

TouchTunes Cap Table post-Barfly acquisition

EXHIBIT F

Common (Existing)

New Common (Barfly)

No. of Series A Preferred

No. of Series A Preferred (as converted)

No. of Series B Preferred

No. of Series B Preferred (as converted)

No. of Series C Preferred

No. of Series C Preferred (as converted)

No. of Series D Preferred (Barfly)

No. of Series D Preferred (as converted) Shares

Total

Percentage %

Existing Preferred Stockholders - - 9,235,774 27,707,322 8,888,889 40,000,000 30,824,558 30,824,558

- 98,531,880 60.8%

Barfly Shareholders - 7,596,168 - - - 7,498,814 7,498,814 15,094,982 9.3%

Existing Common Stockholders 18,321,125 - - - - 18,321,125 11.3%

ESOP - currently allocated 21,376,962 - - - - 21,376,962 13.2%

ESOP - currently unallocated 4,942,863 - - - - - 4,942,863 3.1%

Barfly ESOP 1,109,436 1,109,436 0.7%

Warrants 110,000 - - - 7,500,000 7,500,000 - 7,610,000 4.7%

Total 44,750,950 8,705,604 9,235,774 27,707,322 8,888,889 40,000,000 38,324,558 38,324,558 7,498,814 7,498,814 162,044,385 100.0%

27.6% 116.1% 123.2% 118.5% 511.1% 100.0%

Investment $12,500,000 $15,412,279 $27,912,279

LP multiple 1 1

Preference $$ $- $12,500,000 $15,412,279 $27,912,279

Pre-Acq value $180,012,707 $180,000,000

Acq value $20,000,000 $20,000,000

Common 18,321,125 11.3%

Post Acq, Value $200,012,707 $200,000,000

Options 21,376,962 13.2%

Total Fully Diluted (pre-Barfly) 145,839,967

Price per share $1.234317 $1.234317

Pre-rounding Number of Barfly Shares 16,204,440

Pre-rounding Total Fully Diluted (post-Barfly) 162,044,407

Conversion Ratio 0.392252265

Barfly $20,000,000

No. of Shares to be Issued

Check

Series D Preferred Stock $9,255,267 7,498,292 4.627%

Common Stock $9,375,419 7,595,635 4.687%

No. of Option Shares $1,369,314 1,109,371 0.685%

$20,000,000 16,203,298 9.999% 1.234317

Actual Barfly Nos (with rounding)

Check

Conversion Ratio 0.392252265 10.00%

Total TT Option Pool (with Barfly)(Outstanding) 22,486,333

Series D 7,498,814

Earn-Out (maximum) 1,636,811

Common 7,596,168

Total outstanding TT option (including Earn-Out) 24,123,144

Option 1,109,436

Remainder of TT Option Pool 2,196,681

16,204,418

Number of shares of Series E 20,254,122

At $180M

At $160M GS Warrant (2.5% of fully-diluted, including Earn-Out)

4,092,030

Exercise Price (for GS and VPVP warrant) $1.11

$1.10 [Denominator does not include Earn-Out Shares]

EXHIBIT G

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TOUCHTUNES HOLDING CORPORATION

* * * * *

TouchTunes Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending and restating its certificate of incorporation (the “Certificate of Incorporation”) pursuant to Sections 242 and 245 of the DGCL and in accordance with Sections 141(f) and 228 of the DGCL, does hereby certify as follows:

First. The name of the corporation is TouchTunes Holding Corporation. The Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware on November 27, 2007, and amended on December 10, 2007.

Second. This Amended and Restated Certificate of Incorporation was duly adopted by the board of directors and the stockholders of this corporation in accordance with Sections 141(f), 228, 242 and 245 of the Delaware General Corporation Law.

Third. The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is hereby changed from “TouchTunes Holding Corporation” to “TouchTunes Corporation.”

ARTICLE II

The address of this corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of this corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is 363,500,000. The total number of shares of common stock authorized to be issued is 250,500,000, par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is 113,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 15,000,000 shares are designated as “Series A Preferred Stock,” 10,000,000 shares are designated as “Series B Preferred Stock,” 48,000,000 shares are designated as “Series C Preferred Stock,” 8,000,000 shares are designated as “Series D Preferred Stock,” 7,000,000 shares are designated as “Series D-1 Preferred Stock” and 25,000,000 shares are designated as “Series E Preferred Stock.”

B. Rights, Preferences and Restrictions of Common Stock and Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) The holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on other Preferred Stock or Common Stock, at a rate of 8% per annum of the Original Issue Price (as hereafter defined) of the Series C Preferred Stock, payable only if, as and when declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series C Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis).

(b) After payment of any dividends required by subsection (a) of Section 1, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective conversion rate at the time such dividend or other distribution is declared.

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of shares of Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event legally available for distribution (the “Proceeds”) to the holders of the Series A Preferred Stock, the holders of Series B Preferred Stock or the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the Original Issue Price of the Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock, as applicable, plus any declared but unpaid dividends on such shares. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of Series E Preferred Stock, Series

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D-1 Preferred Stock, Series D Preferred Stock and Series C Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a).

(b) Upon completion of the distribution required by subsection (a) of this Section 2, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the Proceeds to the holders of the Series A Preferred Stock or the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the Original Issue Price for the Series B Preferred Stock plus any declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (b).

(c) Upon completion of the distribution required by subsections (a) and (b) of this Section 2, all of the remaining Proceeds shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion at the then effective respective conversion rates of all Preferred Stock).

(d) For purposes of this Certificate, “Original Issue Price” shall mean $1.50 per share for each share of Series A Preferred Stock, $1.4062 per share for each share of Series B Preferred Stock, $0.50 per share for each share of Series C Preferred Stock, $1.234317 per share for each share of Series D Preferred Stock, $1.10 per share for each share of Series D-1 Preferred Stock and $1.234317 per share for each share of Series E Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock occurring after the date of filing of this Certificate).

(e) (i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity after such merger or consolidation) or (C) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the issuance of shares of Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock shall not be deemed a “Liquidation Event.” The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

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(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to an investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors of this corporation in good faith.

(B) The method of valuation of securities subject to an investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors of this corporation in good faith and pursuant to the General Corporation Law, with the involvement of a third-party appraiser if a majority of the Board of Directors determines that such involvement is necessary to address potential conflicts of interest.

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, upon approval by the stockholders of the definitive agreements governing a Liquidation Event, be superseded by any determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(e)(iv) hereof.

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(iv) This corporation shall give each holder of record of Common Stock and Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent a majority of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

3. Redemption. The Preferred Stock is not redeemable.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such series of stock by the applicable Conversion Price for such series of stock (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Upon the filing of this Certificate, the Series A Preferred Stock Conversion Price shall be $0.50, the Series B Preferred Stock Conversion Price shall be $0.3125 the Series C Preferred Stock Conversion Price shall be $0.50, the Series D Preferred Stock Conversion Price shall be $1.234317, the Series D-1 Preferred Stock Conversion Price shall be $1.10 and the Series E Preferred Stock Conversion Price shall be $1.234317; provided, however, that the Conversion Price for each such series of Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock, immediately upon the earlier of (i) the closing of this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which represents a market valuation of all this corporation’s outstanding stock of at least $250,000,000 and which offering generated in excess of $50,000,000 in aggregate gross proceeds (a “Qualified Public Offering”) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis). Upon an automatic conversion pursuant to this Section 4(b), all shares of Preferred Stock shall convert into shares of Common Stock.

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(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the capital stock of this corporation, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) (A) If this corporation shall issue, on or after the date upon which this Certificate is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, but greater than the Conversion Prices then in effect for the Series D-1 Preferred Stock and the Series C Preferred Stock, the respective Conversion Prices for the Series D Preferred Stock and Series E Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4(d)(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of Additional Stock that the aggregate consideration received by this corporation for such issuance would purchase at the Conversion Price applicable to the Series D Preferred Stock and Series E Preferred Stock; and the denominator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of such Additional Stock so issued.

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(B) If this corporation shall issue, on or after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series D-1 Preferred Stock in effect immediately prior to the issuance of such Additional Stock, but greater than the Conversion Price then in effect for the Series C Preferred Stock, the Conversion Price for the Series D-1 Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4(d)(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of Additional Stock that the aggregate consideration received by this corporation for such issuance would purchase at the Conversion Price applicable to the Series D-1 Preferred Stock; and the denominator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of such Additional Stock so issued.

(C) If this corporation shall issue, on or after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the respective Conversion Prices for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4(d)(i) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of Additional Stock that the aggregate consideration received by this corporation for such issuance would purchase at the Conversion Price of the Series C Preferred Stock; and the denominator of which shall be the sum of the number of shares of Preferred Stock outstanding (on an as-converted basis) immediately prior to such issuance and the number of shares of such Additional Stock so issued.

(ii) No adjustment of the relevant Conversion Prices for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Prices pursuant to this subsection 4(d)(i) shall have the effect of increasing the relevant Conversion Price above the Conversion Price in effect immediately prior to such adjustment. The provisions of this subsection 4(d)(i) shall be in effect until a Qualified Public Offering.

(iii) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

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(iv) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(v) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the relevant Conversion Prices of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights

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related to such convertible or exchangeable securities, the relevant Conversion Prices of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(E) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(vi) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A) Common Stock issued or issuable pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Common Stock (or options therefor) issued or issuable to employees, directors, consultants and other service providers of this corporation for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

(C) Common Stock issued pursuant to a Qualified Public Offering;

(D) Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E) Common Stock issued or issuable in connection with a bona fide business acquisition of or by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, that is approved by this corporation’s Board of Directors;

(F) Common Stock issued or issuable as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of subsection 4(d);

(G) Common Stock issued to financial institutions, lessors, vendors and strategic partners in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or other transactions approved by this corporation’s Board of Directors up to one percent (1%) of the then outstanding shares of Common Stock of this corporation (assuming the exercise and conversion into shares of Common Stock of all then outstanding exercisable and convertible securities of this corporation);

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(H) Common Stock issued or issuable to VantagePoint CDP Partners, L.P., after the Filing Date and on or before December 31, 2008, in connection with an equity or debt financing of this corporation in an amount up to $5,000,000; and

(I) Common Stock issued or issuable upon the conversion of shares of Series D-1 Preferred Stock issued from time to time after the Filing Date.

(vii) In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(viii) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including

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adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Prices of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock, as applicable, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock and Common Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

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(j) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock and Common Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

(k) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5. (a) General Voting Rights. Except as provided by law or this Certificate, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). On any matter for which a separate vote of a class or series of this corporation may be required by law (consistent with this corporation’s ability to define, state and express the voting powers of its capital stock in this Certificate) and notwithstanding the classification of this corporation’s stock described in Article IV (A) above, such required class or series vote shall be satisfied (i) in the case of a required class vote of the Preferred Stock of this corporation, by the vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and Series E Preferred Stock voting together as a single class, and (ii) in the case of a required series vote of the Series D Preferred Stock and the Series D-1 Preferred Stock , by the vote of the Series D Preferred Stock and Series D-1 Preferred Stock voting together as a single series.

6. Voting for the Election of Directors. As long as at least 15,000,000 shares of Series C Preferred Stock remain outstanding, the holders of shares of Series C Preferred Stock shall be entitled to elect four (4) directors of this corporation at any election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold

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office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by a majority of the holders of that class or series of stock represented at the meeting or pursuant to written consent.

7. Protective Provisions. So long as any shares of Preferred Stock remain outstanding, this corporation shall not (including any subsidiary of this corporation) (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

(a) authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, Series C Preferred Stock with respect to liquidation preference, liquidation multiple, voting, dividends or redemption;

(b) effect any transaction with an affiliate or a stockholder of this corporation; or

(c) amend this corporation’s Certificate of Incorporation or Bylaws in a manner that alters or changes the rights, preferences or privileges of any series of Preferred Stock.

8. Status of Converted Stock. In the event any shares of Preferred Stock, shall be converted into shares of Common Stock pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon a Liquidation Event, the Proceeds shall be distributed as provided in Section 2 of Article IV(B) hereof.

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3. Redemption. The Common Stock is not redeemable at the option of the holder.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, voting as one class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE V

Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be seven, which number may be increased or decreased pursuant to the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

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Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

Subject to the provisions of this Certificate and the General Corporation Law, this corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

A.1. This corporation shall indemnify and hold harmless to the full extent not prohibited by law, as the same exists or may hereinafter be amended, interpreted or implemented (but, in the case of any amendment, only to the extent that such amendment permits this corporation to provide broader indemnification rights than are permitted this corporation to provide prior to such amendment), each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of this corporation or otherwise (hereinafter, a “proceeding”) by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of this corporation or is or was serving at the request of this corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation, service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as director or officer of this corporation or in any other capacity on behalf of this corporation while such person is or was serving as a director or officer of this corporation, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fine, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith.

2. Notwithstanding the foregoing, except as provided in subsection (C) of this Article XI, this corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of this corporation.

3. Subject to the limitation set forth above concerning proceedings initiated by the person seeking indemnification, the right to indemnification conferred in this Article XI shall be a contract right and shall include the right to be paid by this corporation the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights under this Article XI in advance of the final disposition thereof promptly after receipt by this corporation of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or officer of this corporation

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in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by this corporation under this Article XI or otherwise.

4. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer of this corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of such person.

B. If a claim for indemnification under subsection A.1 of this Article XI is not paid in full by this corporation within thirty (30) days after a written claim therefor has been received by this corporation, the claimant may, at any time thereafter, bring suit against this corporation to recover the unpaid amount of the claim, and if successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in subsection A of this Article XI and the right to payment of expenses conferred in subsection B of this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office, this corporation having the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of this corporation in connection with their status with or services to or on behalf of this corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which such person is serving at the request of this corporation.

D. This corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article XI or otherwise.

E. This corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of this corporation, or is or was serving at the request of this corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not this corporation has the power to indemnify such person against such liability under the laws of this or any other state.

F. Neither the modification, amendment, alteration or repeal of this Article XI or any of its provisions nor the adoption of any provision inconsistent with this Article XI or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of such modification, amendment, alteration or repeal or the adoption of such inconsistent provision.

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ARTICLE XII

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

* * *

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IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be duly adopted and executed in its corporate name on its behalf by its duly authorized officer as of the      day of         , 2008.

TOUCHTUNES HOLDING CORPORATION

By:

EXHIBIT H

(Release for Barfly Shareholders)

ACKNOWLEDGMENT AND RELEASE

September [    ], 2008

TouchTunes Corporation

740 Broadway

New York, NY 10003

Re:	Agreement and Plan of Merger, dated as of August 26, 2008, among TouchTunes Holding Corporation (“TouchTunes”), NBM Merger Sub, Inc. (“Merger Sub”), National Broadcast Media Corp., a Texas corporation, doing business as Barfly Interactive Networks (“Barfly”), and James C. (Rad) Weaver, as the Company Shareholders’ Representative (the “Merger Agreement”)

Ladies and Gentlemen:

This letter is being sent to you in connection with the proposed acquisition of Barfly by TouchTunes. Capitalized terms not defined herein shall have the meaning ascribed to them in the Merger Agreement.

1. Merger Agreement. The holder of Capital Stock of Barfly named below (together with its successors and assigns, the “Holder”) has executed this Acknowledgement and Release (“Agreement”) and delivered it to TouchTunes as contemplated by, and as a condition to the closing under, the Merger Agreement.

2. Release. In order to induce TouchTunes to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder, on behalf of itself and its successors and assigns, irrevocably, unconditionally and completely releases, acquits and forever discharges TouchTunes, Merger Sub and Company, each of their Affiliates, and the successors and past, present and future assigns and legal, financial, internal and independent accounting and other advisors and representatives of any of the foregoing (collectively, the “Subject Parties”) from any past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of every kind and nature, including any unknown, unsuspected or undisclosed claim or any claim or right that may be asserted or exercised by the Holder in its capacity as a Company Shareholder, director, officer or employee of Barfly, as the case may be (each, a “Claim”), and irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the Holder may have had in the past, may now have or may have in the future against any of the Subject Parties, relating to any Contract entered into, and any events, matters, causes, things, acts, omissions or conduct, occurring or existing, at any time on or prior to the Closing Date, subject to paragraph 4 below. The release in this paragraph shall be effective as of the Effective Time. In the event that the Merger Agreement is terminated without the Merger having been consummated, the release in this paragraph shall not take effect.

3. Covenant Not To Sue. In order to induce TouchTunes to enter into the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, on behalf of the Holder and its successors and assigns, the Holder covenants not to sue any Subject Party with respect to any Claims that the Holder has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, related to any action taken or omitted to be taken by any or all of the Subject Parties, at any time on or prior to the Closing Date, subject to paragraph 4 below. The covenant not to sue in this paragraph shall be effective as of the Effective Time. In the event that the Merger Agreement is terminated without the Merger having been consummated, the covenant not to sue in this paragraph shall not take effect.

4. Limitations on Release and Covenant Not To Sue. The release and covenant not to sue contained in the paragraphs 2 and 3 of this Agreement do not include any release of the Holder’s rights and benefits, if any, nor include any covenant not to sue to enforce the Holder’s rights and benefits, if any, (i) under the Merger Agreement and the Escrow Agreement or (ii) in the Ordinary Course of Business, consistent with past practice (unless otherwise prohibited by the Merger Agreement).

5. Shares. The Holder has good and marketable title to, and beneficially owns all of the shares of Capital Stock of Barfly listed on Schedule A hereto (the “Shares”). Other than the Shares, the Holder does not and will not own (or have the right to acquire) any shares of Capital Stock of Barfly, and as of the Closing Date, Holder will hold the Shares free and clear of all Liens, restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the “Act”) and state securities laws), rights of first refusal and any voting trust, proxy or other agreement or understanding (other than any agreement which will have been terminated or waived as of the Effective Time).

6. Waiver of Appraisal Rights. The Holder, if it holds Capital Stock of Barfly, acknowledges, understands and agrees that, if it executes a Written Consent or otherwise votes in favor of adoption of the Merger Agreement, it will not be entitled to appraisal rights under the Law of Texas or other Law in connection with the Merger. In any case, the Holder hereby waives any appraisal rights that it may be or become entitled to under applicable Law in connection with the Merger.

7. Appointment of Company Shareholders’ Representative. The Holder hereby confirms and approves the appointment of James C. (Rad) Weaver as the Company Shareholders’ Representative under the Merger Agreement. The Holder acknowledges that the Company Shareholders’ Representative shall have authority to take any and all actions expressly permitted or required to be taken by the Company Shareholders’ Representative under the Merger Agreement and which he believes are necessary or appropriate under thereunder, including, without limitation, giving and receiving any notice or instruction expressly permitted or required under the Merger Agreement by the Company Shareholders’ Representative, authorizing payments to be made with respect thereto, defending all claims pursuant to Article 8 of the Merger Agreement, consenting to, compromising or settling all

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claims, conducting negotiations with TouchTunes and its agents regarding such claims, taking any and all other actions specified in or contemplated by the Merger Agreement. From and after the Effective Time, the Holder acknowledges and agrees that the Company Shareholders’ Representative shall serve as the sole representative of the Holder with respect to the Merger Agreement, the Escrow Agreement and the transactions contemplated thereby.

8. Purchase for Investment. The Share Consideration to be issued to the Holder are being acquired for the Holder’s own account for the purpose of investment. The Holder will refrain from transferring or otherwise disposing of any Capital Stock of TouchTunes acquired pursuant to the Merger Agreement, the equity securities issuable conversion of Capital Stock of TouchTunes, or any interest therein, in such manner as to cause TouchTunes to be in violation of the registration requirements of the Act, or applicable state securities or blue sky laws.

9. Disclosure of Information. The Holder represents that it understands that the Company will offer each holder of Capital Stock of the Company who is not an “accredited investor” as such term is defined under Regulation D of the Act or not a “U.S. Person” within Regulation S of the Act the opportunity to sell its Shares to the principal shareholder of the Company for a (i) cash payment of $0.25 per Share, or, (ii) in the case of Shares that such holder will receive upon the exercise of an Option, a cash payment in an amount equal to the number of Shares subject to such Option multiplied by the difference between $0.25 and the exercise price of such Option. Pursuant to the Merger Agreement, accredited investors who hold Shares shall have the right to exchange their Shares not subject to any Options for shares of Parent Common Stock and/or Parent Series D Preferred Stock, and to exchange their Shares subject to an Option for a Roll-Over Option. The Holder acknowledges that such exchange could have a future value greater or less than such cash payment. The Holder further represents that it has received a copy of the Confidential Information Statement, dated August 26, 2008, prepared by the Company, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Merger and the business, properties, prospects and financial condition of the Company and Parent.

10. Restricted Securities. The Holder understands that the Capital Stock of TouchTunes is characterized as “restricted securities” under the Act inasmuch as the shares of Capital Stock of TouchTunes are being acquired by the Holder in a transaction not involving a public offering, and that such shares may be resold without registration under the Act only in certain limited circumstances. The Holder is familiar with and understands the resale limitations imposed by the Act. The Holder further understands that the Capital Stock of TouchTunes (together with any securities that may be issued to the Holder from time to time in respect thereof) are subject to the restrictions on transfer set forth in this Agreement.

11. Legends. The Holder understands that the certificates evidencing the Capital Stock of TouchTunes may bear one or more of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement in effect with respect to the securities under the Act or unless sold pursuant to Rule 144 of such Act or in compliance with Regulation S under the Act.”

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(b) Any legend set forth in the Amended and Restated Investors’ Rights Agreement.

(c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Capital Stock of TouchTunes represented by the certificate so legended.

12. Acceptance. The Holder acknowledges, understands and agrees that, in deciding to execute this Agreement, it has relied entirely upon its own judgment, has read this Agreement and has had adequate time to consider its terms and effects and to ask any questions that the Holder may have of anyone, including legal counsel of its own choosing, and the Holder has executed this Agreement voluntarily and with full understanding of its terms and its effects, and that no fact, evidence, event or transaction currently unknown to the Holder but which may later become known to the Holder will affect in any way or manner the final and unconditional nature of this Agreement. The Holder has received and read the Merger Agreement and understands such document, and has had such opportunity as it deems adequate to obtain information from Barfly and its representatives about the Merger Agreement and the Merger.

13. Dispute Resolution. Any dispute, claim or controversy arising from or related in any way to this Agreement or the Merger Agreement, or the interpretation, application, breach, termination or validity thereof, will be resolved in accordance with Section 10.11 of the Merger Agreement (including the arbitration and waiver of jury trial provisions therein), with the term “party” in such provision meaning, solely for purposes of this Agreement, TouchTunes, Company and the Holder.

14. Authorization. The Holder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and by the Merger Agreement. To the extent applicable, all corporate, partnership, limited liability company and other proceedings required to be taken by the Holder to authorize the execution, delivery and performance of this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by the Holder and constitutes the Holder’s legal, valid and binding obligation.

15. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent hereof. Any such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement on the day and year first above written.

[Name of Holder]
[Address of Holder]

AGREED AND ACCEPTED:

TOUCHTUNES CORPORATION

By:
Name:
Title:

Signature Page to Release

SCHEDULE A

SHARES

[Company to complete for each holder]

Signature Page to Release

EXHIBIT H

(Release for Cashed Out Options)

National Broadcast Media Corp. 2007 Long-Term Incentive Plan

Option Termination and Release

The undersigned,                                                       (“Grantee”), is the holder of a stock option (the “Option”) to purchase                                                           shares of Common Stock, par value $0.001 per share, of National Broadcast Media Corp., a Texas corporation doing business as Barfly Interactive Networks (the “Company”), having received such Option under the National Broadcast Media Corp. 2007 Long-Term Incentive Plan (the “Plan”) and evidenced by a Nonqualified Stock Option Agreement between the Company and the undersigned.

In connection with the proposed merger of a wholly owned subsidiary of TouchTunes Music Corporation into the Company (the “Merger”) whereby the Company will become a wholly owned subsidiary of TouchTunes Music Corporation, the Plan will be terminated and all options issued thereunder cancelled. The Grantee confirms that he or she does not qualify as an “accredited investor” as such term is defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and as such will not be permitted by the Company to exercise the Option and participate as a shareholder in the Merger. Grantee acknowledges receipt of the Confidential Information Statement dated as of August 26, 2008, from the Company providing detailed information regarding the Merger, TouchTunes Corporation (“TouchTunes”), NBM Merger Sub, Inc. (“Merger Sub”) and the Company sufficient to allow Grantee independently to evaluate his or her financial and legal position with respect to the Options and this Termination and Release. Grantee has had an opportunity to review the Agreement and Plan of Merger dated August 26, 2008, which is attached as Annex I to the Confidential Information Statement and to meet with management of the Company to ask questions as appropriate to obtain sufficient information.

In consideration of Grantee’s receipt from the Company of a Company check for good and valid funds payable to Grantee in the amount of $             (the “Payment Check”) which amount has been calculated by multiplying the number of shares subject to the Option by $0.23, which is the difference between $0.25 (the fair value of one share of Common Stock on the date hereof as determined in good faith by the Company’s Board of Directors) and $0.02 (the exercise price per share of the Option), Grantee hereby consents and agrees with the Company as follows:

(1) The Option is hereby surrendered to the Company for termination, and Grantee hereby undertakes to deliver to the Company the Nonqualified Stock Option Agreement evidencing the Option (the “Option Agreement”) but regardless of whether the Option Agreement is delivered to or received by the Company, the Option and the Option Agreement are hereby terminated and of no further force or effect;

(2) For good and valuable consideration, including the Payment Check, receipt of which is hereby acknowledged, Grantee, on behalf of himself or herself and Grantee’s successors and assigns, irrevocably, unconditionally and completely releases, acquits and forever discharges TouchTunes, Merger Sub and the Company, each of their respective affiliates, and the successors and past, present and future assigns and legal, financial, internal and independent accounting and other advisors and representatives of any of the foregoing (collectively, the “Subject Parties”) from any past, present or future dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of every kind and nature, including any unknown, unsuspected or undisclosed claim or any claim or right that may be asserted or exercised by Grantee in Grantee’s capacity as an option holder of, or as a consultant or advisor to, Company, as the case may be (each, a “Claim”), and irrevocably, unconditionally and completely waives and relinquishes each and every Claim that Grantee may have had in the past, may now have or may have in the future against any of the Subject Parties, relating to any contract, understanding or arrangement entered into, and any events, matters, causes, things, acts, omissions or conduct, occurring or existing, at

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any time on or prior to the date of this agreement. The release in this paragraph shall be effective as of the consummation of the Merger (the “Closing”). In the event that the Merger Agreement is terminated without the Merger having been consummated, the release in this paragraph shall not take effect.

(3) Grantee, on behalf of himself or herself and Grantee’s successors and assigns, covenants not to sue any Subject Party with respect to any Claims that Grantee has had, now has or may have at any future time by reason of any cause, matter or thing whatsoever, directly or indirectly, related to any action taken or omitted to be taken by any or all of the Subject Parties, at any time on or prior to the Closing. The covenant not to sue in this paragraph shall be effective as of the Closing. In the event that the Merger Agreement is terminated without the Merger having been consummated, the covenant not to sue in this paragraph (3) shall not take effect.

(4) Immediately prior to his or her execution of this agreement, Grantee has good and valid title to, and beneficially owns all right, title and interest in and to, the Option, free and clear of all liens, encumbrances, adverse interests, pledges, security interests and other restrictions. Upon Grantee’s receipt of the Payment Check, Grantee acknowledges and confirms that Grantee shall cease to own (or have the right to acquire) the Option, or any other options or rights to purchase capital stock of the Company or any shares of capital stock of the Company.

(5) In deciding to execute this agreement, Grantee has relied entirely upon his or her own judgment, has read this agreement and the Confidential Information Statement dated August 26, 2008 (a copy of which has been previously delivered to Grantee) and has had adequate time to consider the terms and effects of this agreement and the disclosures set forth in the Confidential Information Statement and to ask any questions that Grantor may have of the officers and other representatives of the Company, and Grantee has executed this agreement voluntarily and with full understanding of its terms and its effects, and no fact, evidence, event or transaction currently unknown to Grantee but which may later become known to Grantee will affect in any way or manner the final and unconditional nature of this agreement. Grantee acknowledges that he or she has had the opportunity to consult with his or her own legal counsel in connection with the review, execution and delivery of this agreement.

(6) This agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. In the event that any provision of this agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent hereof. Any such void or unenforceable provision of this agreement shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Executed this      day of September, 2008.

<Insert Name>

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AGREED AND ACCEPTED:

NATIONAL BROADCAST MEDIA CORP.

By:
Bob Weinschenk, Chief Executive Officer

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EXHIBIT I

[Form of Opinion of Phillips & Reiter Law Firm, PLLC]

Capitalized terms used in this opinion and not otherwise defined in this opinion shall have the same meanings ascribed to such terms in the [Merger] Agreement.

1. The Company is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and (ii) duly qualified to do business as a foreign corporation and in good standing in the Commonwealth of Pennsylvania.

2. The execution and delivery by the Company of the Merger Agreement, and the consummation by the Company of the Merger and the other transactions expressly contemplated by the Merger Agreement, have been duly authorized by all necessary corporate action on the part of the Company and the holders of Capital Stock of the Company, including the approval of the Merger and the transactions expressly contemplated by the Merger Agreement by the Company’s shareholders under the provisions of the Texas Business Organization Code (the “TBOC”) and the Constitutive Documents, and no other corporate action or proceeding on the part of the Company or its shareholders is necessary to authorize the Merger Agreement or to consummate the Merger and the other transactions expressly contemplated by the Merger Agreement or for the Company to comply with the provisions of the Merger Agreement.

3. The Merger Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any United States or Governmental Entity is required by the Company in connection with the execution and delivery by the Company of the Merger Agreement, the consummation by the Company of the Merger and the other transactions expressly contemplated by the Merger Agreement or the compliance by the Company with the provisions thereof, except for the filing of the Articles of Merger with the office of the Secretary of State of the State of Texas (the “Texas Secretary of State”).

5. The execution and delivery by the Company of the Merger Agreement, the Company’s compliance with the provisions thereof, and the Company’s consummation of the Merger and the other transactions expressly contemplated by the Merger Agreement do not and will not conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of, or result in, the termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, any provision of the Constitutive Documents, (ii) any of the Material Contracts listed in Section 3.10(a) of the Disclosure Schedule or (iii) to our knowledge, any Order or any Law applicable to the Company or its properties or assets.

6. The authorized Capital Stock of the Company consists of (i) 55,000,000 shares of Company Common Stock and 24,125,000 shares of Company Preferred Stock, of which 9,125,000 shares are designated as Series A Convertible Preferred Stock and 15,000,000 are designated as Series B Convertible Preferred Stock. There are 19,365,525 shares of Company Common Stock issued and outstanding, 9,125,000 shares of Series A Convertible Preferred issued and outstanding and 9,992,343 shares of Series B Convertible Preferred issued and outstanding. An aggregate of 8,000,000 shares of Common Stock of the Company are reserved for issuance under the Company’s 2007 Long-Term Incentive Plan, of which, to our knowledge, 960,525 shares have been issued and are currently outstanding and 2,828,406 shares are issuable upon the exercise of outstanding options. The Company has no outstanding warrants. There are 9,125,000 shares of Common Stock reserved for issuance in connection with the conversion of the Series A Preferred and 9,992,343 shares of Common Stock are reserved for issuance in connection with the conversion of the Series B Preferred. To our knowledge, except as described above, there are no other shares of Capital Stock of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued and, to our knowledge, are fully paid and nonassessable. Except for the Options and as otherwise set forth in the Company Disclosure Schedules, to our knowledge, (i) there are no options, warrants, calls or convertible securities to which the Company is a party obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Capital Stock of the Company, (ii) there are no outstanding or authorized stock appreciation, phantom stock or other similar equity based plans with respect to the Company and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company.

7. To our knowledge, there is no suit, action, claim or proceeding that is pending or has been threatened in writing against the Company.

8. The Articles of Merger have been duly executed and delivered by the Company. Assuming the due execution and delivery of the Articles of Merger by Merger Sub, upon the filing of the Articles of Merger with the Texas Secretary of State and the acceptance of such filing by the Texas Secretary of State, the Merger will be effective under the TBOC.

EXHIBIT J

NATIONAL BROADCAST MEDIA CORP.

D/B/A BARFLY INTERACTIVE NETWORKS

ACTION BY WRITTEN CONSENT

OF THE

SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

Effective As of August 25, 2008

Under and in accordance with Section 6.202 of the Texas Business Organizations Code (the “TBOC”) and the Bylaws of National Broadcast Media Corp., a Texas corporation doing business as Bafly Interactive Networks (the “Company”), the undersigned, being the holders of more than two-thirds of (i) the issued and outstanding shares of the Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, and (ii) the issued and outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Stock”), and Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Stock”; and together with the Series A Stock, the “Company Preferred Shares”), hereby consent that the recitals and resolutions set forth herein shall be deemed to be adopted and approved to the same extent and to have the same force and effect as if such recitals and resolutions were adopted and approved by the vote of the holders of more than two thirds of the Common Stock and two thirds of the Company Preferred Shares in order to authorize or take such action at a special meeting of the shareholders of the Company duly called and held for the purposes of acting upon such proposals to adopt and approve such recitals and resolutions. This Action by Written Consent may be executed in one or more counterparts, all of which shall be considered one and the same instrument.

Approval of Merger with Subsidiary of TouchTunes Music Corporation

WHEREAS, a merger (the “Merger”) has been proposed pursuant to which NBM Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of TouchTunes Music Corporation (“Merger Sub”), will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of TouchTunes Music Corporation pursuant to the Agreement and Plan of Merger, a copy of which has been provided to the shareholders of the Company prior to the submission to them of this Action by Written Consent (the “Merger Agreement”);

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WHEREAS, under the terms of the Merger Agreement, the issued and outstanding shares of Common Stock will be converted into shares of common stock of TouchTunes Holding Corporation, a Delaware corporation (“TouchTunes”), and the issued and outstanding Company Preferred Shares will be converted into shares of Series D Preferred Stock of TouchTunes pursuant to the terms of the Merger Agreement;

WHEREAS, the Merger will be consummated by filing Articles of Merger (the “Articles of Merger”) with the Secretary of State of the State of Texas; and

WHEREAS, the Board of Directors of the Company has unanimously determined that the adoption and approval of the Merger Agreement and the Merger and the other transactions contemplated thereby are advisable and in the best interests of the Company and its shareholders, and that the Board of Directors of the Company recommends the adoption and approval of the Merger Agreement and the Merger and the other transactions contemplated thereby (the “Transactions”) by the shareholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement be, and it hereby is, adopted and approved, and the Merger and the other Transactions contemplated by the Merger Agreement be, and they hereby are, adopted and approved, including, without limitation, the filing of the Articles of Merger with the Secretary of State of the State of Texas;

RESOLVED FURTHER, that James C. (Rad) Weaver be, and he hereby is, appointed as the Company Stockholders’ Representative to act on behalf of the shareholders of the Company with respect to matters set forth in the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement), including claims made against the options to purchase shares of common stock of TouchTunes and shares of common stock and Series D Preferred Stock of TouchTunes that will be deposited into the escrow account that will be established under the applicable terms and provisions of Merger Agreement and the Escrow Agreement; and

RESOLVED FURTHER, that all acts and deeds heretofore done by any director or officer of the Company for and on behalf of the Company in entering into, executing, acknowledging or attesting the Merger Agreement, any amendments thereto and any arrangements, agreements, instruments or documents, referred to therein or contemplated thereby and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.

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By execution hereof, the undersigned acknowledges and agrees that upon his, her or its execution of this Action by Written Consent, the undersigned shall lose his or her right to dissent from the proposed Merger and obtain payment for the undersigned’s shares of Common Stock or Company Preferred Shares under Sections 10.354 through 10.368 of the TBOC.

This Action by Written Consent shall be filed with the minutes of the proceedings of the stockholders of the Company and shall have the same force and effect as a vote of the stockholders.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the date first set forth above.

Print Name of Stockholder As It Appears On Your Stock Certificate(s)
(Please Contact the Company if You are Uncertain as to the Name Used of Record)

Sign Here

If You Are Signing as an Authorized Representative of the Stockholder
Please Print Your Name and Title Here

DATED: August , 2008
[Please Insert Date of Signature]

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